Exhibit 10.8

MEZZANINE B LOAN AGREEMENT

Dated as of October 5, 2007

Between

THE ENTITIES IDENTIFIED IN EXHIBIT A ANNEXED HERETO,
as Borrower

and

LEHMAN BROTHERS HOLDINGS INC.,
BANK OF AMERICA, N.A.
AND
BARCLAYS CAPITAL REAL ESTATE FINANCE INC.,
as Lender

MEZZANINE B LOAN AGREEMENT			9

I.	DEFINITIONS; PRINCIPLES OF CONSTRUCTION		9

	Section 1.1	Definitions	9
	Section 1.2	Principles of Construction	41

II.	GENERAL TERMS		42

	Section 2.1	Loan Commitment; Disbursement to Borrower	42
	2.1.1	Agreement to Lend and Borrow	42
	2.1.2	Single Disbursement to Borrower	42
	2.1.3	The Note, Pledge Agreement and Loan Documents	42
	2.1.4	Use of Proceeds	42
	Section 2.2	Interest; Loan Payments; Late Payment Charge	42
	2.2.1	Payments	42
	2.2.2	Interest Calculation	44
	2.2.3	Eurodollar Rate Unascertainable; Illegality; Increased Costs	44
	2.2.4	Intentionally Omitted	46
	2.2.5	Payment on Maturity Date	46
	2.2.6	Payments after Default	46
	2.2.7	Late Payment Charge	47
	2.2.8	Usury Savings	47
	2.2.9	Foreign Taxes	47
	Section 2.3	Prepayments	49
	2.3.1	Voluntary Prepayments	49
	2.3.2	Liquidation Events	50
	2.3.3	Prepayments After Default	51
	2.3.4	Making of Payments	51
	2.3.5	Application of Principal Prepayments	51
	Section 2.4	Interest Rate Hedging Agreement	52
	Section 2.5	Intentionally Omitted	55
	Section 2.6	Release of an Individual Property	55
	Section 2.7	Intentionally Omitted	56
	Section 2.8	Release on Payment in Full	56
	Section 2.9	Substitution of Properties	56

III.	MORTGAGE BORROWER DISTRIBUTIONS		64

	Section 3.1	Mortgage Borrower Distributions	64

IV.	REPRESENTATIONS AND WARRANTIES		64

	Section 4.1	Borrower Representations	64
	4.1.1	Organization	64
	4.1.2	Proceedings	65
	4.1.3	No Conflicts	65
	4.1.4	Litigation	65
	4.1.5	Agreements	66
	4.1.6	Solvency	66
	4.1.7	Full and Accurate Disclosure	67
	4.1.8	No Plan Assets	67
	4.1.9	Compliance	67
	4.1.10	Financial Information	68
	4.1.11	Condemnation	68
	4.1.12	Federal Reserve Regulations	68
	4.1.13	Utilities and Public Access	68
	4.1.14	Not a Foreign Person	69
	4.1.15	Separate Lots	69
	4.1.16	Assessments	69
	4.1.17	Enforceability	69
	4.1.18	No Prior Assignment	69
	4.1.19	Insurance	70
	4.1.20	Use of Property	70
	4.1.21	Certificate of Occupancy; Licenses	70
	4.1.22	Flood Zone	70
	4.1.23	Physical Condition	70
	4.1.24	Boundaries	71
	4.1.25	Leases	71
	4.1.26	Title	72
	4.1.27	Intentionally Omitted	73
	4.1.28	Filing and Recording Taxes	73

	4.1.29	Intentionally Omitted	73
	4.1.30	Management Agreement	73
	4.1.31	Illegal Activity	73
	4.1.32	No Change in Facts or Circumstances; Disclosure	74
	4.1.33	Investment Company Act	74
	4.1.34	Principal Place of Business; State of Organization	74
	4.1.35	Single Purpose Entity	74
	4.1.36	Business Purposes	82
	4.1.37	Taxes	82
	4.1.38	Forfeiture	82
	4.1.39	Environmental Representations and Warranties	83
	4.1.40	Taxpayer Identification Number	83
	4.1.41	OFAC	83
	4.1.42	Ground Lease Representations	83
	4.1.43	Deposit and Securities Accounts	84
	4.1.44	Embargoed Person	84
	4.1.45	Affiliates	85
	4.1.46	Mortgage Borrower and Mezzanine A Borrower Representations	85
	4.1.47	List of Mortgage Loan Documents	85
	4.1.48	Condominium Representations	85
	4.1.49	List of Mezzanine A Loan Documents	85
	4.1.50	Mortgage Loan Event of Default	86
	4.1.51	Mezzanine A Loan Event of Default	86
	Section 4.2	Survival of Representations	86

V.	BORROWER COVENANTS		86

	Section 5.1	Affirmative Covenants	86
	5.1.1	Existence; Compliance with Legal Requirements	86
	5.1.2	Taxes and Other Charges	87
	5.1.3	Litigation	89
	5.1.4	Access to the Properties	89
	5.1.5	Notice of Default	89
	5.1.6	Cooperate in Legal Proceedings	89

5.1.7	Award and Insurance Benefits	89
5.1.8	Further Assurances	89
5.1.9	Mortgage and Intangible Taxes	90
5.1.10	Financial Reporting	90
5.1.11	Business and Operations	94
5.1.12	Costs of Enforcement	94
5.1.13	Estoppel Statement	94
5.1.14	Loan Proceeds	96
5.1.15	Performance by Borrower	96
5.1.16	Confirmation of Representations	96
5.1.17	Leasing Matters	97
5.1.18	Management Agreement	100
5.1.19	Environmental Covenants	102
5.1.20	Alterations	103
5.1.21	Intentionally Omitted	105
5.1.22	OFAC	105
5.1.23	Ground Lease Covenants	105
5.1.24	Mortgage Loan Reserve Funds	106
5.1.25	Notices	106
5.1.26	Special Distributions	106
5.1.27	Mortgage Borrower and Mezzanine A Borrower Covenants	106
5.1.28	Mortgage Loan and Mezzanine A Loan Estoppels	107
5.1.29	Intentionally Omitted	108
5.1.30	Condominium Covenants	108
Section 5.2	Negative Covenants	109
5.2.1	Liens	109
5.2.2	Dissolution	110
5.2.3	Change in Business	110
5.2.4	Debt Cancellation	110
5.2.5	Zoning	111
5.2.6	No Joint Assessment	111
5.2.7	Name, Identity, Structure, or Principal Place of Business	111
5.2.8	ERISA	111

	5.2.9	Affiliate Transactions	112
	5.2.10	Transfers	113
	5.2.11	Permitted Transfer	116
	5.2.12	Limitations on Securities Issuances	118
	5.2.13	Distributions	118
	5.2.14	Refinancing or Prepayment of the Mortgage Loan and Mezzanine A Loan	119
	5.2.15	Acquisition of the Mortgage Loan and Mezzanine A Loan	119
	5.2.16	Material Agreements	120

VI.	INSURANCE; CASUALTY AND CONDEMNATION		121

	Section 6.1	Insurance	121
	Section 6.2	Casualty	127
	Section 6.3	Condemnation	127
	Section 6.4	Restoration	128
	Section 6.5	Rights of Lender	128

VII.	RESERVE FUNDS		128

	Section 7.1	Repairs	128
	Section 7.2	Impositions and Imposition Deposits	129
	Section 7.3	Replacement Reserves	129
	Section 7.4	Debt Service Reserve Funds	129
	Section 7.5	Mortgage Debt Service Escrows	131
	Section 7.6	Interest Rate Hedging Reserves	131
	Section 7.7	Other Mortgage Reserves	131
	Section 7.8	Reserve Funds, Generally	132
	Section 7.9	Letters of Credit	133
	7.9.1	Delivery of Letters of Credit	133
	7.9.2	Provisions Regarding Letters of Credit	133

VIII. DEFAULTS			134

	Section 8.1	Event of Default	134
	Section 8.2	Remedies	139
	Section 8.3	Remedies Cumulative; Waivers	140
	Section 8.4	Right to Cure Defaults	140
	Section 8.5	Mortgage Loan Reserve Funds	141

MEZZANINE B LOAN AGREEMENT

THIS MEZZANINE B LOAN AGREEMENT, dated as of October 5, 2007 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), between LEHMAN BROTHERS HOLDINGS INC., a Delaware corporation, having an address at 399 Park Avenue, New York, New York 10022 (“Lehman”), BANK OF AMERICA, N.A., a national banking association, having an address at Hearst Tower, 214 North Tryon Street, Charlotte, North Carolina 28255 (“BofA”) and BARCLAYS CAPITAL REAL ESTATE FINANCE INC., a Delaware corporation, having an address at 200 Park Avenue, New York, New York 10166 (“Barclays”; together with Lehman and BofA, individually and collectively, as the context may require, “Lender”), and THE ENTITIES IDENTIFIED IN EXHIBIT A ANNEXED HERETO, each having its principal place of business at c/o Archstone-Smith Operating Trust, 9200 E. Panorama Circle, Suite 400, Englewood, Colorado 80112 (each of such entities being referred to, individually, as a “Borrower Entity”, and all of such entities being referred to, collectively, as the “Borrower Entities” or “Borrower”).

W I T N E S S E T H:

WHEREAS, Borrower desires to obtain the Loan (as hereinafter defined) from Lender; and

WHEREAS, Lender is willing to make the Loan to Borrower, subject to and in accordance with the terms of this Agreement and the other Loan Documents (as hereinafter defined);

NOW, THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

I.              DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1             Definitions.

For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

“Acceptable Counterparty” means any Counterparty to the Interest Rate Hedging Agreement that has and shall maintain, until the expiration of the applicable Interest Rate Hedging Agreement, a long-term unsecured debt rating of not less than “A+” by S&P and “A1” by Moody’s.

“Accounts” shall mean, collectively, the escrow or reserve accounts established under the Mortgage Loan Documents or hereunder if required by the terms and provisions of Article VII hereof.

“Act” shall have the meaning set forth in Section 4.1.35(d) hereof.

“Actual Knowledge” shall mean (and shall be limited to), with respect to Borrower or Principal as of any relevant date, the actual (as distinguished from implied, imputed or constructive) knowledge of Caroline Brower, Chaz Mueller and Tom Reif as of such date, without such individuals having made, or having any obligation to make, an independent inquiry or investigation with respect to the matter in question.

“Additional Interest” shall mean all Swap Payments and Swap Breakage.

“Adjusted Prime Rate” shall mean an interest rate per annum equal to the Prime Rate in effect from time to time plus the difference, if a positive number, or minus the difference, if a negative number, (in each case expressed as a percentage) between (a) the Eurodollar Rate on the date LIBOR was last applicable to the Loan and (b) the Prime Rate on the date that LIBOR was last applicable to the Loan.

“Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person or of an Affiliate of such Person. Such term shall include Guarantor unless otherwise specified or if the context may otherwise require.

“Affiliate Agreements” shall have the meaning set forth in Section 5.2.9(b) hereof.

“Affiliated Manager” shall mean any property manager which is an Affiliate of, or in which Borrower, Mortgage Borrower, Mezzanine A Borrower, Mezzanine A Principal, Principal or Guarantor has, directly or indirectly, any legal, beneficial or economic interest.

“Agent” shall have the meaning set forth in Section 9.7.2(d) hereof.

“Agreement Regarding Management Agreement” shall mean an agreement regarding the management agreement which subordinates the terms, conditions and fees due under the Management Agreement to the terms and conditions of the Loan Documents, executed by and between Lender, Borrower and Manager, and which is reasonably acceptable to Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Allocated Loan Amount” shall mean, for any Individual Property, the amount set forth opposite the name of such Individual Property on Exhibit C attached hereto.

“ALTA” shall mean American Land Title Association, or any successor thereto.

“Alteration” shall have the meaning set forth in Section 5.1.20 hereof.

“Applicable Interest Rate” shall mean (A) from and including the date hereof through October 31, 2007, an interest rate per annum equal to 8.121%; and (B) from and including November 1, 2007 and for each successive Interest Period through and including the date on which the Debt is paid in full, an interest rate per annum equal to

(I) the Eurodollar Rate or (II) if the Loan begins bearing interest at the Adjusted Prime Rate in accordance with the provisions of Section 2.2.3 hereof, the Adjusted Prime Rate.

“Applicable Laws” shall mean all existing and future federal, state and local laws, orders, ordinances, governmental rules and regulations and court orders.

“Appraisal” shall mean an appraisal prepared in accordance with the requirements of FIRREA and USPAP, prepared by an independent third party appraiser holding an MAI designation, who is State licensed or State certified if required under the laws of the State where the applicable Individual Property is located, who meets the requirements of FIRREA and USPAP and who is otherwise reasonably satisfactory to Lender.

“Approval Period” shall have the meaning set forth in Section 5.1.17(a) hereof.

“Assignment and Assumption” shall have the meaning set forth in Section 9.7.2 hereof.

“Assignment of Interest Rate Hedging Agreement” shall mean that certain Mezzanine B Collateral Assignment of Interest Rate Hedging Agreement made by Borrower to Lender as security for the Loan, consented to by the Counterparty, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Assumed Note Rate” shall mean an interest rate equal to the sum of (i) 0.50% plus (ii) LIBOR as determined on the immediately preceding Payment Date plus (iii) the Eurodollar Rate Margin.

“Assumption Agreement” shall have the meaning set forth in Section 5.2.11(a)(iii) hereof.

“Award” shall mean any compensation paid by any Governmental Authority in connection with a Condemnation.

“Bank Loan” shall mean those certain extensions of credit made by the Bank Loan Lenders to Bank Loan Borrower pursuant to the Bank Loan Credit Agreement.

“Bank Loan Agent” shall mean Lehman Commercial Paper, Inc., as Administrative Agent for the Bank Loan Lenders, together with its successors and assigns.

“Bank Loan Borrower” shall have the meaning ascribed to the term “Borrower” in the Bank Loan Credit Agreement.

“Bank Loan Credit Agreement” shall mean that certain Credit Agreement, dated as of the date hereof, between Bank Loan Borrower, the Bank Loan Lenders, the Bank Loan Agent and the other parties set forth therein, as the same may hereafter be amended, restated, supplemented or otherwise modified from time to time.

“Bank Loan Documents” shall mean, collectively, the “Loan Documents” as defined in the Bank Loan Credit Agreement.

“Bank Loan Intercreditor Agreement” shall mean that certain Intercreditor Agreement, dated as of the date hereof, between and among Lender, Mezzanine A Lender, Mortgage Lender and Bank Loan Lender.

“Bank Loan Lenders” shall mean, collectively, the “Lenders” as defined in the Bank Loan Credit Agreement.

“Bankruptcy Code” shall mean Title 11 U.S.C. § 101, et seq., and the regulations adopted and promulgated pursuant thereto (as the same may be amended from time to time), or any successor thereto.

“Basic Carrying Costs” shall mean, with respect to any Individual Property, for any Fiscal Year or other payment period, the sum of the following costs associated with such Individual Property for such Fiscal Year or payment period: (i) Taxes and (ii) Insurance Premiums and (iii) if applicable, Ground Rents.

“Borrower” shall mean, collectively, the entities identified in Exhibit A annexed hereto, together with their respective successors and assigns.

“Borrower Entity” shall mean each of the entities identified in Exhibit A annexed hereto, together with their respective successors and assigns.

“Boston Common Individual Property” shall mean, that certain Individual Property commonly known as Archstone Boston Common, having an address at 660 Washington Street, Boston, Massachusetts.

“Breakage Costs” shall have the meaning set forth in Section 2.2.3(d) hereof.

“Business Day” shall mean any day other than a Saturday, Sunday or any other day on which national banks in New York, New York are not open for business.

“Business Party” shall have the meaning set forth in Section 4.1.35(b) hereof.

“Capital Expenditures” shall mean, for any period, the amount expended during such period with respect to the Properties for items capitalized under GAAP (including expenditures for building improvements or major repairs, leasing commissions and tenant improvements).

“Cash” shall mean coin or currency of the United States of America or immediately available federal funds, including such funds delivered by wire transfer.

“Casualty” shall mean the occurrence of any casualty, damage or injury, by fire or otherwise, to any Individual Property or any part thereof.

“Closing Date” shall mean October 5, 2007, the date of the funding of the Loan.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, and any successor statutes thereto, and all applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

“Co-Lender” shall have the meaning set forth in Section 9.7.2 hereof.

“Co-Lending Agreement” shall mean the co-lending agreement entered into between Lender, individually as a Co-Lender and as Agent and the other Co-Lenders in the event of a Syndication, as the same may be further supplemented modified, amended or restated.

“Collateral” shall mean (i) the Collateral as defined in the Pledge Agreement and (ii) all other collateral for the Loan granted in the Loan Documents.

“Condemnation” shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain of all or any part of any Individual Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting such Individual Property or any part thereof.

“Condemnation Proceeds” shall mean the net amount of any Award, after deduction of the reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same.

“Condominium Documents” shall mean, collectively, all documents, as required by the applicable condominium act and otherwise, relating to the submission of the applicable Individual Property to the provisions of said condominium act or to the regulation, operation, administration or sale thereof after such submission, including, but not limited to, a declaration of condominium (including a condominium map), offering circular, articles of incorporation, if applicable, by-laws and rules and regulations of a condominium association, management agreement, and plats.

“Condominium Proxies” shall mean proxies given by Borrower to Lender as reasonably required by Lender with respect to the right to vote on matters under the Condominium Documents.

“control” (and the correlative terms “controlled by” and “controlling”) shall mean, with respect to any entity, the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of the business and affairs of such entity by reason of the ownership of beneficial interests, by contract or otherwise.

“Controlling Interest” means, with respect to any entity, the following:

(i)            if such entity is a limited partnership, any general partnership interest the Transfer of which results in (A) one or more Lehman Entities and/or Tishman Speyer Control Persons not having control of such entity or (B) the

Guarantors not being owned, directly or indirectly, at least 9.7%, in the aggregate, by one or more Lehman Entities and/or Tishman Speyer Control Persons;

(ii)           if such entity is a limited liability company or a limited liability partnership, any managing member interest (or equivalent) the Transfer of which results in (A) one or more Lehman Entities and/or Tishman Speyer Control Persons not having control of such entity or (B) the Guarantors not being owned, directly or indirectly, at least 9.7%, in the aggregate, by one or more Lehman Entities and/or Tishman Speyer Control Persons; or

(iii)          if such entity is a trust, the removal, appointment or substitution of a trustee of such trust other than (A) in the case of a land trust, or (B) if the trustee of such trust after such removal, appointment or substitution is a trustee selected by one or more Lehman Entities and/or Tishman Speyer Control Persons and such trustee is subject to removal at the sole discretion of one or more Lehman Entities and/or Tishman Speyer Control Persons.

“Counterparty” shall mean any Person which is the issuer of the Interest Rate Hedging Agreement.

“Creditors Rights Laws” shall mean, with respect to any Person, any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to its debts or debtors.

“Debt” shall mean the outstanding principal amount set forth in, and evidenced by, this Agreement and the Note, together with all interest accrued and unpaid thereon and all other sums due to Lender in respect of the Loan under the Note, this Agreement, the Pledge Agreement or any other Loan Document.

“Debt Service” shall mean, with respect to any period, interest payments and/or principal and interest payments due under the Note for such period.

“Debt Service Coverage Ratio” shall mean the ratio of (A) the aggregate annual net operating income from the operations of the Properties at the time of calculation to (B) the aggregate annual Debt Service, Mortgage Debt Service and Mezzanine A Debt Service (based upon the outstanding principal balance of the Loan, the Mortgage Loan and the Mezzanine A Loan at the time of calculation). The annual net operating income of each property will be as determined by Lender in its reasonable discretion considering factors such as income in place at the time of calculation and income during the preceding twelve months, and actual, historical and anticipated operating expenses.

“Debt Service Shortfall” means as of any Payment Date, the amount, if any, by which the Debt Service due on such Payment Date in respect of any applicable interest accrual period exceeds Net Cash Flow for the same period.

“Default” shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would constitute an Event of Default.

“Default Rate” shall mean a rate per annum equal to the lesser of (a) the Maximum Legal Rate, and (b) four percent (4%) above the Applicable Interest Rate.

“Determination Date” shall mean the first Payment Date in each January, April, July, and October, during the term of the Loan.

“Disclosure Document” shall have the meaning set forth in Section 9.2 hereof.

“Disclosed Litigation” shall have the meaning set forth in Section 4.1.4 hereof.

“Distributions” shall have the meaning set forth in Section 5.2.13 hereof.

“Eligible Account” shall mean an identifiable account separate from all other funds held by the holding institution that is either (a) an account or accounts maintained with a federal or State chartered depository institution or trust company which complies with the definition of Eligible Institution or (b) a segregated trust account or accounts maintained with a federal or State chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a State chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R.§9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and State authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

“Eligible Institution” shall mean a depository institution or trust company, insured by the Federal Deposit Insurance Corporation, (a) the short term unsecured debt obligations or commercial paper of which are rated at least A-1+ by S&P, P-1 by Moody’s and F-1+ by Fitch in the case of accounts in which funds are held for thirty (30) days or less, or (b) the long term unsecured debt obligations of which are rated at least “AA-” by Fitch and S&P and “Aa3” by Moody’s in the case of accounts in which funds are held for more than thirty (30) days.

“Embargoed Person” shall have the meaning set forth in Section 4.1.44 hereof.

“Environmental Indemnity” shall mean that certain Mezzanine B Environmental Indemnity Agreement executed by Borrower for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Environmental Law” shall mean any federal, State and local laws, statutes, ordinances, rules, regulations, standards, policies and other government directives or requirements, as well as common law, that, at any time, apply to Borrower or any Individual Property and relate to Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act and the Resource Conservation and Recovery Act.

“Environmental Liens” shall have the meaning set forth in Section 5.1.19(a) hereof.

“Environmental Report” shall have the meaning set forth in Section 4.1.39 hereof.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, and as the same may hereafter be further amended from time to time.

“Eurodollar Rate” shall mean, with respect to any Interest Period, an interest rate per annum equal to LIBOR plus the Eurodollar Rate Margin.

“Eurodollar Rate Margin” shall mean an interest rate equal to 3% per annum.

“Event of Default” shall have the meaning set forth in Section 8.1(a) hereof.

“Exchange Act” shall have the meaning set forth in Section 9.2 hereof.

“Exchange Act Filing” shall have the meaning set forth in Section 9.2 hereof.

“Excluded Taxes” shall mean (i) any U.S. Taxes imposed solely by reason of the failure by such Person (or, if such Person is not the beneficial owner of the Loan, such beneficial owner) to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of such Person (or beneficial owner, as the case may be) if such compliance is required by statute or regulation of the United States of America as a precondition to relief or exemption from such U.S. Taxes; (ii) with respect to any Person who is a fiduciary or partnership or other than the sole beneficial owner of such payment, any U.S. Tax imposed with respect to payments made under the Note to a fiduciary or partnership to the extent that the beneficial owner or member of the partnership would not have been entitled to the additional amounts if such beneficial owner or member of the partnership had been the holder of the Note; or (iii) any taxes on profits, branch profits, franchise taxes and taxes imposed on or measured by all or part of gross or net income of the recipient of such payment by the jurisdiction under the laws of which the recipient is organized, in which it is a citizen, resident or domiciliary, or, in each case, any political subdivision of any thereof.

“Exculpated Party” shall have the meaning set forth in Section 9.4(a) hereof.

“Executive Order” shall have the meaning ascribed to such term in the definition of Prohibited Person.

“Extended Maturity Date” shall have the meaning set forth in Section 2.2.1(b) hereof.

“Extension Fee” shall mean one-eighth of one percent (0.125%) of the outstanding principal amount of the Loan.

“Extension Option” shall have the meaning set forth in Section 2.2.1(b) hereof.

“Extension Period” shall have the meaning set forth in Section 2.2.1(b) hereof.

“FIRREA” means the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, and as the same may hereafter be further amended from time to time.

“Fiscal Year” shall mean each twelve (12) month period commencing on January 1 and ending on December 31 during the term of the Loan.

“Fitch” shall mean Fitch, Inc.

“Foreign Taxes” shall mean any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any foreign Governmental Authority.

“GAAP” shall mean generally accepted accounting principles in the United States of America.

“Governmental Authority” shall mean any court, board, agency, commission, office, central bank or other authority of any nature whatsoever for any governmental unit (federal, State, county, district, municipal, city, country or otherwise) or quasi-governmental unit whether now or hereafter in existence.

“Gross Income from Operations” shall mean the gross cash receipts derived from the ownership and operation of the Properties, from whatever source, including, but not limited to, the Rents, utility charges, escalations, forfeited security deposits (but only to the extent applied to rent payable under the applicable Lease, as and when payable), interest on credit accounts, service fees or charges, license fees, parking fees, rent concessions or credits, other required pass-throughs and interest on the Reserve Funds (if and to the extent such interest is actually disbursed to Borrower, Mezzanine A Borrower or Mortgage Borrower), but excluding sales, use and occupancy or other taxes on receipts required to be accounted for by Mortgage Borrower to any Governmental Authority, refunds and uncollectible accounts, sales of furniture, fixtures and equipment, Insurance Proceeds (other than business interruption or other loss of income insurance), Awards, unforfeited security deposits, payments received under the Interest Rate Hedging Agreement (other than in connection with the determination of any Debt Service Shortfall), utility and other similar deposits and any disbursements to Borrower, Mezzanine A Borrower or Mortgage Borrower from the Mortgage Loan Reserve Funds and any extraordinary non-recurring items of income. Gross income shall not be diminished as a result of the Security Instruments or the creation of any intervening estate or interest in an Individual Property or any part thereof.

“Ground Lease” shall mean, individually and collectively, as the context may require, each ground lease described on Exhibit D attached hereto and made a part hereof.

“Ground Rent” shall mean all rent and any and all other charges which may be due by Mortgage Borrower under the Ground Lease.

“Guarantor” shall mean Archstone-Smith Operating Trust, a Maryland real estate investment trust.

“Guaranty” shall mean that certain Mezzanine B Guaranty of Recourse Obligations of Borrower, dated as of the date hereof, from Guarantor to Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Hazardous Materials” shall mean petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives; flammable materials; radioactive materials; polychlorinated biphenyls (“PCBs”) and compounds containing them; lead and lead-based paint; asbestos or asbestos-containing materials in any form that is or could become friable; underground or above-ground storage tanks, whether empty or containing any substance; toxic mold; any substance the presence of which on any Individual Property is prohibited by any federal, State or local authority; any substance that requires special handling; and any other material or substance now or in the future defined as a “hazardous substance,” “hazardous material,” “hazardous waste,” “toxic substance,” “toxic pollutant,” “contaminant,” “pollutant” or other words of similar import within the meaning of any Environmental Law.

“Improvements” shall mean the buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter erected or located on or which constitute a part of the applicable Individual Property.

“Indemnified Liabilities” shall have the meaning set forth in Section 10.13(b) hereof.

“Indemnified Parties” shall mean Lender, the Servicer, any Person in whose name the security interest created by the Pledge Agreement is or will have been recorded, Persons who may hold or acquire or will have held a full or partial interest in the Loan, the holders of any Securities, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan for the benefit of third parties, as well as the respective directors, officers, shareholders, partners, members, employees, agents, servants, representatives, contractors, subcontractors, Affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including but not limited to (a) any other Person who holds or acquires or will have held a participation or other full or partial interest in the Loan or the Properties, whether during the term of the Loan or as a part of or following a foreclosure of the Loan, and (b) successors by merger, consolidation or acquisition of all or a substantial portion of Lender’s assets and business).

“Independent Director” shall have the meaning set forth in Section 4.1.35(b) hereof.

“Individual Property” shall mean each parcel of real property (including, without limitation, any interest created pursuant to the Ground Lease), the Improvements thereon and all Personal Property owned by the applicable Mortgage Borrower Entity and encumbered by a Security Instrument, together with all rights pertaining to such Property and Improvements, as more particularly described in the granting clause of the Security Instrument and referred to therein as the “Mortgaged Property”.

“Information” shall have the meaning set forth in Section 9.7.3(b) hereof.

“Insolvency Opinion” shall mean that certain bankruptcy non-consolidation opinion letter delivered by counsel for Borrower.

“Institutional Investor” shall mean, in connection with any proposed Transfer, any one of the following entities:  (a) a pension fund, pension trust or pension account that has total assets of at least $200,000,000, exclusive of its interest in Borrower, that are managed by an entity that controls or manages at least $400,000,000 of real estate equity assets, exclusive of equity interests in Borrower; (b) a pension fund advisor that controls or manages at least $400,000,000 of real estate equity assets, exclusive of equity interests in Borrower, immediately prior to such Transfer; (c) an insurance company that is subject to supervision by the insurance commission, or a similar official or agency, of a state or territory of the United States (including the District of Columbia), which has a net worth, as of a date no more than six (6) months prior to the date of such Transfer, of at least $400,000,000 and controls real estate equity assets of at least $400,000,000 immediately prior to such Transfer; (d) a corporation organized under the banking laws of the United States or any state or territory of the United States (including the District of Columbia) that has a combined capital and surplus of at least $200,000,000; (e) any entity (x) with a long-term unsecured debt rating from the Rating Agencies of at least Investment Grade or (y) (1) that owns or operates, together with its affiliates, ten (10) or more first class luxury residential apartment buildings totaling at least 2500 residential units, (2) that has a net worth as of a date no more than six (6) months prior to the date of such Transfer of at least $200,000,000 and (3) that controls real estate equity assets of at least $400,000,000 immediately prior to such Transfer; (f) a limited partnership, limited liability company or similar entity that shall have been organized for the purpose of facilitating investment in one or more U.S. real estate opportunities, provided such entity shall be sponsored, organized and/or controlled by one or more experienced and reputable syndicators, investment advisors and/or financial institutions and shall have received contributions or binding commitments for contributions of not less than $20,000,000 of investment capital; (g) any entity controlled by one or more entities each of which qualifies under at least one of clauses (a) through (f) above; (h) any individual, a citizen of and domiciled in the United States, having a net worth of at least $100,000,000 and satisfying Lender’s then-current criteria with respect to business character and experience, as reasonably determined by Lender, and free from any pending or existing bankruptcy, reorganization or insolvency proceedings in which such party is the debtor or any criminal charges or proceedings and shall not be, at the time of such Transfer or in the past, a litigant, plaintiff or defendant in any suit brought against or by Lender; or (i) a trust for the benefit of one or more individuals satisfying the criteria of clause (h) above.

“Insurance Premiums” shall mean the premiums due under the Policies.

“Insurance Proceeds” shall mean the net amount of all insurance proceeds after deduction of the reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same.

“Intercreditor Agreements” shall have the meaning set forth in Section 9.14 hereof.

“Interest Period” shall mean, in connection with the calculation of interest accrued with respect to any specified Payment Date, the period from and including the first (1st) day of a calendar month to and including the last day of such calendar month; provided, however, that with respect to the Payment Date occurring in November, 2007, the Interest Period shall be the period commencing on the Closing Date to and including October 31, 2007. Each Interest Period, except for the Interest Period ending October 31, 2007, shall be a full month and shall not be shortened by reason of any payment of the Loan prior to the expiration of such Interest Period.

“Interest Rate Hedging Agreement” shall mean any interest rate cap agreement or interest rate swap (in each case together with any confirmation and schedules relating thereto) between an Acceptable Counterparty, and Borrower (if an interest rate cap) or an Affiliate of Borrower (if an interest rate swap) in accordance with Section 2.4. The Interest Rate Hedging Agreement shall be written on the then current standard ISDA documentation, shall provide for interest periods and calculations consistent with the payment terms of this Agreement and otherwise be reasonably satisfactory to Lender. After delivery of a Replacement Interest Rate Hedging Agreement to Lender, the term “Interest Rate Hedging Agreement” shall be deemed to mean such Replacement Interest Rate Hedging Agreement.

“Interest Shortfall” shall have the meaning set forth in Section 2.3.1(b) hereof.

“Investment Grade” shall mean a rating of “BBB-” or its equivalent by the Rating Agencies.

“Investor” shall mean any purchaser, transferee, assignee, participant, Co-Lender or investor in all or any portion of the Loan or any Securities.

“Lease Term Sheet” shall have the meaning set forth in Section 5.1.17(a) hereof.

“Lease Termination Payments” shall mean all payments made to Mortgage Borrower in connection with the termination, cancellation, surrender, sale or other disposition of any Lease.

“Leases” shall have the meaning set forth in the Security Instrument.

“Legal Requirements” shall mean all federal, State, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting the Collateral, the Mezzanine A Collateral, Borrower, Mortgage Borrower, Mezzanine A Borrower, any Mortgage Principal’s general partner interest in the related Mortgage Borrower Entity, any

Mezzanine A Principal’s general partner interest in the related Mezzanine A Borrower Entity or any Individual Property or any part thereof, or the zoning, construction, use, alteration, occupancy or operation thereof, or any part thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or as to which Borrower has Actual Knowledge, at any time in force affecting such Individual Property or any part thereof, including, without limitation, any such covenants, agreements, restrictions and encumbrances which may (a) require repairs, modifications or alterations in or to such Individual Property or any part thereof, or (b) in any material way limit the use and enjoyment thereof.

“Lehman Entities” shall mean, collectively, Lehman Brothers Holdings Inc., a Delaware corporation, and any Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with Lehman Brothers Holdings Inc., a Delaware corporation.

“Lender” shall mean Lehman Brothers Holdings Inc., a Delaware corporation, Bank of America, N.A., a national banking association and Barclays Capital Real Estate Finance Inc., a Delaware corporation, together with their respective successors and assigns.

“Lender’s Approval Extension Period” shall have the meaning set forth in Section 5.1.17(a) hereof.

“Letter of Credit” shall mean a clean, irrevocable, unconditional, transferable letter of credit payable on sight draft only, with an initial expiration date of not less than one (1) year and with automatic renewals for one (1) year periods (unless the obligation being secured by, or otherwise requiring the delivery of, such letter of credit is required to be performed at least thirty (30) days prior to the initial expiry date of such letter of credit), for which Borrower shall have no reimbursement obligation and which reimbursement obligation is not secured by (x) the Collateral or any other property pledged to secure the Note (y) the Mezzanine A Collateral or any other property pledged to secure the Mezzanine A Note or (z) the Property or any other property that secures the Mortgage Loan, in favor of Lender and entitling Lender to draw thereon in New York, New York or in such other city as Lender may reasonably determine, issued by Bank of America, N.A., JPMorgan Chase Bank or another domestic bank or the U.S. agency or branch of a foreign bank, provided such other bank (A) has a long-term unsecured debt rating at the time such letter of credit is delivered and throughout the term of such letter of credit, of not less than “AA-” or “Aa3”, as applicable, as assigned by the Rating Agencies or (B) if a Securitization has occurred, has a long-term debt rating that the applicable Rating Agencies have confirmed in writing will not, in and of itself, result in a downgrade, withdrawal or qualification of the initial, or, if higher, the then current ratings assigned in connection with such Securitization.

“LIBOR” shall mean, for the first Interest Period 5.121% per annum. For each Interest Period thereafter LIBOR shall mean the quoted offered rate for one-month United States dollar deposits with leading banks in the London interbank market that appears as of 11:00 a.m. (London time) on the related LIBOR Determination Date on the display page designated as Reuters Screen LIBOR01 Page or such other page as may replace such page on that service or such other service as may be nominated by the British Bankers-Association as the information vendor for the purposes of displaying British Bankers-Association Interest Settlement Rates for U.S. dollar deposits (the “Reuters Screen LIBOR01 Page”).

If, as of such time on any LIBOR Determination Date, no quotation is given on Reuters Screen LIBOR01 Page, then Lender shall establish LIBOR on such LIBOR Determination Date by requesting four Reference Banks meeting the criteria set forth herein to provide the quotation offered by its principal London office for making one-month United States dollar deposits with leading banks in the London interbank market as of 11:00 a.m., London time, on such LIBOR Determination Date.

(i)                                     If two or more Reference Banks provide such offered quotations, then LIBOR for the next Interest Period shall be the arithmetic mean of such offered quotations (rounded if necessary to the nearest whole multiple of 1/1,000%).

(ii)                                  If only one or none of the Reference Banks provides such offered quotations, then LIBOR for the next Interest Period shall be the Reserve Rate.

(iii)                               If on any LIBOR Determination Date, Lender is required but is unable to determine the LIBOR in the manner provided in paragraphs (i) and (ii) above, LIBOR for the next Interest Period shall be LIBOR as determined on the preceding LIBOR Determination Date.

The establishment of LIBOR on each LIBOR Determination Date by the Lender shall be final and binding, absent manifest error.

“LIBOR Business Day” shall mean a day upon which (i) United States dollar deposits may be dealt in on the London interbank markets and (ii) commercial banks and foreign exchange markets are open in London, England and in New York, New York, USA.

“LIBOR Determination Date” shall mean, with respect to any Interest Period, the date that is the LIBOR Business Day immediately preceding the start of such Interest Period.

“Licenses” shall have the meaning set forth in Section 4.1.21 hereof.

“Lien” shall mean any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or affecting Collateral, the Mezzanine A Collateral, Borrower, Mortgage Borrower, Mezzanine A Borrower, any Mortgage Principal’s general partner interest in the related Mortgage Borrower Entity, any Mezzanine A Principal’s general partner interest in the related Mezzanine A Borrower Entity or any Individual Property, any portion thereof or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialmen’s and other similar liens and encumbrances.

“Liquidation Event” shall have the meaning set forth in Section 2.3.2(a) hereof.

“LLC Agreement” shall have the meaning set forth in Section 4.1.35(d) hereof.

“Loan” shall mean the loan in the original principal amount of SIXTY-THREE MILLION FIVE HUNDRED ONE THOUSAND SEVEN HUNDRED TWENTY-NINE AND 16/100 DOLLARS ($63,501,729.16) made by Lender to Borrower pursuant to this Agreement and the other Loan Documents, as the same may hereafter be amended or split pursuant to the terms hereof.

“Loan Documents” shall mean, collectively, this Agreement, the Note, the Pledge Agreement the Environmental Indemnity, the Guaranty and all other documents executed and/or delivered in connection with the Loan.

“Loan Party” shall mean, individually and collectively, as the context requires, each Mortgage Borrower Entity, each Mortgage Principal, each Mezzanine A Borrower Entity, each Mezzanine A Principal, each Borrower Entity and each Principal.

“Loan to Value Ratio” shall mean, as of the date of its calculation, the ratio of (i) the sum of the respective outstanding principal amounts of the Loan, the Mezzanine A Loan and the Mortgage Loan as of the date of such calculation to (ii) the aggregate appraised value of the Properties (according to an Appraisal prepared not earlier than one (1) year prior to such date of calculation).

“Losses” shall mean any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement of whatever kind or nature (including, but not limited to, reasonable out-of-pocket attorneys’ fees and other costs of defense).

“LP Act” shall have the meaning set forth in Section 4.1.35(e) hereof.

“LP Agreement” shall have the meaning set forth in Section 4.1.35(e) hereof.

“Major Lease” shall mean (i) any Lease relating to commercial space which, individually or together with all other Leases to the same tenant and to all Affiliates of such tenant covers more than 5,000 rentable square feet at any Individual Property, in the aggregate, (ii) any Lease relating to residential space which, individually or together with all other Leases to the same tenant and to all Affiliates of such tenant covers more than ten percent (10%) of the total number of residential units at any Individual Property, (iii) any Lease for the operation of any parking garage or facility, or (iv) any Lease which is with an Affiliate of Borrower.

“Management Agreement” shall mean, with respect to any Individual Property, a management agreement between the applicable Mortgage Borrower Entity and a Qualified Manager, pursuant to which such Qualified Manager is to provide management, leasing and other services with respect to such Individual Property, which management agreement shall be reasonably acceptable to Lender in form and substance; provided, however, if such management agreement shall be entered into after a Securitization, then Lender, at its option, may condition its approval upon receiving confirmation from the applicable Rating Agencies that such management agreement will not result in a downgrade, withdrawal or qualification of the then current rating of the Securities or any class thereof. Concurrently with the execution and delivery of any Management Agreement with a Qualified Manager, Lender shall be provided, at Borrower’s expense, with an Agreement Regarding Management Agreement.

“Manager” shall mean a Qualified Manager who is managing an Individual Property in accordance with the terms and conditions of this Agreement.

“Material Adverse Effect” shall mean a material adverse effect on (i) any Individual Property, (ii) the Collateral, (iii) the Mezzanine A Collateral, (iv) any Mortgage Principal’s general partner interest in the related Mortgage Borrower Entity, (v) any Mezzanine A Principal’s general partner interest in the related Mezzanine A Borrower Entity, (vi) the business, profits, prospects, management, operations or condition (financial or otherwise) of Borrower, Mortgage Borrower, Mezzanine A Borrower, Guarantor, any Principal, the Collateral, the Mezzanine A Collateral, any Mortgage Principal’s general partner interest in the related Mortgage Borrower Entity, any Mezzanine A Principal’s general partner interest in the related Mezzanine A Borrower Entity or any Individual Property, (vii) the enforceability, validity, perfection or priority of the lien of this Agreement, the Note, the Pledge Agreement or the other Loan Documents, or (viii) the ability of Borrower to perform its obligations under this Agreement, the Note, the Pledge Agreement or the other Loan Documents.

“Material Agreement” means all agreements, other than the Management Agreement and the Leases, entered into by any Loan Party affecting or relating to the Property, the Collateral, the Mezzanine A Collateral, any Mortgage Principal’s general partner interest in the related Mortgage Borrower Entity, any Mezzanine A Principal’s general partner interest in the related Mezzanine A Borrower Entity or any other direct or indirect ownership interest of a Loan Party in the Mortgage Borrower, Mezzanine A Borrower or Borrower requiring the payment of more than $1,000,000, individually, in payments or liability in any annual period and which is not cancelable without penalty or premium on no more than thirty (30) days notice.

“Material Alteration” shall have the meaning set forth in Section 5.1.20 hereof.

“Material Alteration Security” shall have the meaning set forth in Section 5.1.20 hereof.

“Maturity Date” shall mean November 1, 2010, or such other date on which the final payment of the principal of the Note becomes due and payable as therein or herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.

“Maximum Legal Rate” shall mean the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such State or States whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

“Member” shall have the meaning set forth in Section 4.1.35(d) hereof.

“Mezzanine A Borrower” shall have the meaning ascribed to the term “Borrower” in the Mezzanine A Loan Agreement.

“Mezzanine A Borrower Entity” shall have the meaning ascribed to the term “Borrower Entity” in the Mezzanine A Loan Agreement.

“Mezzanine A Collateral” shall have the meaning ascribed to the term “Collateral” set forth in the Mezzanine A Loan Agreement.

“Mezzanine A Debt Service” shall mean, with respect to any period, interest payments due and payable under the Mezzanine A Note for such period.

“Mezzanine A Lender” shall mean Lehman Brothers Holdings Inc., a Delaware corporation, Bank of America, N.A., a national banking association and Barclays Capital Real Estate Finance Inc., a Delaware corporation, together with their respective successors and assigns.

“Mezzanine A Loan” shall mean that certain loan in the original principal amount of $71,939,553.23 made by Mezzanine A Lender to Mezzanine A Borrower on the date hereof pursuant to the Mezzanine A Loan Agreement, as the same may be amended or split pursuant to the terms of the Mezzanine A Loan Documents.

“Mezzanine A Loan Agreement” shall mean that certain Mezzanine A Loan Agreement, dated as of the date hereof, between Mezzanine A Borrower and Mezzanine A Lender, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Mezzanine A Loan Documents” shall mean, collectively, all documents or instruments evidencing, securing or guaranteeing the Mezzanine A Loan, including, without limitation, the Mezzanine A Loan Agreement and the Mezzanine A Note.

“Mezzanine A Loan Event of Default” shall have the meaning ascribed to the term “Event of Default” in the Mezzanine A Loan Agreement.

“Mezzanine A Loan Extension” shall have the meaning ascribed to the term “Extension Option” in the Mezzanine A Loan Agreement.

“Mezzanine A Note” shall mean that certain Mezzanine A Promissory Note, dated as of the date hereof, given by Mezzanine A Borrower to Mezzanine A Lender in the maximum principal amount of $71,939,553.23, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Mezzanine A Principal” shall have the meaning ascribed to the term “Principal” in the Mezzanine A Loan Agreement.

“Mezzanine Loan Intercreditor Agreement” shall mean that certain Intercreditor Agreement, dated as of the date hereof, between and among Lender, Mezzanine A Lender and Mortgage Lender.

“Monthly Debt Service Payment Amount” shall mean the amount of principal and interest due and payable on each Payment Date pursuant to the Note and Section 2.2 hereof.

“Mortgage Borrower” shall have the meaning ascribed to the term “Borrower” in the Security Instrument.

“Mortgage Borrower Entity” shall have the meaning ascribed to the term “Borrower” in the Security Instrument.

“Mortgage Borrower Formation Agreement” shall mean, with respect to each Mortgage Borrower Entity, the Limited Partnership Agreement, Limited Liability Company Agreement or other similar entity formation agreement of such Mortgage Borrower Entity.

“Mortgage Cross Collateralization Agreement” shall mean that certain Cross-Collateralization Agreement and Amendment to Security Instrument, dated as of the date hereof, between Mortgage Borrower and Mortgage Lender, as amended, restated, replaced, supplemented or otherwise modified from time to time.

“Mortgage Debt Service Escrow Agreement” shall mean that certain Debt Service Escrow Agreement, dated as of the date hereof, between Mortgage Borrower and Mortgage Lender, as amended, restated, replaced, supplemented or otherwise modified from time to time.

“Mortgage Interest Rate Hedge Reserve Agreement” shall mean that certain Agreement to Hedge Interest Rate, Interest Rate Hedge Assignment and Security Agreement, dated as of the date hereof, between Mortgage Borrower and Mortgage Lender, as amended, restated, replaced, supplemented or otherwise modified from time to time.

“Mortgage Lender” shall mean Lehman Brothers Holdings Inc., a Delaware corporation, Bank of America, N.A., a national banking association and Barclays Capital Real Estate Inc., a Delaware corporation, together with their respective successors and assigns.

“Mortgage Loan” shall mean that certain loan made by Mortgage Lender to Mortgage Borrower in the original principal amount of $846,907,500.00.

“Mortgage Loan Debt Service” shall mean the debt service payments due under the Mortgage Note.

“Mortgage Loan Documents” shall mean, collectively, the Mortgage Note, the Security Instrument, and any and all other documents defined as “Loan Documents” in the Security Instrument, as amended, restated, replaced, supplemented or otherwise modified from time to time.

“Mortgage Loan Event of Default” shall have the meaning ascribed to the term “Event of Default” in the Security Instrument.

“Mortgage Loan Reserve Funds” shall mean the escrow or reserve funds established under the Mortgage Loan Documents.

“Mortgage Note” shall have the meaning ascribed to the term “Note” in the Security Instrument.

“Mortgage Principal” shall mean, with respect to each Mortgage Borrower Entity that is a limited partnership, the general partner of such Mortgage Borrower Entity.

“Mortgage Repair Agreement” shall mean that certain Repair Agreement, dated as of the date hereof, between Mortgage Borrower and Mortgage Lender, as amended, restated, replaced, supplemented or otherwise modified from time to time.

“Mortgage Replacement Reserve Agreement” shall mean that certain Replacement Reserve Agreement, dated as of the date hereof, between Mortgage Borrower and Mortgage Lender, as amended, restated, replaced, supplemented or otherwise modified from time to time.

“Mortgage Title Insurance Policy” shall mean, with respect to each Individual Property, an ALTA mortgagee title insurance policy acceptable to Mortgage Lender (or, if an Individual Property is located in a State which does not permit the issuance of such ALTA policy, such form as shall be permitted in such State and acceptable to Mortgage Lender) issued with respect to such Individual Property and insuring the lien of the Security Instrument encumbering such Individual Property.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Multifamily Guarantor” shall mean Tishman Speyer Archstone-Smith Multifamily Guarantor, L.P., a Delaware limited partnership.

“Multifamily Parallel Guarantor” shall mean Tishman Speyer Archstone-Smith Multifamily Parallel Guarantor, L.L.C., a Delaware limited liability company.

“Municipal Violations” shall have the meaning set forth in Section 4.1.9 hereof.

“Net Cash Flow” shall mean, for any period, the amount obtained by subtracting Operating Expenses and Capital Expenditures for such period from Gross Income from Operations for such period.

“Net Cash Flow After Debt Service” shall mean, for any period, the amount obtained by subtracting Debt Service, Mortgage Loan Debt Service and Mezzanine A Debt Service for such period from Net Cash Flow for such period.

“Net Liquidation Proceeds After Debt Service” shall mean, with respect to any Liquidation Event, all amounts paid to or received by or on behalf of any Mortgage Borrower Entity (or any Mezzanine A Borrower Entity) in connection with such Liquidation Event, including, without limitation, proceeds of any sale, refinancing or other disposition or liquidation, less (i) in the event of a Liquidation Event consisting of a Casualty or Condemnation, Borrower’s, Mortgage Borrower’s, Mezzanine A Borrower’s, Lender’s, Mezzanine A Lender’s, and/or Mortgage Lender’s reasonable out-of-pocket costs incurred in connection with the recovery thereof, (ii) in the event of a Liquidation Event consisting of a Casualty or Condemnation, the costs incurred by Mortgage Borrower in connection with a restoration of all or any portion of the applicable Individual Property made in accordance with the Mortgage Loan Documents, (iii) in the event of a Liquidation Event consisting of a Casualty or Condemnation or a Transfer, amounts required or permitted to be deducted therefrom and amounts paid pursuant to the Mortgage Loan Documents to Mortgage Lender, (iv) in the event of a Liquidation Event consisting of a Casualty or Condemnation, the excess Insurance Proceeds or Condemnation Proceeds not used for the Restoration of the applicable Individual Property which are paid to Mortgage Borrower, (v) in the case of a foreclosure sale, disposition or transfer of an Individual Property in connection with realization thereon following a Mortgage Loan Event of Default, reasonable and customary out-of-pocket costs and expenses of sale or other disposition (including attorneys’ fees and brokerage commissions), (vi) in the case of a foreclosure sale, disposition or transfer of the Mezzanine A Collateral in connection with realization thereon following a Mezzanine A Loan Event of Default, reasonable and customary out-of-pocket costs and expenses of sale or other disposition (including attorneys’ fees and brokerage commissions), (vii) intentionally omitted, (viii) in the case of a foreclosure sale relating to the Mortgage Loan, such costs and expenses incurred by Mortgage Lender under the Mortgage Loan Documents as Mortgage Lender shall be entitled to receive reimbursement for under the terms of the Mortgage Loan Documents, (ix) in the case of a foreclosure sale relating to the Mezzanine A Loan, such costs and expenses incurred by Mezzanine A Lender under the Mezzanine A Loan Documents as Mezzanine A Lender shall be entitled to receive reimbursement for under the terms of the Mezzanine A Loan Documents, (x) intentionally omitted, (xi) in the case of a refinancing of the Mortgage Loan, such costs and expenses (including attorneys’ fees) of such refinancing, (xii) in the case of a refinancing of the Mezzanine A Loan, such costs and expenses (including attorneys’ fees) of such refinancing, (xiii) intentionally omitted, (xiv) the amount of any prepayments required pursuant to the Mortgage Loan Documents, the Mezzanine A Loan Documents and/or the Loan Documents in connection with such Liquidation Event and (xv) any sums due to Mezzanine A Lender pursuant to Section 2.3.2 of the Mezzanine A Loan Agreement.

“Net Operating Income” shall mean, for any period, the amount obtained by subtracting Operating Expenses for such period from Gross Income from Operations for such period.

“Net Proceeds” shall mean the Insurance Proceeds or the Condemnation Proceeds, as applicable.

“Note” shall mean that certain Mezzanine B Promissory Note of even date herewith in the original principal amount of SIXTY-THREE MILLION FIVE HUNDRED ONE THOUSAND SEVEN HUNDRED TWENTY-NINE AND 16/100 DOLLARS ($63,501,729.16), made by Borrower in favor of Lender, as the same may be amended, restated, replaced, extended, renewed, supplemented, severed, split, or otherwise modified from time to time in accordance with the applicable provisions of this Agreement.

“Obligations” shall mean Borrower’s obligations to pay the Debt and perform its obligations under the Note, this Agreement and the other Loan Documents.

“Officer’s Certificate” shall mean a certificate delivered to Lender by Borrower which is signed by a Responsible Officer of Borrower, in his or her capacity as an officer of Borrower and not in his or her individual capacity.

“Operating Expenses” shall mean the total of all costs and expenses, computed in accordance with GAAP, of whatever kind relating to the operation, maintenance, use and management of the Properties that are incurred on a regular monthly or other periodic basis, including without limitation, utilities, ordinary repairs and maintenance, insurance premiums, license fees, Taxes and Other Charges, advertising expenses, management fees, accounting, legal and other professional fees (if properly allocated to the Properties and the operation and management thereof), payroll and related taxes, computer processing charges, operational equipment or other lease payments, and other similar costs, but excluding depreciation, Debt Service, Capital Expenditures and contributions to the Reserve Funds, if applicable, or the Mortgage Loan Reserve Funds.

“Organizational Documents” shall mean (i) with respect to a corporation, such Person’s certificate of incorporation and by laws, and any shareholder agreement, voting trust or similar arrangement applicable to any of such Person’s authorized shares of capital stock or other organizational document affecting the rights of holders of such stock, (ii) with respect to a partnership, such Person’s certificate of limited partnership, partnership agreement, voting trusts or similar arrangements applicable to any of its partnership interests or other organizational document affecting the rights of holders of partnership interests, and (iii) with respect to a limited liability company, such Person’s certificate of formation, limited liability company agreement or other organizational document affecting the rights of holders of limited liability company interests. In each case, “Organizational Documents” shall include any shareholders or other agreement among any of the owners of the entity in question.

“Other Charges” shall mean, if and to the extent applicable with respect to any Individual Property, maintenance charges, impositions other than Taxes, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining such Individual Property, now or hereafter levied or assessed or imposed against such Individual Property or any part thereof.

“Owner’s Title Policy” shall mean that certain ALTA extended coverage owner’s policy of title insurance issued in connection with the closing of the Mortgage Loan insuring the Mortgage Borrower as the owner of the Property.

“Ownership Interest” means with respect to any Person, any ownership interest in such Person, direct or indirect, contingent or fixed, at any level or any tier, of any nature whatsoever, whether in the form of a partnership interest, stock interest, membership interest, equitable interest, beneficial interests, profit interest, loss interest, voting rights, control rights, management rights or otherwise.

“Participant” shall have the meaning set forth in Section 9.7.2(i) hereof.

“Partner” shall have the meaning set forth in Section 4.1.35(e) hereof.

“Payment Date” shall mean the first (1st) day of each calendar month during the term of the Loan or, if such day is not a Business Day, the immediately succeeding Business Day.

“Permitted Debt” shall have the meaning set forth in Section 4.1.35(a)(vii) hereof.

“Permitted Encumbrances” shall mean, collectively, (a) the Liens and security interests created by the Loan Documents, the Mortgage Loan Documents and the Mezzanine A Loan Documents, (b) all Liens, encumbrances and other matters disclosed in the Mortgage Title Insurance Policy relating to any Individual Property or any part thereof, (c) Liens, if any, for Taxes imposed by any Governmental Authority not yet delinquent or being contested in good faith and by appropriate proceedings in accordance with the applicable provisions of the Loan Documents, the Mortgage Loan Documents or the Mezzanine A Loan Documents, (d) other Liens that are being contested in good faith and by appropriate proceedings in accordance with the applicable provisions of the Loan Documents, the Mortgage Loan Documents or the Mezzanine A Loan Documents, (e) the rights of the lessors or secured parties under any equipment lease agreements permitted under the Mortgage Loan Documents, and any financing statements filed as evidence of such lessors’ or secured parties’ rights, (f) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case, which are necessary for the operation of the Property and do not or would not have a Material Adverse Effect, and (g) such other title and survey exceptions as Mortgage Lender has approved or may approve in writing in Mortgage Lender’s sole discretion.

“Permitted Investments” shall mean any one or more of the following obligations or securities (including those issued by Servicer, the trustee under any Securitization or any of their respective Affiliates) acquired at a purchase price of not greater than par, and payable on demand or having a maturity date not later than the Business Day immediately prior to the date upon which such funds are required to be drawn and meeting one of the appropriate standards set forth below:

(i)                                     obligations of, or obligations fully guaranteed as to payment of principal and interest by, the United States or any agency or instrumentality thereof provided such obligations are backed by the full faith and credit of the United States of America including, without limitation, obligations of: the U.S. Treasury (all direct or fully guaranteed obligations), the Farmers Home Administration (certificates of beneficial ownership), the General Services Administration (participation certificates), the U.S. Maritime Administration (guaranteed Title XI financing), the Small Business Administration (guaranteed participation certificates and guaranteed pool certificates), the U.S. Department of Housing and Urban Development (local authority bonds) and the Washington Metropolitan Area Transit Authority (guaranteed transit bonds); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

(ii)                                  Federal Housing Administration debentures;

(iii)                               obligations of the following United States government sponsored agencies: Federal Home Loan Mortgage Corp. (debt obligations), the Farm Credit System (consolidated systemwide bonds and notes), the Federal Home Loan Banks (consolidated debt obligations), the Federal National Mortgage Association (debt obligations), the Financing Corp. (debt obligations), and the Resolution Funding Corp. (debt obligations); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

(iv)                              federal funds, unsecured certificates of deposit, time deposits, bankers’ acceptances and repurchase agreements with maturities of not more than 365 days of any bank, the short term obligations of which at all times are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency in the highest short term rating category and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Securities); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

(v)                                 fully Federal Deposit Insurance Corporation insured demand and time deposits in, or certificates of deposit of, or bankers’ acceptances with maturities of not more than 365 days and issued by, any bank or trust company, savings and loan association or savings bank, the short term obligations of which at all times are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency in the highest short term rating category and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Securities); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

(vi)                              debt obligations with maturities of not more than 365 days and at all times rated by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Securities) in its highest long term unsecured rating category; provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

(vii)                           commercial paper (including both non interest bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) with maturities of not more than 365 days and that at all times is rated by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Securities) in its highest short term unsecured debt rating; provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

(viii)                        units of taxable money market funds, with maturities of not more than 365 days and which funds are regulated investment companies, seek to maintain a constant net asset value per share and invest solely in obligations backed by the full faith and credit of the United States, which funds have the highest rating available from each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Securities) for money market funds; and

(ix)                                any other security, obligation or investment which has been approved as a Permitted Investment in writing by (a) Lender and (b) each Rating Agency, as evidenced by a written confirmation that the designation of such security, obligation or investment as a Permitted Investment will not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Securities by such Rating Agency;

provided, however, that no obligation or security shall be a Permitted Investment if (A) such obligation or security evidences a right to receive only interest payments or (B) the right to receive principal and interest payments on such obligation or security are derived from an underlying investment that provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment.

“Permitted Transferee” shall have the meaning provided in Section 5.2.11(a)(ii) hereof.

“Person” shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, State, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Personal Property” shall mean the machinery, equipment, fixtures (including, but not limited to, the heating, air conditioning, plumbing, lighting, communications and elevator fixtures, inventory and goods) and other property of every kind and nature whatsoever owned by Mortgage Borrower, or in which Mortgage Borrower has or shall have an interest, now or hereafter located upon the applicable Individual Property, or appurtenant thereto, and usable in connection with the present or future operation and occupancy of the applicable Individual Property, and the building equipment, materials and supplies of any nature whatsoever owned by Mortgage Borrower, or in which Mortgage Borrower has or shall have an interest, now or hereafter located upon the applicable Individual Property, or appurtenant thereto, or usable in connection with the present or future operation and occupancy of the applicable Individual Property.

“Plan” shall mean an employee benefit plan (as defined in section 3(3) of ERISA) whether or not subject to ERISA or a plan or other arrangement within the meaning of Section 4975 of the Code.

“Plan Assets” shall mean assets of a Plan within the meaning of section 29 C.F.R., Section 2510.3-101 or similar law.

“Pledge” shall mean, with respect to any Restricted Party, a voluntary or involuntary pledge of a direct or indirect legal or beneficial interest in such Restricted Party.

“Pledge Agreement” shall mean that certain Mezzanine B Pledge and Security Agreement dated as of the Closing Date, executed and delivered by Borrower to Lender as security for the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Policies” shall have the meaning set forth in Section 6.1(b) hereof.

“Prepayment Date” shall have the meaning set forth in Section 2.3.1(b) hereof.

“Present Value Factor” means:

1 / ((1 + Eurodollar Rate Margin) ((12+n)/12))

Where n = the nth Payment Date; for example, if the Loan is prepaid on the first Payment Date, the Spread Maintenance Payment would be the Spread Payment times the Present Value Factor for each of the remaining Payment Dates in the Spread Maintenance Period beginning with n =2.

“Prime Rate” shall mean, on a particular date, a rate per annum equal to the rate of interest published in The Wall Street Journal as the “prime rate”, as in effect on such day, with any change in the prime rate resulting from a change in said prime rate to be effective as of the date of the relevant change in said prime rate; provided, however, that if more than one prime rate is published in The Wall Street Journal for a day, the average of the prime rates shall be used; provided, further, however, that the Prime Rate (or the average of the prime rates) will be rounded to the nearest 1/1000 of 1% or, if there is no nearest 1/1000 of 1%, to the next higher 1/1000 of 1%. In the event that The Wall Street Journal should cease or temporarily interrupt publication, then the Prime Rate shall mean the daily average prime rate published in another business newspaper, or business section of a newspaper, of national standing chosen by Lender. If The Wall Street Journal resumes publication, the substitute index will immediately be replaced by the prime rate published in The Wall Street Journal. In the event that a prime rate is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then Lender shall select a reasonably comparable interest rate index which is readily available to Borrower and verifiable by Borrower but is beyond the control of Lender. Lender shall give Borrower prompt written notice of its choice of a substitute index and when the change became effective. Such substitute index will also be rounded to the nearest 1/1000 of 1% or, if there is no nearest 1/1000 of 1%, to the next higher 1/1000 of 1%. The determination of the Prime Rate by Lender shall be conclusive and binding absent manifest error.

“Principal” shall mean, with respect to any Borrower Entity, the general partner of such Borrower Entity, if such Borrower Entity is a partnership, or the managing member of such Borrower Entity, if such Borrower Entity is a limited liability company that does not comply with the provisions of Sections 4.1.35(b), (c) and (d) hereof, together with its successors and assigns.

“Prohibited Person” shall mean any Person:

(a)                                  listed in the Annex to, or otherwise subject to the provisions of, the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the “Executive Order”);

(b)                                 that is owned or controlled by, or acting for or on behalf of, any person or entity that is listed to the Annex to, or is otherwise subject to the provisions of, the Executive Order;

(c)                                  with whom Lender is prohibited from dealing or otherwise engaging in any transaction by the Executive Order;

(d)                                 who has been identified by any U.S. Governmental Authority having jurisdiction with respect to such matters as a Person who commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order;

(e)                                  that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov.ofac/t11sdn.pdf or at any replacement website or other replacement official publication of such list; or

(f)                                    who is an Affiliate of a Person listed above.

“Projections” shall have the meaning set forth in Section 9.7.3(b) hereof.

“Properties” shall mean, collectively, the Individual Properties which are subject to the terms of the Mortgage Loan Documents, in each case if and to the extent that the same is encumbered by a Security Instrument and has not been released therefrom pursuant to the terms hereof.

“Property” shall mean, as the context may require, the Properties or an Individual Property.

“Provided Information” shall have the meaning set forth in Section 9.1(a) hereof.

“Qualified Manager” shall mean (a) TSP or an Affiliate thereof, (b) Archstone Property Management LLC, a Delaware limited liability company, (c) Archstone Property Management (California) Incorporated, a Delaware corporation, (d) a reputable and experienced professional management organization which manages, together with its Affiliates, no fewer than ten (10) first class luxury residential apartment buildings of a type and size similar to the Properties, totaling in the aggregate no less than 2500 residential units; provided, however, that the employment of such organization described in this clause (b) as manager of the Properties shall be conditional, (i) if it shall occur prior to the occurrence of a Securitization, upon approval of such employment by Lender, such approval not to be unreasonably withheld, and (ii) if it shall occur after the occurrence of a Securitization, upon Lender having received written confirmation from the Rating Agencies that the employment of such manager will not result in a downgrade, withdrawal or qualification of the initial, or if higher, then current ratings of the Securities.

“Rating Agency” shall mean each of S&P, Moody’s, and Fitch, and any other nationally recognized statistical rating agency which has been selected by Lender and, in each case, has rated the Securities.

“Rating Agency Confirmation” means each of the Rating Agencies shall have confirmed in writing that the occurrence of the event with respect to which such Rating Agency Confirmation is sought shall not result in a downgrade, qualification or withdrawal of the initial, or, if higher, the then current ratings assigned to the Securities in connection with a Securitization. In the event that no Securities are outstanding or the Loan is not part of a Securitization, any action that would otherwise require a Rating Agency Confirmation shall require the consent of the Lender, which consent shall not be unreasonably withheld or delayed.

“Recourse Events” shall have the meaning set forth in Section 9.4(b) hereof.

“Reference Bank” shall mean a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market that has an established place of business in London. If any such Reference Bank should be removed from the Reuters Screen LIBOR01 Page or in any other way fail to meet the qualifications of a Reference Bank, Lender may designate alternative Reference Banks meeting the criteria specified above.

“Register” shall have the meaning set forth in Section 9.7.2(h) hereof.

“Regulatory Change” shall mean any change after the date of this Agreement (or with respect to any assignee hereunder, after the date such assignee becomes a Lender) in federal, state or foreign laws or regulations or the adoption or the making, after such date, of any interpretations, directives or requests applying to a class of banks or companies controlling banks, including such Lender or any company controlling such Lender, of or under any federal, state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

“Release” of any Hazardous Materials shall mean any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Materials.

“Release Price” shall mean:

(i)                                     (A) in the event that Mortgage Borrower does not pay the “Release Price” as defined in the Mortgage Cross Collateralization Agreement, an amount equal to the Allocated Loan Amount for the applicable Individual Property being released; or (B) in the event that Mortgage Borrower does pay the “Release Price” as defined in the Mortgage Cross Collateralization Agreement, an amount equal to 110% times the Allocated Loan Amount for the applicable Individual Property being released;

plus

(ii)                                  if after giving effect to (A) the anticipated payment of the release price under the Mortgage Loan, (B) the anticipated payment of the portion of the release price as set forth in clause (i) of the definition of “Release Price” in the Mezzanine A Loan Agreement and (C) the anticipated payment of the portion of the Release Price as set forth in clause (i) of this definition, the Debt Service Coverage Ratio for the Properties then remaining subject to the Liens of the Security Instruments is not at least equal to or greater than the Debt Service Coverage Ratio for all of the Properties (including the Individual Property to be released) immediately preceding the release of such Individual Property (the “Required DSCR Ratio”) or the Loan to Value Ratio for the Properties then remaining subject to the Liens of the Security Instruments is not at least equal to or less than the Loan to Value Ratio for all of the Properties (including the Individual Property to be released) immediately preceding the release of such Individual Property (the “Required LTV Ratio”), an amount equal to (x) the quotient obtained by dividing (A) the outstanding principal balance of the Loan by (B) the outstanding principal balance of the Loan and the Mezzanine A Loan, multiplied by (y) the minimum amount reasonably determined by Lender which would be necessary to be applied to the reduction of the outstanding principal balances of the Loan and the Mezzanine A Loan in order to satisfy the Required DSCR Ratio and the Required LTV Ratio.

“Release Property” shall have the meaning set forth in Section 2.9 hereof.

“Released Individual Property” shall have the meaning set forth in Section 2.6(j) hereof.

“Renewal Lease” shall have the meaning set forth in Section 5.1.17(a) hereof.

“Rents” shall mean the rents, additional rents, payments in connection with any termination, cancellation or surrender of any Lease, revenues, issues and profits (including the oil and gas or other mineral royalties and bonuses) from the applicable Individual Property whether paid or accruing before or after the filing by or against Mortgage Borrower of any petition for relief under the Bankruptcy Code and the proceeds from the sale or other disposition of the Leases.

“Reorganization Proceeding” shall have the meaning set forth in Section 9.4 hereof.

“Replacement Interest Rate Hedging Agreement” means an interest rate hedging agreement from an Acceptable Counterparty with terms in all material respects identical to the Interest Rate Hedging Agreement.

“Reserve Funds” shall mean, collectively, the escrow or reserve funds established pursuant to this Agreement or any of the other Loan Documents.

“Reserve Rate” shall mean the rate per annum which Lender determines to be either (i) the arithmetic mean (rounded if necessary to the nearest whole multiple of 1/1,000%) of the one-month United States dollar lending rates that at least three major New York City banks selected by Lender are quoting, at 11:00 a.m. (New York time) on the relevant LIBOR Determination Date, to the principal London offices of at least two of the Reference Banks, or (ii) in the event that at least two such rates are not obtained, the lowest one-month United States dollar lending rate which New York City banks reasonably selected by Lender are quoting as of 11:00 a.m. (New York time) on such LIBOR Determination Date to leading European banks.

“Responsible Officer” means with respect to any Person, the chairman of the board, president, chief operating officer, chief financial officer, treasurer or vice president-finance of such Person.

“Restoration” shall mean the repair and restoration of an Individual Property after a Casualty or Condemnation as nearly as possible to the condition the Individual Property was in immediately prior to such Casualty or Condemnation, with such alterations as may be approved by Lender to the extent required hereunder.

“Restricted Party” shall mean each Guarantor, each Borrower Entity, each Principal, each Mortgage Borrower Entity, each Mortgage Principal, each Mezzanine A Borrower Entity, each Mezzanine A Principal or any Affiliated Manager or any direct or indirect shareholder, partner, member or non member manager of any Guarantor, any Principal, any Mortgage Borrower, any Mortgage Principal, any Mezzanine A Borrower or any Mezzanine A Principal.

“S&P” shall mean Standard & Poor’s Ratings Services, a division of McGraw-Hill, Inc.

“Sale” shall mean, with respect to any Restricted Party, a voluntary or involuntary sale, conveyance or transfer of a direct or indirect legal or beneficial interest in such Restricted Party.

“Securities” shall have the meaning set forth in the first paragraph of Section 9.1 hereof.

“Securities Act” shall have the meaning set forth in Section 9.2 hereof.

“Securitization” shall have the meaning set forth in the first paragraph of Section 9.1 hereof.

“Security Deposits” shall have the meaning set forth in Section 5.1.17(e) hereof.

“Security Instrument” shall mean, with respect to any Individual Property, that certain first priority Multifamily Mortgage, Deed of Trust or Deed to Secure Debt,

Assignment of Leases and Rents and Security Agreement or other similar security instrument, dated as of the date hereof, executed and delivered by the applicable Mortgage Borrower Entity as security for the Mortgage Loan and encumbering such Individual Property, as the same may hereafter be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Servicer” shall have the meaning set forth in Section 9.3 hereof.

“Servicing Agreement” shall have the meaning set forth in Section 9.3 hereof.

“Severed Loan Documents” shall have the meaning set forth in Section 8.2(c) hereof.

“Special Limited Partner” shall have the meaning set forth in Section 4.1.35(e) hereof.

“Special Member” shall have the meaning set forth in Section 4.1.35(d) hereof.

“Spread Maintenance Payment” shall mean, with respect to any repayment of the outstanding principal amount of the Loan prior to the end of the Spread Maintenance Period, a payment to Lender in an amount equal to the Spread Payment multiplied by the Present Value Factor for each of the remaining Payment Dates in the Spread Maintenance Period. Notwithstanding the foregoing, no Spread Maintenance Payment shall be due in connection with a release of an Individual Property pursuant to Section 2.6 hereof in the event that (i) the aggregate Allocated Loan Amounts for the Individual Property being released and all of the Properties previously released in accordance with Section 2.6 hereof equals an amount less than or equal to 10% of the original principal balance of the Loan and (ii) such release occurs on or after May 1, 2008.

“Spread Maintenance Period” shall mean the period commencing on the Closing Date to and including October 31, 2008.

“Spread Payment” shall mean the amount of principal being prepaid times the Eurodollar Rate Margin divided by 12.

“State” shall mean, with respect to an Individual Property, the State or Commonwealth in which such Individual Property or any part thereof is located, or the District of Columbia with respect to an Individual Property located therein.

“Strike Rate” shall mean (i) a rate per annum equal to 5.75% from the Closing Date through and including November 1, 2010 and (ii) during each Extension Period, a rate per annum, which, when added to the weighted average of the Eurodollar Rate Margin and the applicable interest rate spreads under the Mortgage Loan and the Mezzanine A Loan, would produce a Debt Service Coverage Ratio (assuming a Eurodollar Rate Margin equal to 3.75% per annum) of no less than (x) if only a Cap is obtained, 0.85:1.00 or (y) if only a Swap or a Swap and a Cap are obtained, 0.95:1.00, each as determined by Borrower and approved by Lender, such approval not to be unreasonably withheld.

“Substitute Allocated Loan Amount” shall have the meaning set forth in Section 2.9 hereof.

“Substitute Property” shall have the meaning set forth in Section 2.9 hereof.

“Substitute Properties” shall have the meaning set forth in Section 2.9 hereof.

“Survey” shall have the meaning set forth in Section 4.1.13 hereof.

“Swap” shall have the meaning provided in Section 2.4(b) hereof.

“Swap Breakage” shall mean all actual losses (including, without limitation, loss of bargain), costs (including, without limitation, cost of funding), breakage and expenses that Counterparty may incur as a result of any default in the performance of, or the termination of, the obligations of the Affiliate of Borrower (as purchaser of the Swap) pursuant to such Swap.

“Swap Payments” shall mean all scheduled monthly net payments required to be made under the Swap to Counterparty in accordance with the terms of such Swap.

“Syndication” shall have the meaning set forth in Section 9.7.2(a) hereof.

“Taxes” shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against any Individual Property or part thereof.

“Tenant” shall mean the tenant under any Lease.

“Threshold Amount” shall have the meaning set forth in Section 5.1.20 hereof.

“Tishman Speyer Control Persons” shall mean, as of any applicable determination date, (i) any of Robert V. Tishman and/or Jerry I. Speyer and/or Robert J. Speyer, their spouses, descendants, heirs, legatees or devisees; (ii) the Managing Directors of the general partner of Multifamily Guarantor or Multifamily Parallel Guarantor on such determination date who were either serving as such on the date hereof or have been employed by the general partner of Multifamily Guarantor or Multifamily Parallel Guarantor for at least five (5) years prior to such determination date; (iii) the Managing Directors of TSP on such determination date who were either serving as such on the date hereof or have been employed by TSP for at least five (5) years prior to such determination date; or (iv) any Person directly or indirectly controlled by one or more of the persons described in clauses (i) through (iii) above.

“Trade Payables” shall mean trade payables incurred by Mortgage Borrower in the ordinary course of its business of owning and operating the Properties.

“Transfer” shall have the meaning set forth in Section 5.2.10(a) hereof.

“TSP” shall mean Tishman Speyer Properties, L.P., a New York limited partnership.

“UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in the State in which an Individual Property is located.

“UCC Financing Statements” shall mean the UCC financing statements delivered in connection with the Pledge Agreement and the other Loan Documents and filed in the applicable filing offices.

“UCC Title Insurance Policy” shall mean, with respect to the Collateral, a UCC title insurance policy in form acceptable to Lender issued with respect to the Collateral and insuring the lien of the Pledge Agreement upon the Collateral.

“U.S. Obligations” shall mean direct non-callable obligations of the United States of America or other obligations which are “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940.

“USPAP” shall mean the Uniform Standard of Professional Appraisal Practice.

“U.S. Tax” means any present or future tax, assessment or other charge or levy imposed by or on behalf of the United States of America or any taxing authority thereof.

Section 1.2                                      Principles of Construction.

All references to “Sections” and “Schedules” are to Sections and Schedules in or to this Agreement unless otherwise specified. All uses of the word “including” shall mean “including, without limitation” unless the context shall indicate otherwise. Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined. All covenants, representations, terms and conditions contained in this Agreement applicable to “Borrower” shall be deemed to apply to each Borrower Entity individually. It shall constitute an Event of Default if any covenant, representation, term or condition contained in this Agreement is breached (beyond any applicable notice and cure periods) with respect to any individual Borrower Entity. With respect to terms defined by cross-reference to the Mortgage Loan Documents, such defined terms shall have the respective definitions set forth for such terms in the Mortgage Loan Documents as of the date hereof, and no modifications to the Mortgage Loan Documents shall have the effect of changing such definitions for the purpose of this Agreement unless Lender expressly agrees that such definitions as used in this Agreement have been revised or Lender consents to the modification documents. With respect to any provisions incorporated by reference herein from the Mortgage Loan Documents, such provisions shall be deemed a part of this Agreement notwithstanding the fact that the Mortgage Loan shall no longer be effective for any reason. The phrase “Borrower shall cause Mortgage Borrower to” or “Borrower shall not cause or permit Mortgage Borrower to” (or phrases of similar meaning), as used herein, shall mean

Borrower shall cause Mezzanine A Borrower to cause Mortgage Borrower to so act or not to so act, as applicable (or that Borrower shall permit Mezzanine A Borrower to permit Mortgage Borrower to so act or not to so act, as applicable).

II.                                     GENERAL TERMS

Section 2.1                                      Loan Commitment; Disbursement to Borrower.

2.1.1                        Agreement to Lend and Borrow.

Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make and Borrower hereby agrees to accept the Loan on the Closing Date.

2.1.2                        Single Disbursement to Borrower.

Borrower may request and receive only one borrowing hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed.

2.1.3                        The Note, Pledge Agreement and Loan Documents.

The Loan shall be evidenced by the Note and secured by the Pledge Agreement and the other Loan Documents.

2.1.4                        Use of Proceeds.

Borrower shall use the proceeds of the Loan to (a) pay costs and expenses incurred in connection with the closing of the Loan, (b) make a capital contribution to Mezzanine A Borrower in order for Mezzanine A Borrower (i) to use such proceeds to pay costs and expenses incurred in connection with the closing of the Mezzanine A Loan and (ii) to make a capital contribution to Mortgage Borrower in order for Mortgage Borrower to (1) repay and discharge any existing loans relating to the Properties, (2) pay all past due Basic Carrying Costs, if any, with respect to the Properties, (3) make deposits into the Mortgage Loan Reserve Funds on the Closing Date in the amounts provided in the Mortgage Loan Documents, (4) pay costs and expenses incurred in connection with the closing of the Mortgage Loan, or (5) fund any working capital requirements of the Properties and/or working capital reserves of Mortgage Borrower or (c) fund any working capital reserves of Borrower. The balance, if any, shall be distributed by Borrower to the Persons owning the ownership interests in Borrower.

Section 2.2                                      Interest; Loan Payments; Late Payment Charge.

2.2.1                        Payments.

(a)                                  Interest. Interest on the outstanding principal balance of the Note shall accrue from the Closing Date to but excluding the Maturity Date at the Applicable Interest Rate. Monthly installments of interest only shall be paid on each Payment Date commencing on December 1, 2007 and on each subsequent Payment Date thereafter up to and including the Maturity Date for the Interest Period in which such Payment Date or Maturity Date occurs. The outstanding principal balance of the Loan together with all accrued and unpaid interest thereon shall be due and payable on the Maturity Date.

(b)                                 Extension of the Maturity Date. Borrower shall have the option to extend the term of the Loan beyond the initial Maturity Date for two (2) successive terms (each, an “Extension Option”) of one (1) year each (each, an “Extension Period”) to (x) November 1, 2011 and (y) November 1, 2012 (each such date, the “Extended Maturity Date”), respectively, and, as to each Extension Option, upon satisfaction of the following terms and conditions:

(i)                                     no Event of Default shall have occurred and be continuing at the time the applicable Extension Option is exercised and on the date that the applicable Extension Period is commenced;

(ii)                                  Borrower shall notify Lender of its election to extend the Maturity Date as aforesaid not earlier than one hundred twenty (120) days and no later than thirty (30) days prior to the then applicable Maturity Date; provided, however, Borrower shall be permitted to rescind and revoke its notice of extension given in accordance with the terms hereof, provided that (i) written notice of such rescission and revocation is received by Lender no sooner than three (3) Business Days prior to the applicable Maturity Date and (ii) Borrower pays Lender’s reasonable out-of-pocket costs and expenses incurred as a result of Lender’s receipt of such notice of extension;

(iii)                               Borrower shall obtain and deliver to Lender on or prior to the commencement of the applicable Extension Period, one or more Replacement Interest Rate Hedging Agreements, which Replacement Interest Rate Hedging Agreements shall be effective commencing on the first day of such Extension Option and shall have a maturity date not earlier than the next succeeding Extended Maturity Date and shall have a Strike Rate equal to the then applicable Strike Rate;

(iv)                              Borrower shall have paid to Lender on or prior to the commencement of each Extension Period, the Extension Fee;

(v)                                 all conditions to the Mezzanine A Loan Extension corresponding to the applicable Extension Period shall have been satisfied in accordance with the terms of the Mezzanine A Loan Documents; and

(vi)                              Borrower shall have delivered a certificate of Bank Loan Borrower satisfying the requirements of Section 7.4 hereof (and relating to Debt Service Shortfalls as projected by Lender through the end of the applicable Extension Period) or shall have deposited with Lender, cash or delivered to Lender, a Letter of Credit, satisfying the requirements of Section 7.4 hereof (and in an amount sufficient to cover Debt Service Shortfalls as projected by Lender through the end of the applicable Extension Period).

(c)                                  All references in this Agreement and in the other Loan Documents to the Maturity Date shall mean the applicable Extended Maturity Date in the event the applicable Extension Option is exercised.

(d)                                 All payments and other amounts due under the Note, this Agreement and the other Loan Documents shall be made without any setoff, defense or irrespective of, and without deduction for, counterclaims.

2.2.2                        Interest Calculation.

Interest on the outstanding principal balance of the Note shall be calculated by multiplying (a) the actual number of days elapsed in the period for which the calculation is being made by (b) a daily rate equal to the Applicable Interest Rate divided by three hundred sixty (360) by (c) the outstanding principal balance of the Note.

2.2.3                        Eurodollar Rate Unascertainable; Illegality; Increased Costs.

(a)                                  (i)  In the event that Lender shall have reasonably determined (which determination shall be conclusive and binding upon Borrower absent manifest error) that by reason of circumstances affecting the interbank eurodollar market, adequate and reasonable means do not exist for ascertaining LIBOR, then Lender shall forthwith give notice by telephone of such determination, to Borrower at least one (1) Business Day prior to the last day of the related Interest Period, with a written confirmation of such determination promptly thereafter. If such notice is given, the Loan shall bear interest at the Adjusted Prime Rate beginning on the first day of the next succeeding Interest Period. (ii) If, pursuant to the terms of this Section 2.2.3(a), the Loan is bearing interest at the Adjusted Prime Rate and Lender shall reasonably determine (which determination shall be conclusive and binding upon Borrower absent manifest error) that the event(s) or circumstance(s) which resulted in such conversion shall no longer be applicable, Lender shall give notice thereof to Borrower by telephone of such determination, confirmed in writing, to Borrower as soon as reasonably practical, but in no event later than one (1) Business Day prior to the last day of the then current Interest Period. If such notice is given, the Loan shall bear interest at the Eurodollar Rate beginning on the first day of the next succeeding Interest Period. Notwithstanding any provision of this Agreement to the contrary, in no event shall Borrower have the right to elect to have the Loan bear interest at the Adjusted Prime Rate; it being understood that the Loan shall bear interest at all times at the Eurodollar Rate except to the extent expressly provided in this Section 2.2.3.

(b)                                 If any Regulatory Change shall hereafter make it unlawful for Lender or any Co-Lender in good faith to make or maintain the portion of the Loan bearing interest at the Eurodollar Rate, Lender or such Co-Lender, as applicable, shall give notice thereof to Borrower, and without the need for Borrower’s consent, (I) the obligation of Lender or such Co-Lender hereunder to make the Loan bearing interest at the Eurodollar Rate may be canceled forthwith and (II) the Loan shall automatically bear interest at the Adjusted Prime Rate at the expiration of the then current Interest Period or within such earlier period as required by Applicable Law. Upon written demand from Borrower, Lender or the applicable Co-Lender shall demonstrate in reasonable detail the circumstances giving rise to Lender’s or such Co-Lender’s determination and the calculation substantiating the Adjusted Prime Rate by Lender or such Co-Lender in making the conversion. In the event that such Regulatory Change shall no longer exist or be effective, Lender or such Co-Lender, as applicable, shall give notice thereof to Borrower, and without the need for Borrower’s consent, the Loan shall bear interest at the Eurodollar Rate commencing with the first day of the next succeeding Interest Period.

(c)                                  If, as a result of any Regulatory Change, any reserve, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with, Lender or any Co-Lender is imposed, modified or deemed applicable and the result is to increase the actual cost to Lender or such Co-Lender of making the Loan bearing interest at the Eurodollar Rate, or to reduce the amount receivable by Lender hereunder in respect of any portion of the Loan bearing interest at the Eurodollar Rate by an amount reasonably deemed by such Lender to be material (such increases in cost and reductions in amounts receivable, “Increased Costs”), then Borrower agrees that it will pay to Lender or such Co-Lender (as applicable) upon Lender’s or such Co-Lender’s (as applicable) request such additional amount or amounts (based upon a reasonable allocation thereof by Lender or such Co-Lender (as applicable) to Eurodollar Rate loans made by Lender or such Co-Lender (as applicable)) as will compensate Lender of such Co-Lender (as applicable) for such Increased Costs to the extent that such Increased Costs are reasonably allocable to the Loan. Lender or any Co-Lender (as applicable) will notify Borrower in writing of any event occurring after the Closing Date which will entitle Lender or such Co-Lender (as applicable) to compensation pursuant to this Section 2.2.3(c) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation and will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of Lender of such Co-Lender (as applicable), be otherwise materially disadvantageous to Lender or such Co-Lender (as applicable). If Lender or such Co-Lender (as applicable) shall fail to notify Borrower of any such event within ninety (90) days following the date such event occurred, then Borrower’s liability for any amounts described in this Section 2.2.3(c) incurred by Lender or such Co-Lender (as applicable) as a result of such event shall be limited to those attributable to the period occurring subsequent to the 90th day prior to the date upon which Lender or such Lender (as applicable) actually notified Borrower of the occurrence of such event. Notwithstanding the foregoing, in no event shall Borrower be required to compensate Lender or any Co-Lender for any portion of Excluded Taxes of Lender or such Co-Lender (as applicable), whether or not attributable to payments made by Borrower. If Lender or any Co-Lender requests compensation under this Section 2.2.3(c), Borrower may, by notice to Lender or such Co-Lender (as applicable), require that Lender or such Co-Lender (as applicable) furnish to Borrower a statement setting forth in reasonable detail the basis for requesting such compensation and the method for determining the amount thereof, which such statement submitted by Lender or such Co-Lender to Borrower shall be conclusive absent manifest error. Lender or such Co-Lender (as applicable) shall only charge Borrower amounts hereunder if Lender or such Co-Lender (as applicable) is generally charging such amounts to all similarly situated Eurodollar Rate-based borrowers. This provision shall survive payment of the Note and the satisfaction of all other obligations of Borrower under the Note, this Agreement and the other Loan Documents. The provisions of this Section 2.2.3(c) shall not apply if a Securitization has occurred.

(d)                                 Borrower agrees to indemnify Lender and the Co-Lenders and to hold Lender and the Co-Lenders harmless from any actual loss or expense which Lender or any Co-Lender sustains or incurs as a consequence of (I) any default by Borrower in payment of the principal of or interest on the Loan while bearing interest at the Eurodollar Rate, (II) if the Loan is then bearing interest at the Eurodollar Rate, any prepayment (whether voluntary or mandatory) of the Loan on a day that is not the last day of an Interest Period with respect thereto, (III) the conversion of the Applicable Interest Rate from the Eurodollar Rate to the Adjusted Prime Rate with respect to any portion of the outstanding principal amount of the Loan then bearing interest at the Eurodollar Rate on a date other than the last day of an Interest Period in accordance with this Agreement and (IV) the failure of Borrower in making any prepayment after Borrower has given a notice thereof in accordance with the provisions of Section 2.3.1 hereof, which such notice was not otherwise rescinded or postponed in accordance therewith (the amounts referred to in clauses (I), (II), (III) and (IV) are herein referred to collectively as the “Breakage Costs”). This provision shall survive payment of the Note and the satisfaction of all other obligations of Borrower under this Agreement and the other Loan Documents.

2.2.4                        Intentionally Omitted.

2.2.5                        Payment on Maturity Date.

Borrower shall pay to Lender on the Maturity Date the outstanding principal balance, all accrued and unpaid interest and all other amounts due hereunder and under the Note, the Pledge Agreement and the other Loan Documents.

2.2.6                        Payments after Default.

Upon the occurrence and during the continuance of an Event of Default, (a) interest on the outstanding principal balance of the Loan and, to the extent permitted by Applicable Law, overdue interest and other amounts due in respect of the Loan, shall accrue at the Default Rate, calculated from the date such payment was due without regard to any grace or cure periods contained herein and (b) Lender shall be entitled to receive and Borrower shall pay to Lender on each Payment Date during such period an amount equal to the Net Cash Flow After Debt Service for the prior month, such amount to be applied by Lender to the payment of the Debt in such order as Lender shall determine in its sole discretion, including alternating applications thereof between interest and principal. Interest at the Default Rate and Net Cash Flow After Debt Service shall both be computed from the occurrence of the Event of Default until the actual receipt and collection of the Debt (or that portion thereof that is then due). To the extent permitted by Applicable Law, interest at the Default Rate shall be added to the Debt, shall itself accrue interest at the same rate as the Loan and shall be secured by the Pledge Agreement. This Section 2.2.6 shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default; the acceptance of any payment of Net Cash Flow After Debt Service shall not be deemed to cure or constitute a waiver of any Event of Default; and Lender shall retain its rights under the Note to accelerate and to continue to demand payment of the Debt upon the happening of any Event of Default, despite any payment of Net Cash Flow After Debt Service.

2.2.7                        Late Payment Charge.

If any principal, interest or any other sums due under the Loan Documents (other than the principal sum due on the Maturity Date or on any accelerated maturity of the Note) is not paid by Borrower on the date on which it is due (notwithstanding any grace period hereunder, under the Note or the other Loan Documents), Borrower shall pay to Lender within five (5) days after Lender’s demand therefor an amount equal to the lesser of two percent (2%) of such unpaid sum or the maximum amount permitted by Applicable Law in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Pledge Agreement and the other Loan Documents to the extent permitted by Applicable Law.

2.2.8                        Usury Savings.

This Agreement and the Note are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Applicable Interest Rate or the Default Rate, as applicable, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

2.2.9                        Foreign Taxes.

The provisions of this Section 2.2.9 shall only apply so long as a Securitization has not occurred. All payments made by Borrower hereunder shall be made free and clear of, and without reduction for or on account of, Foreign Taxes or U.S. Taxes, excluding, in the case of Lender or any Co-Lender, Foreign Taxes or U.S. Taxes measured by its net income, receipts, capital, net worth and franchise taxes imposed on it, by the jurisdiction under the laws of which Lender or any Co-Lender is resident or organized, or any political subdivision thereof and, in the case of Lender or any

Co-Lender, taxes measured by its overall net income, receipts, capital, net worth and franchise taxes imposed on it, by the jurisdiction of Lender’s or such Co-Lender’s applicable lending office or any political subdivision thereof or in which Lender or such Co-Lender is resident or engaged in business. If any non excluded Foreign Taxes or U.S. Taxes are required to be withheld from any amounts payable to Lender or any Co-Lender hereunder, the amounts so payable to Lender or such Co-Lender shall be increased to the extent necessary to yield to Lender or such Co-Lender (after payment of all non excluded Foreign Taxes or U.S. Taxes) interest or any such other amounts payable hereunder at the rate or in the amounts specified hereunder. Whenever any non excluded Foreign Tax or U.S. Tax is payable pursuant to Applicable Law by Borrower, Borrower shall send to Lender or the applicable Co-Lender, within thirty (30) days after such payment, an original official receipt showing payment of such non excluded Foreign Tax or U.S. Tax or other evidence of payment reasonably satisfactory to Lender or the applicable Co-Lender. Borrower hereby indemnifies Lender and each Co-Lender for any incremental taxes, interest or penalties that may become payable by Lender or any Co-Lender which may result from any failure or delay by Borrower to pay any such non excluded Foreign Tax or U.S. Tax when due to the appropriate taxing authority or any failure or delay by Borrower to remit to Lender or any Co-Lender the required receipts or other reasonable evidence of such payment, provided, however, that notwithstanding anything to the contrary contained herein (a) the obligation to pay such additional amounts required under this Section 2.2.9 shall not apply to any Foreign Taxes which otherwise constitute Excluded Taxes and (b) in the event that Lender or any Co-Lender or any successor and/or assign of Lender or any Co-Lender is not incorporated under the laws of the United States of America or a state thereof, Lender and any such Co-Lender agrees that, prior to the first date on which any payment is due such entity hereunder, it will deliver to Borrower (i) two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI or successor applicable form, as the case may be, certifying in each case that such entity is entitled to receive payments under the Note, without deduction or withholding of any United States federal income taxes, or (ii) an Internal Revenue Service Form W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax on all interest payments hereunder. Each entity required to deliver to Borrower a Form W-8BEN or W-8ECI or Form W-9 pursuant to the preceding sentence further undertakes to deliver to Borrower two (2) further copies of such letter and W-8BEN or W-8ECI or Form W-9, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such letter or form expires (which, in the case of the Form W-8ECI, is the last day of each U.S. taxable year of the non U.S. entity) or becomes obsolete or after the occurrence of any event requiring a change in the most recent letter and form previously delivered by it to Borrower, and such other extensions or renewals thereof as may reasonably be requested by Borrower, certifying in the case of a Form W-8BEN or W-8ECI that such entity is entitled to receive payments under the Note without deduction or withholding of any United States federal income taxes, unless in any such case any change in treaty, law or regulation has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such entity from duly completing and delivering any such letter or form with respect to it and such entity advises Borrower that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of a Form W-9, establishing an exemption from United States backup withholding tax. Notwithstanding the foregoing, if such entity fails to provide a duly completed Form W-8BEN or W-8ECI or other applicable form and, under Applicable Law, in order to avoid liability for Foreign Taxes or U.S. Taxes, Borrower is required to withhold on payments made to such entity that has failed to provide the applicable form, Borrower shall be entitled to withhold the appropriate amount of Foreign Taxes or U.S. Taxes and Borrower shall have no obligation to pay any additional amounts to such entity under this Section 2.2.9. In such event, Borrower shall promptly provide to such entity evidence of payment of such Foreign Taxes or U.S. Taxes to the appropriate taxing authority and shall promptly forward to such entity any official tax receipts or other documentation with respect to the payment of the Foreign Taxes or U.S. Taxes as may be issued by the taxing authority.

Section 2.3                                      Prepayments.

2.3.1                        Voluntary Prepayments.

Borrower may, at its option, prepay the Loan in whole or in part, upon satisfaction of the following conditions:

(a)                                  Borrower shall provide prior written notice to Lender (which notice shall be irrevocable) specifying the date upon which the prepayment is to be made, which notice shall be delivered to Lender not less than thirty (30) days prior to such payment; provided, however, Borrower shall be permitted the right to rescind and revoke or postpone its notice of prepayment given in accordance with this Section 2.3.1(a), provided that (i) a written notice of such rescission and revocation or postponement is received by Lender no sooner than three (3) Business Days prior to the date of prepayment indicated by Borrower and (ii) Borrower pays Lender’s reasonable out-of-pocket costs and expenses incurred as a result of Lender’s receipt of such notice of prepayment;

(b)                                 Borrower shall pay to Lender, simultaneously with such prepayment, (i) all accrued and unpaid interest calculated at the Applicable Interest Rate on the amount of principal being prepaid through and including the date upon which the prepayment is made (the “Prepayment Date”); (ii) if such prepayment is not made on a Payment Date, all interest on the principal amount being prepaid which would have accrued from the date of prepayment through and including the end of the Interest Period in which such prepayment occurs, calculated at (1) the Applicable Interest Rate if such prepayment occurs on or after the LIBOR Determination Date for the Interest Period in which such prepayment occurs or (2) the Assumed Note Rate if such prepayment occurs before the LIBOR Determination Date for the Interest Period in which the prepayment occurs (the “Interest Shortfall”); (iii) Breakage Costs, if any, without duplication of any sums paid pursuant to the preceding clause (ii); (iv) the applicable Spread Maintenance Payment (if any); and (v) all other sums then due under this Agreement, the Note or the other Loan Documents;

(c)                                  If the Interest Shortfall was calculated based upon the Assumed Note Rate, upon determination of LIBOR on the LIBOR Determination Date for the Interest Period in which the Prepayment Date occurred, (i) if the Applicable Interest Rate for such Interest Period is less than the Assumed Note Rate, Lender shall promptly refund to Borrower the amount of the Interest Shortfall paid, calculated at a rate equal to the difference between the Assumed Note Rate and the Applicable Interest Rate, or (ii) if the Applicable Interest Rate is greater than the Assumed Note Rate, Borrower shall promptly (and in no event later than the next occurring Payment Date) pay Lender the amount of such additional Interest Shortfall calculated at a rate equal to the excess of the Applicable Interest Rate over the Assumed Note Rate; and

(d)                                 Mezzanine A Borrower shall have simultaneously with such prepayment made a pro rata prepayment of the Mezzanine A Loan pursuant to and in accordance with the Mezzanine A Loan Agreement.; provided, however, Borrower may repay the Loan in full on the Maturity Date and it shall not be a requirement to such repayment that Mezzanine A Borrower also repay the Mezzanine A Loan in full on the Maturity Date.

If a notice of prepayment is given by Borrower to Lender pursuant to this Section 2.3.1, the amount designated for prepayment and all other sums required under this Section 2.3.1 shall be due and payable on the Prepayment Date, subject to Borrower’s right to rescind, revoke or postpone in Section 2.3.1(a) hereof.

This Section 2.3.1 shall not apply to prepayments made in accordance with the provisions of Section 2.3.2 hereof.

2.3.2                        Liquidation Events.

(a)                                  In the event of (i) any Casualty affecting all or any portion of any Individual Property, (ii) any Condemnation of all or any portion of any Individual Property, (iii) a Transfer of any Individual Property in connection with realization thereon by the Mortgage Lender following a Mortgage Loan Event of Default, including without limitation a foreclosure sale, (iv) a Transfer of the Mezzanine A Collateral in connection with realization thereon by the Mezzanine A Lender following a Mezzanine A Loan Event of Default, including without limitation a foreclosure sale, (v) intentionally omitted or (vi) any refinancing of the Properties, the Mortgage Loan or the Mezzanine A Loan (each, a “Liquidation Event”), Borrower shall cause the related Net Liquidation Proceeds After Debt Service (if any) to be deposited with Lender and to be applied in accordance with the applicable provisions of this Section 2.3.2(a). On each date on which Lender actually receives a distribution of Net Liquidation Proceeds After Debt Service, if such date is a Payment Date, such Net Liquidation Proceeds After Debt Service shall be applied to the outstanding principal balance of the Note and all other sums then due hereunder or under the Loan Documents and any remaining Net Liquidation Proceeds After Debt Service shall be disbursed to Borrower. In the event Lender receives a distribution of Net Liquidation Proceeds After Debt Service on a date other than a Payment Date, such amounts shall be held by Lender as collateral security for the Loan in an interest bearing account, with such interest accruing to the benefit of Borrower, and shall be applied by Lender in accordance with the immediately preceding sentence on the next Payment Date. No prepayment consideration or any other prepayment premium or penalty shall be due in connection with any prepayment made as a result of any of the events described in clauses (i) or (ii) of this Section 2.3.2(a).

(b)                                 Borrower shall promptly notify Lender of any Liquidation Event once Borrower has knowledge of such event. Borrower shall be deemed to have knowledge of (i) a sale (other than a foreclosure sale) of an Individual Property on the date on which a contract of sale for such sale is entered into, and a foreclosure sale, on the date notice of such foreclosure sale is given to Borrower or Mortgage Borrower, and (ii) a refinancing of an Individual Property, the Mortgage Loan or the Mezzanine A Loan, on the date on which a commitment for such refinancing is entered into. The provisions of this Section 2.3.2 shall not be construed to contravene in any manner the restrictions and other provisions regarding refinancing of the Mortgage Loan or the Mezzanine A Loan or Transfer of any Individual Property set forth in this Agreement, and the other Loan Documents, the Mortgage Loan Documents or the Mezzanine A Loan Documents.

2.3.3                        Prepayments After Default.

If, following the occurrence of an Event of Default and acceleration of the Maturity Date, payment of all or any part of the Debt is tendered by Borrower or otherwise recovered by Lender (including, without limitation, through application of any Net Liquidation Proceeds After Debt Service, other than Net Liquidation Proceeds After Debt Service received in connection with a Casualty or Condemnation of all or a portion of any Individual Property), such tender or recovery shall be deemed a voluntary prepayment by Borrower and Borrower shall pay, in addition to the Debt, (i) an amount equal to the Spread Maintenance Payment, if any; (ii) all accrued and unpaid interest calculated at the Applicable Interest Rate on the amount of principal being prepaid through and including the Prepayment Date; (iii) if such Prepayment Date is a date other than a Payment Date, the Interest Shortfall; (iv) Breakage Costs, if any, without duplication of any sums paid pursuant to the preceding clause (iii); and (v) all other sums due under this Agreement, the Note or the other Loan Documents in connection with a partial or total prepayment.

2.3.4                        Making of Payments.

Each payment by Borrower hereunder or under the Note shall be made in funds settled through the New York Clearing House Interbank Payments System or other funds immediately available to Lender by 2:00 p.m., New York City time, on or prior to the date such payment is due, to Lender by deposit to such account as Lender may designate by written notice to Borrower. Whenever any payment hereunder or under the Note shall be stated to be due on a date which is not a Business Day, such payment shall be made on the first Business Day succeeding such scheduled due date.

2.3.5                        Application of Principal Prepayments.

All prepayments received pursuant to this Section 2.3 and Section 2.6 shall be applied, first, to interest on the portion of the outstanding principal balance being prepaid that accrued through and including the Prepayment Date, second, to the Interest Shortfall as the same may be adjusted pursuant to the last paragraph of Section 2.3.1(c) hereof, if applicable, with respect to the amount prepaid and third, to all other amounts then due to Lender under this Agreement or any of the other Loan Documents and then to the payment of principal due under the Loan.

Section 2.4                                      Interest Rate Hedging Agreement.

(a)                                  Borrower shall obtain or cause to be obtained, and shall thereafter maintain in effect, an Interest Rate Hedging Agreement with an Acceptable Counterparty, which shall (i) be coterminous with the Loan, (ii) have a notional amount which shall not at any time be less than the sum of the outstanding principal balance of the Loan, and (iii) at all times have a strike rate equal to the then applicable Strike Rate. The Counterparty shall be obligated under the Interest Rate Hedging Agreement to make monthly payments equal to the excess of one (1) month LIBOR over the Strike Rate, calculated on the notional amount. The notional amount of the Interest Rate Hedging Agreement may be reduced from time to time in amounts equal to any prepayment of the principal of the Loan in accordance with Section 2.3 and Section 2.6 hereof. Notwithstanding the foregoing, in the event that (i) Mortgage Lender waives the requirements of the Mortgage Loan Documents to maintain an interest rate hedging agreement with respect to the Mortgage Loan or Mortgage Borrower is in violation of its obligations relating thereto and (ii) Mezzanine A Lender waives the requirements of the Mezzanine A Loan Documents to maintain an interest rate hedging agreement with respect to the Mezzanine A Loan or Mezzanine A Borrower is in violation of its obligations relating thereto, Lender may require Borrower to obtain, or cause to be obtained, and to thereafter maintain in effect, an Interest Rate Hedging Agreement in accordance with the terms of this Section 2.4, which shall have a notional amount which shall not at any time be less than the outstanding principal balance of the Loan, the Mezzanine A Loan and the Mortgage Loan and which shall at all times have a strike rate equal to the Strike Rate (which shall be calculated taking into consideration the Mortgage Debt Service, the Mezzanine A Debt Service and the Debt Service and the weighted average interest rate spread of the Mortgage Loan, the Mezzanine A Loan and the Loan).

(b)                                 If any Interest Rate Hedging Agreement is an interest rate exchange agreement (a “Swap”), Borrower shall not be a party to such Swap and all obligations of the Affiliate of Borrower (which is the purchaser of such Swap), including, without limitation, Additional Interest shall not be secured by the Lien of the Collateral, any Individual Property or any Mezzanine A Collateral. The Affiliate of Borrower that has entered into the Swap and its creditworthiness shall be reasonably satisfactory to Lender. If any Interest Rate Hedging Agreement is an interest rate cap (a “Cap”), neither Borrower nor any Affiliate of Borrower, as applicable, shall have any obligations under such Cap other than the payment of a one time, single installment payment made at the time of the purchase of such Cap.

(c)                                  Borrower shall collaterally assign to Lender pursuant to an Assignment of Interest Rate Hedging Agreement substantially in the form as the Assignment of Interest Rate Hedging Agreement delivered on the date hereof, all of its right, title and interest to receive any and all payments under the Interest Rate Hedging Agreement (and any related guarantee, if any) and shall deliver to Lender an executed counterpart of such Interest Rate Hedging Agreement and notify the Counterparty of such collateral assignment (either in such Interest Rate Hedging Agreement or by separate instrument). The Interest Rate Hedging Agreement and any Replacement Interest Rate Hedging Agreement shall be further assignable to any party to which the Loan may be assigned without the Counterparty’s consent. The Counterparty shall agree in writing to make all payments it is required to make under the Interest Rate Hedging Agreement into an account designated by Lender. At such time as the Loan is repaid in full, all of Lender’s right, title and interest in the Interest Rate Hedging Agreement shall terminate and Lender shall promptly execute and deliver at Borrower’s sole cost and expense, such documents as may be required to evidence Lender’s release of the Interest Rate Hedging Agreement and to notify the Counterparty of such release.

(d)                                 Borrower shall comply with all of its obligations under the terms and provisions of the Interest Rate Hedging Agreement, and shall cause its Affiliate (as purchaser of the Swap) to (1) pay all Swap Payments and Swap Breakage in accordance with the terms of the Interest Rate Hedging Agreement and (2) perform all of such Affiliate’s other obligations under the Swap. All amounts paid by the Counterparty under the Interest Rate Hedging Agreement shall be deposited immediately into an account designated by Lender. Borrower shall take all actions reasonably requested by Lender to enforce Lender’s rights under the Interest Rate Hedging Agreement in the event of a default by the Counterparty and shall not waive, amend or otherwise modify any of its rights thereunder.

(e)                                  In the event of any downgrade, withdrawal or qualification of the rating of the Counterparty below “A+” (or the equivalent) by the Rating Agencies, and the Counterparty fails to comply with the requirement of clause (f) below, Borrower shall replace the Interest Rate Hedging Agreement with a Replacement Interest Rate Hedging Agreement with an Acceptable Counterparty not later than ten (10) Business Days following receipt of notice from Lender or Servicer of such downgrade, withdrawal or qualification.

(f)                                    In the event that Borrower fails to purchase and deliver to Lender the Interest Rate Hedging Agreement or any Replacement Interest Rate Hedging Agreement as and when required hereunder, Lender may purchase such Interest Rate Hedging Agreement and the cost incurred by Lender in purchasing such Interest Rate Hedging Agreement shall be paid by Borrower to Lender with interest thereon at the Default Rate from the date such cost was incurred by Lender until such cost is paid by Borrower to Lender.

(g)                                 Each Interest Rate Hedging Agreement shall contain the following language or its equivalent: “In the event of any downgrade, withdrawal or qualification of the rating of the Counterparty below “A+” (or the equivalent) by the Rating Agencies, the Counterparty must, within 30 days, either (x) post collateral on terms acceptable to each Rating Agency or (y) find a replacement Acceptable Counterparty, at the Counterparty’s sole cost and expense, acceptable to each Rating Agency (notwithstanding the foregoing, if the Counterparty’s rating is downgraded to “A” or lower, only the option described in clause (y) will be acceptable); provided that, notwithstanding such a downgrade, withdrawal or qualification, unless and until the Counterparty transfers the Interest Rate Hedging Agreement to a replacement Acceptable Counterparty pursuant to the foregoing clause (y), the Counterparty will continue to perform its obligations under the Interest Rate Hedging Agreement. Failure to satisfy the foregoing shall constitute an Additional Termination Event as defined by Section 5(b)(v) of the ISDA Master Agreement, with the Counterparty as the Affected Party.”

(h)                                 In connection with an Interest Rate Hedging Agreement, Borrower shall obtain and deliver to Lender an opinion of counsel from counsel for the Counterparty (upon which Lender and its successors and assigns may rely) which shall provide, in relevant part, that:

(i)                                     the Counterparty is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and has the organizational power and authority to execute and deliver, and to perform its obligations under, the Interest Rate Hedging Agreement;

(ii)                                  the execution and delivery of the Interest Rate Hedging Agreement by the Counterparty, and any other agreement which the Counterparty has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been and remain duly authorized by all necessary action and do not contravene any provision of its certificate of incorporation or by-laws (or equivalent organizational documents) or any law, regulation or contractual restriction binding on or affecting it or its property;

(iii)                               all consents, authorizations and approvals required for the execution and delivery by the Counterparty of the Interest Rate Hedging Agreement, and any other agreement which the Counterparty has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been obtained and remain in full force and effect, all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with any governmental authority or regulatory body is required for such execution, delivery or performance; and

(iv)                              the Interest Rate Hedging Agreement, and any other agreement which the Counterparty has executed and delivered pursuant thereto, has been duly executed and delivered by the Counterparty and constitutes the legal, valid and binding obligation of the Counterparty, enforceable against the Counterparty in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

Section 2.5                                      Intentionally Omitted.

Section 2.6                                      Release of an Individual Property.

If Mortgage Borrower has elected to release an Individual Property from the Lien of the Security Instrument thereon and the requirements of this Section 2.6 have been satisfied, and provided that no Event of Default shall then exist, Borrower shall be entitled to (x) permit Mortgage Borrower to obtain the release of an Individual Property from the Lien of the Security Instrument thereon (and related Mortgage Loan Documents), (y) permit Mezzanine A Borrower to obtain the release of the Mezzanine A Collateral corresponding to the release of such Individual Property and (z) the release of the applicable Borrower Entity’s obligations under the Loan Documents (other than those expressly stated to survive), upon the satisfaction of each of the following conditions:

(a)                                  (i) All conditions to the release of such Individual Property from the Lien of the Security Instrument thereon shall have been satisfied in accordance with the terms of the Mortgage Loan Documents (as independently determined by Lender in its reasonable discretion) and (ii) all conditions to the release of such Individual Property shall have been satisfied in accordance with the terms of Section 2.6 of the Mezzanine A Loan Agreement with respect to such release;

(b)                                 Borrower shall provide Lender with at least thirty (30) days’ but no more than ninety (90) days’ prior written notice of the release of any Individual Property permitted under this Section 2.6;

(c)                                  On or prior to the release of the applicable Individual Property, Lender shall have received a wire transfer of immediately available federal funds in an amount equal to the Release Price for such Individual Property, together with (i) all accrued and unpaid interest calculated at the Applicable Interest Rate on the amount of principal being prepaid through and including the date of the release, (ii) if such date is a date other than a Payment Date, the Interest Shortfall, (iii) Breakage Costs, if any, without duplication of any sums paid pursuant to the preceding clause (ii); (iv) the applicable Spread Maintenance Payment (if any); and (v) all other sums due under this Agreement, the Note or the other Loan Documents in connection with a prepayment;

(d)                                 Borrower shall submit to Lender, not later than ten (10) days prior to the release of the applicable Individual Property, an amendment to the Pledge Agreement and UCC-3 Financing Statements each amending Pledge Agreements and the UCC Financing Statements to reflect the release of the applicable Borrower Entity. In addition, Borrower shall provide all other customary documentation Lender reasonably requires to be delivered by Borrower in connection with such release, together with an Officer’s Certificate certifying that such documentation (i) is in compliance with all applicable Legal Requirements, (ii) will, following execution by Lender and recordation thereof, effect such releases in accordance with the terms of this Agreement, and (iii) will not impair or otherwise adversely affect the Liens, security interests and other rights of Lender under the Loan Documents not being released (or as to the parties to the Loan Documents not being released);

(e)                                  Intentionally Omitted;

(f)                                    Intentionally Omitted;

(g)                                 Intentionally Omitted;

(h)                                 Lender shall have received payment of all of Lender’s reasonable costs and expenses, including due diligence review costs and reasonable counsel fees and disbursements incurred in connection with the release of the Individual Property from the lien of the related Security Instrument and the review and approval of the documents and information required to be delivered in connection therewith;

(i)                                     Intentionally Omitted; and

(j)                                     Immediately following such release, the Allocated Loan Amount for the Individual Property released (the “Released Individual Property”) shall be reduced to zero, and the Allocated Loan Amount for each of the Individual Properties remaining subject to the Lien of the Security Instruments immediately following such release shall be reduced by such Individual Property’s pro rata share of the difference between the Release Price of the Released Individual Property and the original Allocated Loan Amount for the Released Individual Property. For purposes of the immediately preceding sentence, an Individual Property’s “pro rata share” shall mean a fraction, the numerator of which is the Allocated Loan Amount for such Individual Property prior to giving effect to any reduction pursuant to this Section 2.6(j), and the denominator of which is the sum of the Allocated Loan Amounts, prior to giving effect to any reduction pursuant to this Section 2.6(j), for all of the Individual Properties other than the Released Individual Property.

Section 2.7                                      Intentionally Omitted.

Section 2.8                                      Release on Payment in Full.

Lender shall, upon the written request and at the expense of Borrower, upon payment in full of all principal of and interest on the Loan and all other amounts due and payable under the Loan Documents in accordance with the terms and conditions of the Note and this Agreement, release the Lien of the Pledge Agreement and remit any remaining Reserve Funds to Borrower.

Section 2.9                                      Substitution of Properties.

Subject to the terms of this Section 2.9, Borrower may cause Mortgage Borrower to obtain, from time to time, a release of one or more Individual Properties (each, a “Release Property”) by substituting therefor one or more luxury residential apartment building properties of like kind and quality located in the United States of America acquired by Mortgage Borrower or an Affiliate of Mortgage Borrower (provided, however, that if the Substitute Property shall be owned by an Affiliate of Mortgage Borrower, such Affiliate (i) shall be wholly owned, directly or indirectly, by a Borrower Entity, (ii) shall assume all the obligations of Mortgage Borrower under the Security

Instrument, the Mortgage Note and the other Mortgage Loan Documents (subject, however, to the exculpatory provisions of Section 9.4 hereof) and (iii) shall become a party to the Mortgage Note and the other Mortgage Loan Documents and shall be bound by the terms and provisions thereof as if it had executed the Mortgage Note and the other Mortgage Loan Documents and shall have the rights and obligations of Mortgage Borrower thereunder) (individually, a “Substitute Property” and collectively, the “Substitute Properties”), provided that the following conditions precedent are satisfied or, in Lender’s sole discretion, waived:

(a)                                  Lender shall have received at least thirty (30) days’ prior written notice requesting the substitution and identifying the Substitute Property and the Release Property.

(b)                                 (i) All conditions to the release of such Individual Property and substitution of such Substitute Property shall have been satisfied in accordance with the terms of the Mortgage Loan Documents (as independently determined by Lender in its reasonable discretion) and (ii) all conditions to the release of such Individual Property and substitution of such Substitute Property shall have been satisfied in accordance with the terms of Section 2.9 of the Mezzanine A Loan Agreement with respect to such release and substitution.

(c)                                  If the Mortgage Borrower Entity that owns the Release Property will continue to own an Individual Property subject to the Lien of a Security Instrument, Lender shall have received (i) a copy of a deed conveying all of such Mortgage Borrower Entity’s right, title and interest in and to the Release Property to a Person other than Mortgage Borrower or Mortgage Principal and (ii) a letter from Mortgage Borrower countersigned by a title insurance company acknowledging receipt of such deed and agreeing to record such deed in the real estate records for the county in which the Release Property is located.

(d)                                 Lender shall have received a current Appraisal of the Substitute Property prepared not earlier than one (1) year prior to the release and substitution showing an appraised value for the Substitute Property equal to or greater than the appraised value of the Release Property as of the Closing Date.

(e)                                  Intentionally Omitted.

(f)                                    If the Loan is part of a Securitization, Lender shall have received confirmation in writing from the Rating Agencies to the effect that such release and substitution will not result in a withdrawal, qualification or downgrade of the respective ratings in effect immediately prior to such release and substitution for the Securities issued in connection with the Securitization that are then outstanding. If the Loan is not part of a Securitization, Lender shall have consented in writing to such release and substitution, which consent shall be given in Lender’s reasonable discretion applying the requirements of a prudent institutional mortgage loan lender with respect to real estate collateral of a size, scope and value substantially similar to that of the Substitute Property.

(g)                                 No Event of Default shall have occurred and be continuing, and Borrower shall be in compliance in all material respects with all terms and conditions set forth in this Agreement and in each other Loan Document on Borrower’s part to be observed or performed. Lender shall have received a certificate from Borrower confirming the foregoing, stating that the representations and warranties of Borrower contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of the release and substitution with respect to Borrower, the Properties and the Substitute Property and containing any other representations and warranties with respect to Borrower, the Properties, the Substitute Property or the Loan as (i) Lender (applying the requirements of a prudent institutional mortgage loan lender), if a Securitization has not occurred, or (ii) the Rating Agencies, if a Securitization has occurred, may require, unless such certificate would be inaccurate, such certificate to be in form and substance satisfactory to Lender (applying the requirements of a prudent institutional mortgage loan lender) or the Rating Agencies, as applicable.

(h)                                 If the Substitute Property shall be owned by an Affiliate of Mortgage Borrower: (i) Borrower shall execute and deliver a pledge agreement in substantially the same form as the Pledge Agreement in respect of the ownership interests of Mezzanine A Borrower in the new property owner/mortgage borrower (such interests shall otherwise comply with the requirements of the Loan Documents and be substantially identical in structure, form and substance as the Collateral delivered at closing of the Loan); (ii) Borrower shall authorize Lender to file such UCC Financing Statements required by Lender with respect to the substitute Collateral; (iii) Borrower shall deliver, at its sole cost and expense, a UCC Insurance Policy insuring the new pledge agreement as a valid first lien on the ownership interests pledged thereunder and substantially identical to the UCC Insurance Policy delivered at the closing of the Loan; and (iv) Borrower shall enter into such modifications to the other Loan Documents as Lender may reasonably request in order to reflect the substitution of the applicable Individual Property and the new property owner/mortgage borrower. The amount of the Loan allocated to the Substitute Property (such amount being hereinafter referred to as the “Substitute Allocated Loan Amount”) shall equal the Allocated Loan Amount of the related Release Property; provided, however, that in the event the number of Release Properties with respect to any substitution effected pursuant to this Section 2.9 does not equal the number of Substitute Properties, the Substitute Allocated Loan Amount for each of such Substitute Properties shall be reasonably determined by Lender (provided, however, that the aggregate Substitute Allocated Loan Amount for such Substitute Properties shall not exceed the aggregate Allocated Loan Amount for such Released Properties).

(i)                                     Intentionally Omitted.

(j)                                     Lender shall have received a current Survey for each Substitute Property, certified to the title company and Lender and its successors and assigns, in the same form and having the same content as the certification of the Survey of the Release Property, prepared by a professional land surveyor licensed in the State in which the Substitute Property is located and acceptable to the Rating Agencies in accordance with the 1999 Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys. Such Survey shall reflect the same legal description contained in the Mortgage Title Insurance

Policy relating to such Substitute Property and shall include, among other things, a metes and bounds description of the real property constituting part of such Substitute Property (unless such real property has been satisfactorily designated by lot number on a recorded plat). The surveyor’s seal shall be affixed to each Survey and each Survey shall certify whether or not the surveyed property is located in a “one-hundred-year flood hazard area.”

(k)                                  Lender shall have received (i) valid certificates of insurance indicating that the requirements for the policies of insurance required for an Individual Property hereunder have been satisfied with respect to the Substitute Property and (ii) evidence of the payment of all Insurance Premiums payable for the existing policy period.

(l)                                     Lender shall have received a Phase I environmental report dated not more than one hundred eighty (180) days prior to the proposed date of substitution and otherwise in form and scope reasonably acceptable to a prudent institutional mortgage loan lender and, if recommended under the Phase I environmental report, a Phase II environmental report that would be in form and scope reasonably acceptable to a prudent institutional mortgage loan lender, which conclude that the Substitute Property does not contain any Hazardous Materials in contravention of any applicable Legal Requirements in any material respect and is not subject to any significant risk of contamination from any off site Hazardous Materials in contravention of any applicable Legal Requirements in any material respect. If any such report discloses the presence of any Hazardous Substance in contravention of any applicable Legal Requirement in any material respect, or the material risk of contamination from any off site Hazardous Substance in contravention of any applicable Legal Requirement in any material respect, the proposed substitution shall not be allowed without Lender’s prior written consent at any time prior to a Securitization of the Loan. If, subsequent to a Securitization of the Loan, any such report discloses the presence of any Hazardous Substance in contravention of any applicable Legal Requirement in any material respect, or the risk of contamination from any off site Hazardous Substance in contravention of any applicable Legal Requirement in any material respect, the proposed substitution shall not be allowed unless (i) such report shall include an estimate of the cost of any related remediation required to be undertaken by an environmental consultant reasonably selected by Lender, (ii) the estimated cost of remediation does not exceed ten percent (10%) of the Allocated Loan Amount for such Substitute Property, and (iii) Borrower shall have caused Mortgage Borrower or Mezzanine A Lender to deposit with Mortgage Lender or Mezzanine A Lender, as applicable (A) cash, (B) a Letter of Credit, or (C) an indemnity by a reasonably acceptable indemnitor, in either event in an amount equal to one hundred twenty five percent (125%) of such estimated cost, which deposit shall constitute additional security for the Mortgage Loan or the Mezzanine A Loan, as applicable, and shall be released to Mortgage Borrower or Mezzanine A Borrower, as applicable, upon the delivery to Mortgage Lender or Mezzanine A Lender, as applicable, of (1) an update to such report indicating that there is no longer any Hazardous Substance on the Substitute Property that has not been remediated or contained in accordance with applicable Legal Requirements in all material respects or any material danger of contamination from any off site Hazardous Substance in contravention of any applicable Legal Requirement, and (2) a certificate from Mortgage Borrower or Mezzanine A

Borrower, as applicable, stating that all such remediation work has been paid in full or will be paid for out of the amounts reserved with Mortgage Lender or Mezzanine A Lender, as applicable. In the event that neither Mortgage Lender nor Mezzanine A Lender elects to require such deposit, Borrower shall deliver such deposit to Lender.

(m)                               Borrower shall deliver or cause to be delivered to Lender (A) updates or, if the Substitute Property is to be owned by an Affiliate of Borrower, originals, in either case certified by Borrower or such Affiliate, as applicable, of all organizational documentation related to Borrower or such Affiliate, as applicable, and/or the formation, structure, existence, good standing and/or qualification to do business delivered to Lender on the Closing Date; (B) good standing certificates, certificates of qualification to do business in the jurisdiction in which the Substitute Property is located (if required in such jurisdiction); and (C) resolutions of Borrower or such Affiliate, as applicable, authorizing the substitution and any actions taken in connection with such substitution.

(n)                                 Lender shall have received the following opinions of Borrower’s counsel: (A) an opinion or opinions of counsel stating that the Loan Documents delivered with respect to the Substitute Property pursuant to clause (h) above are valid and enforceable in accordance with their terms, subject to the laws applicable to creditors’ rights and equitable principles; (B) an opinion of counsel acceptable to the Rating Agencies, if the Loan is part of a Securitization, or reasonably acceptable to a prudent institutional mortgage loan lender, if the Loan is not part of a Securitization, stating that the Loan Documents delivered with respect to the Substitute Property pursuant to this Section are duly authorized, executed and delivered by Borrower and that the execution and delivery of such Loan Documents and the performance by Borrower of its obligations thereunder will not cause a breach of, or a default under, any agreement, document or instrument to which Borrower is a party or by which it or its properties are bound; and (C) an update of the Insolvency Opinion indicating that the substitution does not affect the opinions set forth therein.

(o)                                 Borrower shall have caused Mortgage Borrower to (i) have paid, (ii) have escrowed with Mortgage Lender or (iii) be contesting in accordance with the terms hereof, all Basic Carrying Costs relating to each of the Properties and the Substitute Property, including without limitation, (A) accrued but unpaid Insurance Premiums relating to each of the Properties and the Substitute Property, and (B) currently due and payable Taxes (including any in arrears) relating to each of the Properties and the Substitute Property and (C) currently due and payable Other Charges relating to each of the Properties and Substitute Property.

(p)                                 Borrower shall have paid or reimbursed Lender for all reasonable out-of-pocket costs and expenses actually incurred by Lender (including, without limitation, reasonable attorneys’ fees and disbursements of outside counsel) in connection with the release and substitution, and Borrower shall have paid all recording charges, filing fees, taxes or other expenses (including, without limitation, mortgage and intangibles taxes and documentary stamp taxes) payable in connection with the substitution. Borrower shall have paid all costs and expenses of the Rating Agencies incurred in connection with the substitution.

(q)                                 Lender shall have received annual operating statements and occupancy statements for the Substitute Property for the most current completed fiscal year and a current operating statement for the Release Property, each certified by Borrower to Lender as being true and correct in all material respects, and a certificate from Borrower certifying that there has been no material adverse change in the financial condition of the Substitute Property since the date of such operating statements.

(r)                                    Borrower shall have delivered to Lender estoppel certificates from all tenants under Major Leases at the Substitute Property. All such estoppel certificates shall be in the form or containing those statements required under such Major Lease or substantially in the form approved by Lender in connection with the origination of the Loan and shall indicate that (1) the subject Major Lease is a valid and binding obligation of the tenant thereunder, (2) to the tenant’s knowledge, there are no defaults under such Major Lease on the part of the landlord or tenant thereunder, (3) the tenant thereunder has no knowledge of any defense or offset to the payment of rent under such Lease, (4) no rent under such Lease has been paid more than one (1) month in advance, (5) the tenant thereunder has no option under such Lease to purchase all or any portion of the Substitute Property, and (6) all tenant improvement work required under such Lease has been substantially completed and the tenant under such Lease is in actual occupancy of its leased premises. If an estoppel certificate indicates that all tenant improvement work required under the subject Lease has not yet been completed, Borrower shall deliver to Lender financial statements indicating that Borrower has adequate funds to pay all costs related to such tenant improvement work as required under such Lease.

(s)                                  Lender shall have received copies of all Major Leases demising space at the Substitute Property certified by Borrower as being true and correct.

(t)                                    Intentionally Omitted.

(u)                                 Intentionally Omitted.

(v)                                 Lender shall have received a Physical Conditions Report with respect to the Substitute Property stating that the Substitute Property and its use comply in all material respects with all applicable Legal Requirements (including, without limitation, zoning, subdivision and building laws) and that the Substitute Property is in good condition and repair and free of damage or waste in all material respects. If compliance with applicable Legal Requirements is not addressed by the Physical Conditions Report, such compliance shall be confirmed by delivery to Lender of a letter from the municipality in which such Property is located, or a certificate of a surveyor that is licensed in the state in which the Substitute Property is located (with respect to zoning and subdivision laws, if offered in the jurisdiction in which the Substitute Property is located), or an ALTA 3.1 zoning endorsement to the applicable Title Insurance Policy (with respect to zoning laws) or a subdivision endorsement to the applicable Title Insurance Policy (with respect to subdivision laws). If the Physical Conditions Report recommends that any immediate repairs be made with respect to the Substitute Property, a substitution shall not be allowed without Lender’s prior written consent (not to be unreasonably withheld or delayed) with respect to such proposed Substitute Property at any time prior to a Securitization of the Loan. If, subsequent to a Securitization of the Loan, any such Physical Conditions Report recommends that any immediate repairs be made with respect to the Substitute Property, the proposed substitution shall not be allowed unless (i) such report shall include an estimate of the cost of such recommended repairs, (ii) the estimated cost of such recommended repairs does not exceed ten percent (10%) of the Allocated Loan Amount for such Substitute Property, and (iii) Borrower shall cause Mortgage Borrower or Mezzanine A Borrower, as applicable, to deposit with Mortgage Lender or Mezzanine A Lender, as applicable, (A) cash, (B) a Letter of Credit, or (C) an indemnity by a reasonably acceptable indemnitor, in each such event in an amount equal to one hundred twenty five percent (125%) of such estimated cost, which deposit shall constitute additional security for the Loan and shall be released to Mortgage Borrower or Mezzanine A Borrower, as applicable, upon the delivery to Lender of (1) an update to such Physical Conditions Report or a letter from the engineer that prepared such Physical Conditions Report, indicating that the recommended repairs were completed in a good and workmanlike manner, and (2) a certificate from Mortgage Borrower or Mezzanine A Borrower, as applicable, indicating that the costs of all such repairs have been paid. In the event that neither Mortgage Lender nor Mezzanine A Lender elects to require such deposit, Borrower shall deliver such deposit to Lender.

(w)                               Lender shall have received evidence which would be satisfactory to a prudent institutional mortgage loan lender to the effect that all material building and operating licenses and permits necessary for the use and occupancy of the Substitute Property as a luxury residential apartment building including, but not limited to, current certificates of occupancy, have been obtained and are in full force and effect in all material respects.

(x)                                   In the event the Release Property is subject to a Management Agreement along with one or more additional Properties, Lender shall have received a certified copy of an amendment to the Management Agreement reflecting the deletion of the Release Property and the addition of the Substitute Property as a property managed pursuant thereto, and Manager shall have executed and delivered to Lender an amendment to the Agreement Regarding Management Agreement reflecting such amendment to the Management Agreement. In the event that the Release Property is subject to a Management Agreement relating only to such Release Property, Lender shall have received a certified copy of a new Management Agreement for the Substitute Property, which new Management Agreement shall be reasonably acceptable to a prudent institutional mortgage loan lender, and the Manager thereunder shall have executed and delivered to Lender an Agreement Regarding Management Agreement with respect to such new Management Agreement on substantially the same terms as used in connection with the Release Property or such other terms as would be acceptable to a prudent institutional mortgage loan lender.

(y)                                 Lender shall have received such other approvals, opinions, documents and information in connection with the substitution as requested by the Rating Agencies, if the Loan is part of a Securitization, or by Lender (applying the requirements of a prudent institutional mortgage loan lender), if the Loan is not part of a Securitization.

(z)                                   Lender shall have received copies of all contracts and agreements relating to the leasing and operation of the Substitute Property (other than the Management Agreement), each of which shall be in such form and substance as would be satisfactory to a prudent institutional mortgage loan lender.

(aa)                            Lender shall have received certified copies of all material consents, licenses and approvals of relevant Governmental Authorities, if any, required to be obtained by Mortgage Borrower in connection with the substitution of a Substitute Property, and evidence that such consents, licenses and approvals are in full force and effect.

(bb)                          Intentionally Omitted.

(cc)                            Intentionally Omitted.

(dd)                          Intentionally Omitted.

(ee)                            If Mortgage Borrower owns a leasehold estate in the Substitute Property, Lender shall have received, (i) a certified copy of the ground lease for the Substitute Property, together with all amendments and modifications thereto and a recorded memorandum thereof, which ground lease would be reasonably satisfactory in all respects to a prudent institutional mortgage loan lender and which contains customary leasehold mortgagee provisions and protections, and which shall provide, among other things, (A) for a remaining term of no less than 20 years from the Maturity Date, (B) that the ground lease shall not be terminated until Mortgage Lender has received notice of a default thereunder and has had a reasonable opportunity to cure or complete foreclosure, and fails to do so in a diligent manner, (C) for a new lease on the same terms to Mortgage Lender as tenant if the ground lease is terminated for any reason, (D) the non-merger of fee and leasehold interests, and (E) that insurance proceeds and condemnation awards will be applied pursuant to the terms of this Agreement, and (ii) a ground lease estoppel, executed by the fee owner and ground lessor of the Substitute Property, in form and substance reasonably acceptable to a prudent institutional mortgage loan lender.

(ff)                                Intentionally Omitted.

(gg)                          Upon the satisfaction of the foregoing conditions precedent, Borrower will be entitled to cause Mortgage Borrower to obtain the release of the Lien of the Mortgage Loan Documents from the Release Property and the Substitute Property shall be deemed to be an Individual Property for purposes of this Agreement, and (except as otherwise provided in the proviso to the last sentence of Section 2.9(h) hereof) the Substitute Allocated Loan Amount with respect to such Substitute Property shall be deemed to be the Allocated Loan Amount with respect to such Substitute Property for all purposes hereunder.

III.                                 MORTGAGE BORROWER DISTRIBUTIONS

Section 3.1                                      Mortgage Borrower Distributions.

All transfers of Mortgage Borrower’s funds to or for the benefit of Mezzanine A Lender, Mezzanine A Borrower, Lender or Borrower, pursuant to this Agreement, the Mortgage Loan Documents, the Mezzanine A Loan Documents or any of the other Loan Documents, are intended by Borrower, Mortgage Borrower and Mezzanine A Borrower to constitute and shall constitute distributions from Mortgage Borrower to Mezzanine A Borrower and from Mezzanine A Borrower to Borrower, as applicable, and, in each case, must comply with the requirements as to distributions of the Delaware Revised Uniform Limited Partnership Act or the Delaware Limited Liability Company Act, as applicable. No provision of the Loan Documents shall create a debtor-creditor relationship between Borrower and any of Mezzanine A Lender or Mortgage Lender.

IV.                                REPRESENTATIONS AND WARRANTIES

Section 4.1                                      Borrower Representations.

Borrower represents and warrants as of the Closing Date that:

4.1.1                        Organization.

(a)                                  Each Borrower Entity is duly organized and is validly existing and in good standing in the jurisdiction in which it is organized, with requisite power and authority to own the assets owned by such Borrower Entity and to transact the businesses in which it is now engaged. Each Borrower Entity is duly qualified to do business and is in good standing in the State of Delaware. Borrower possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its assets and to transact the businesses in which it is now engaged. Attached hereto as Schedule 4.1.1 is an organizational chart of Borrower. Each Borrower Entity has delivered to Lender true and correct copies of the applicable Mortgage Borrower Formation Agreement and all other Organizational Documents for the applicable Mortgage Borrower, Mortgage Principal, Mezzanine A Borrower, Mezzanine A Principal, Borrower and Principal, all of which are in full force and effect as of the date hereof.

(b)                                 Each Borrower Entity has the power and authority and the requisite Ownership Interest to control the actions of Mezzanine A Borrower, and upon the realization on the Collateral under the Pledge Agreement, Lender or any other party succeeding to the Borrower’s interest in the Collateral described in the Pledge Agreement would have such control. Without limiting the foregoing, Borrower has sufficient control over Mezzanine A Borrower to cause Mortgage Borrower to (i) take any action on Mortgage Borrower’s part required by the Loan Documents and the Mortgage Loan Documents and (ii) refrain from taking any action prohibited by the Loan Documents and the Mortgage Loan Documents.

4.1.2                        Proceedings.

Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents. This Agreement and the other Loan Documents have been duly executed and delivered by or on behalf of Borrower and constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

4.1.3                        No Conflicts.

The execution, delivery and performance of this Agreement and the other Loan Documents by Borrower will not conflict with or result in a breach of any of the terms or provisions of, or constitute a material default under, or result in the creation or imposition of any Lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of Borrower pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement, management agreement, or other agreement or instrument to which Borrower is a party or by which any of Borrower’s property or assets is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Borrower or any of Borrower’s assets, or any license or other approval required to own and manage its property. Any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority required for the execution, delivery and performance by Borrower of this Agreement or any other Loan Documents has been obtained and is in full force and effect.

4.1.4                        Litigation.

Except as otherwise disclosed on Schedule 4.1.4, there are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or, to Borrower’s Actual Knowledge, threatened against or affecting Borrower or, to Borrower’s Actual Knowledge, Mortgage Borrower, Mezzanine A Borrower, the Collateral, the Mezzanine A Collateral, any Mortgage Principal’s general partner interest in the related Mortgage Borrower Entity, any Mezzanine A Principal’s general partner interest in the related Mezzanine A Borrower Entity or any Individual Property, which actions, suits or proceedings, if determined adversely to Borrower or, to Borrower’s Actual Knowledge, Mortgage Borrower, Mezzanine A Borrower, the Collateral, the Mezzanine A Collateral, any Mortgage Principal’s general partner interest in the related Mortgage Borrower Entity, any Mezzanine A Principal’s general partner interest in the related Mezzanine A Borrower Entity or any Individual Property would, individually or in the aggregate cause a Material Adverse Effect. Lender acknowledges the existence of the litigation listed in Schedule 4.1.4 hereof (the “Disclosed Litigation”) and Borrower further represents and warrants to Lender that, notwithstanding the

Disclosed Litigation, the representation by Borrower contained in the preceding sentence shall continue to be true and correct.

4.1.5                        Agreements.

Borrower is not a party to any agreement or instrument or subject to any restriction which might have a Material Adverse Effect. None of Borrower, Mortgage Borrower or Mezzanine A Borrower is in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Borrower or, to Borrower’s Actual Knowledge, Mortgage Borrower, Mezzanine A Borrower, the Collateral, the Mezzanine A Collateral, any Mortgage Principal’s general partner interest in the related Mortgage Borrower Entity, any Mezzanine A Principal’s general partner interest in the related Mezzanine A Borrower Entity or any Individual Property is bound. None of Borrower, Mortgage Borrower or Mezzanine A Borrower has material financial obligations under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Borrower, Mortgage Borrower or Mezzanine A Borrower is a party or by which Borrower or, to Borrower’s Actual Knowledge, Mortgage Borrower, Mezzanine A Borrower, the Collateral, the Mezzanine A Collateral, any Mortgage Principal’s general partner interest in the related Mortgage Borrower Entity, any Mezzanine A Principal’s general partner interest in the related Mezzanine A Borrower Entity or any Individual Property is otherwise bound, other than (a) obligations incurred in the ordinary course of the business relating to each Borrower Entity’s ownership and operation of the Collateral, (b) obligations incurred in the ordinary course of business relating to each Mezzanine A Borrower Entity’s ownership and operation of the Mezzanine A Collateral, (c) obligations incurred in the ordinary course of business relating to each Mortgage Borrower Entity’s ownership and operating of such Individual Property and (d) obligations under or permitted by the Loan Documents, the Mortgage Loan Documents and the Mezzanine A Loan Documents.

4.1.6                        Solvency.

Borrower (a) has not entered into the transaction or executed the Note, this Agreement or any other Loan Documents with the actual intent to hinder, delay or defraud any creditor and (b) has received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the Loan, the fair saleable value of Borrower’s assets exceeds and will, immediately following the making of the Loan, exceed Borrower’s total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrower’s assets is and will, immediately following the making of the Loan, be greater than Borrower’s probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured. Borrower’s assets do not and, immediately following the making of the Loan will not, constitute an insufficient amount of capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to incur debt and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debt and liabilities as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of obligations of Borrower). Except as expressly disclosed to Lender in writing, no petition under the Bankruptcy Code or similar state bankruptcy or insolvency law has been filed against Borrower, Principal, Mortgage Borrower, Mortgage Principal, Mezzanine A Borrower, Mezzanine A Principal, Guarantor, TSP or any of their respective partners or members in the last seven (7) years, and neither Borrower, Principal, Mortgage Borrower, Mortgage Principal, Mezzanine A Borrower, Mezzanine A Principal, Guarantor, TSP nor any of their respective partners or members in the last seven (7) years has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors. None of Borrower, Principal, Mortgage Borrower, Mortgage Principal, Mezzanine A Borrower, Mezzanine A Principal, Guarantor, TSP nor any of their respective partners or members is contemplating either the filing of a petition by it under the Bankruptcy Code or similar state bankruptcy or insolvency law or the liquidation of all or a major portion of Borrower’s, Mortgage Borrower’s or Mezzanine A Borrower’s assets or property, and Borrower has no Actual Knowledge of any Person contemplating the filing of any such petition against Borrower, Principal, Mortgage Borrower, Mortgage Principal, Mezzanine A Borrower, Mezzanine A Principal, Guarantor, TSP or any of their respective partners or members.

4.1.7                        Full and Accurate Disclosure.

To Borrower’s Actual Knowledge, no statement of fact made by Borrower in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading in any material respect.

4.1.8                        No Plan Assets

No Loan Party is a Plan, and none of the assets of any Loan Party constitute or will constitute “Plan Assets” of one or more Plans. In addition, (a) no Loan Party is a “governmental plan” within the meaning of Section 3(32) of ERISA and (b) transactions by or with any Loan Party are not subject to State statutes regulating investment of, and fiduciary obligations with respect to, governmental plans similar to the provisions of Section 406 of ERISA or Section 4975 of the Code currently in effect, which prohibit or otherwise restrict the transactions contemplated by this Agreement.

4.1.9                        Compliance.

Except as otherwise disclosed in Schedule 4.1.9 annexed hereto, Borrower, Mortgage Borrower, Mezzanine A Borrower and the Properties and the use thereof comply in all material respects with all applicable Legal Requirements, including, without limitation, all Environmental Laws, building and zoning ordinances and codes. Except as otherwise disclosed in Schedule 4.1.9 annexed hereto, none of Borrower, Mortgage Borrower or Mezzanine A Borrower has received written notice from any Governmental Authority asserting that Borrower, Mortgage Borrower, Mezzanine A Borrower or any Individual Property is in default or violation in any material respect of any order, writ, injunction, decree or demand of such Governmental Authority. Lender acknowledges the existence of those certain municipal violations disclosed in Schedule 4.1.9 hereof (the “Municipal Violations”), and Borrower further represents and warrants to Lender that the Municipal Violations do not have a Material Adverse Effect.

4.1.10                  Financial Information.

To Borrower’s Actual Knowledge, all financial data, including, without limitation, the statements of cash flow and income and operating expense, that have been delivered to Lender in respect of the Properties (i) are true, complete and correct in all material respects, (ii) accurately represent in all material respects the financial condition of the Properties as of the date of such reports, and (iii) to the extent applicable, have been prepared in accordance with GAAP throughout the periods covered, except as disclosed therein. Except for Permitted Encumbrances, to Borrower’s Actual Knowledge, Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and reasonably likely to have a materially adverse effect on the Collateral, the Mezzanine A Collateral, any Mortgage Principal’s general partner interest in the related Mortgage Borrower Entity, any Mezzanine A Principal’s general partner interest in the related Mezzanine A Borrower Entity or any Individual Property or the operation thereof as a luxury residential apartment building, except as referred to or reflected in such financial statements or in Schedule 4.1.10 annexed hereto. To Borrower’s Actual Knowledge, since the date of such financial statements, there has been no materially adverse change in the financial condition or operations of the Properties from that set forth in such financial statements.

4.1.11                  Condemnation.

No Condemnation or other similar proceeding has been commenced or, to Borrower’s Actual Knowledge, is threatened or contemplated with respect to all or any portion of any Individual Property or for the relocation of roadways providing access to any Individual Property.

4.1.12                  Federal Reserve Regulations.

No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.

4.1.13                  Utilities and Public Access.

Each Individual Property has rights of access to public ways and is served by public water, sewer, sanitary sewer and storm drain facilities adequate to service such Individual Property for its intended use. Except as otherwise shown on the survey with respect to any Individual Property reviewed by Lender prior to the date hereof (the “Survey”) or disclosed in Schedule 4.1.13 annexed hereto with respect to such Individual

Property, all public utilities necessary or convenient to the full use and enjoyment of such Individual Property are located either in the public right of way abutting such Individual Property (which are connected so as to serve such Individual Property without passing over other property) or in recorded easements serving such Individual Property and such easements are set forth in and insured by the Owner’s Title Policy. All public roads and streets necessary for the use of each Individual Property for its current purpose have been completed, are physically open and are dedicated to public use and have been accepted by all Governmental Authorities.

4.1.14                  Not a Foreign Person.

Borrower is not a “foreign person” within the meaning of §1445(f)(3) of the Code.

4.1.15                  Separate Lots.

Each Individual Property is assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a part of such lot or lots, and no other land or improvements is assessed and taxed together with such Individual Property or any portion thereof.

4.1.16                  Assessments.

Except as disclosed in the Owner’s Title Policy, to Borrower’s Actual Knowledge, there are no pending or proposed special or other assessments for public improvements or otherwise affecting any Individual Property, nor are there any contemplated improvements to any Individual Property that, to Borrower’s Actual Knowledge, may result in such special or other assessments.

4.1.17                  Enforceability.

The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower, including the defense of usury, and Borrower has not asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

4.1.18                  No Prior Assignment.

Other than under the Mortgage Loan Documents, there are no prior assignments of the Leases or any portion of the Rents due and payable or to become due and payable which are presently outstanding. There are no prior assignments of the Collateral, the Mezzanine A Collateral, any Mortgage Principal’s general partner interest in the related Mortgage Borrower Entity or any Mezzanine A Principal’s general partner interest in the related Mezzanine A Borrower Entity which are presently outstanding except in accordance with the Loan Documents and the Mezzanine A Loan Documents.

4.1.19                  Insurance.

Mortgage Borrower has obtained and Borrower has delivered to Lender certified copies of all insurance policies, or certificates of insurance, reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. Neither Borrower nor, to Borrower’s Actual Knowledge, any other Person, has done, by act or omission, anything which would impair the coverage of any such policy.

4.1.20                  Use of Property.

Each Individual Property is used exclusively for (a) luxury residential apartment purposes (including ancillary retail space), (b) other uses expressly permitted under the certificate of occupancy issued for the Improvements or the zoning ordinances and codes applicable to the Properties (or any variances for the Properties) or (c) other appurtenant and related uses.

4.1.21                  Certificate of Occupancy; Licenses.

Except as otherwise disclosed in Schedule 4.1.21 annexed hereto, to Borrower’s Actual Knowledge, all certifications, permits, licenses and approvals, including without limitation, certificates of completion and occupancy permits required for the legal use, occupancy and operation of each Individual Property by Mortgage Borrower as a luxury residential apartment building (including ancillary retail space) (collectively, the “Licenses”), have been obtained and are in full force and effect and are not subject to revocation, suspension or forfeiture. The use being made of each Individual Property is in conformity in all material respects with the certificate of occupancy issued for the Improvements.

4.1.22                  Flood Zone.

Except as otherwise shown on the Survey with respect to any Individual Property, none of the Improvements on such Individual Property are located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards or, if any portion of the Improvements on such Individual Property is located within such an area, the flood insurance required pursuant to the Mortgage Loan Documents is in full force and effect.

4.1.23                  Physical Condition.

Except as otherwise disclosed in Schedule 4.1.23 annexed hereto, neither Borrower nor Mortgage Borrower has received written notice from any insurance company or bonding company of any material defects or inadequacies in any Individual Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond. Except as otherwise disclosed in Schedule 4.1.23 annexed hereto, to Borrower’s Actual Knowledge, each Individual Property is free from damage caused by fire or other casualty. To Borrower’s Actual Knowledge, all liquid and solid waste disposal, septic and sewer systems located on each Individual Property are in a good and safe condition and repair and in compliance in all material respects with all Legal Requirements applicable to such Individual Property.

4.1.24                  Boundaries.

Except as otherwise shown on the Survey with respect to any Individual Property, all of the Improvements on such Individual Property which were included in determining the appraised value of such Individual Property lie wholly within the boundaries and building restriction lines of such Individual Property, and no improvements on adjoining properties encroach upon such Individual Property, and no easements or other encumbrances upon such Individual Property encroach upon any of the Improvements on such Individual Property.

4.1.25                  Leases.

To Borrower’s Actual Knowledge. the Properties are not subject to any Leases other than the Leases described in Schedule 4.1.25 attached hereto and made a part hereof. Except as disclosed in the rent roll and arrearages report for each Individual Property delivered to and approved by Lender, in the tenant estoppel letters delivered to Lender on or prior to the Closing Date, or in Schedule 4.1.25 annexed hereto, as of the date hereof, (i) Mortgage Borrower is the sole owner of the entire lessor’s interest in the Leases; (ii) to Borrower’s Actual Knowledge, the Leases are valid and enforceable and in full force and effect; (iii) to Borrower’s Actual Knowledge, all of the Leases are arms-length agreements with bona fide, independent third parties; (iv) to Borrower’s Actual Knowledge, no party under any Lease is in default in the performance of any of such party’s material obligations under such Lease beyond the expiration of any applicable grace or cure period; (v) to Borrower’s Actual Knowledge, all Rents due under any of the Leases have been paid in full; (vi) to Borrower’s Actual Knowledge, Borrower has delivered or made available to Lender true and correct copies of all Major Leases including all amendments and modifications thereto; (vii) none of the Rents reserved in the Leases have been assigned or otherwise pledged or hypothecated by Mortgage Borrower in favor of any party other than Mortgage Lender; (viii) none of the Rents have been collected by Mortgage Borrower or Manager for more than one (1) month in advance (except that a security deposit or prepayment of first month’s and last month’s rent shall not be deemed rent collected in advance); (ix) to Borrower’s Actual Knowledge, the premises demised under the Leases have been completed (other than with respect to tenant improvements that remain outstanding and for which Mortgage Lender has reserved funds under the Mortgage Loan Documents) and the tenants under the Leases have accepted the same and have taken possession of the same on a rent-paying basis; (x) no tenant under any of the Leases has asserted in writing to Borrower, Mortgage Borrower or Manager any offset or defense to the payment of any portion of the Rents; (xi) neither Borrower nor Mortgage Borrower has received written notice from any tenant challenging the validity or enforceability of any Lease; (xii) to Borrower’s Actual Knowledge, there are no agreements with the tenants under the Leases other than as expressly set forth in each Lease; (xiii) to Borrower’s Actual Knowledge, the Leases are valid and enforceable against Mortgage Borrower and the tenants thereunder, subject to applicable bankruptcy, insolvency, reorganization and other laws affecting creditor’s rights generally, to moratorium laws from time to time in effect and to general principles of equity (regardless of whether such enforceability is considered in an action or proceeding in equity or at law); (xiv) to Borrower’s Actual Knowledge, no Lease contains an option to purchase, right of first refusal to purchase, or any other similar provision; (xv) to Borrower’s Actual Knowledge, no person or entity has any possessory interest in, or right to occupy, any Individual Property except under and pursuant to a Lease; (xvi) Borrower does not have Actual Knowledge of any currently effective unrecorded non-disturbance agreement in favor of any Tenant under a Major Lease that would be considered unacceptable to prudent institutional lenders; (xvii) all security deposits relating to the Leases reflected on the certified rent roll delivered to Lender by Borrower are being held by Mortgage Borrower; and (xviii) to Borrower’s Actual Knowledge, no brokerage commissions or finders fees are due and payable regarding any Lease (other than those for which Mortgage Lender has reserved funds under the Mortgage Loan Documents).

4.1.26                  Title.

(a)                                  Each Loan Party purporting to grant a Lien on any Collateral is the record and beneficial owner of, and has good title to, such Collateral, free and clear of all Liens whatsoever, other than Permitted Encumbrances. The Pledge Agreement, together with the UCC Financing Statements relating to the Collateral when properly filed in the appropriate records, will create a valid, perfected first priority security interests in and to such Collateral, all in accordance with the terms thereof for which a Lien can be perfected by filing a UCC Financing Statement. For so long as the Lien of the Pledge Agreement is outstanding with respect to any Collateral, Borrower shall forever warrant, defend and preserve such title and the validity and priority of the Lien of the Pledge Agreement with respect to such Collateral and shall forever warrant and defend such title, validity and priority to Lender against the claims of all persons whomsoever.

(b)                                 Each Mortgage Borrower Entity has good title to the applicable Individual Property and possesses a fee simple absolute estate in such Individual Property and it owns such Individual Property free and clear of all liens, encumbrances and charges whatsoever except for the Permitted Encumbrances. To Borrower’s Actual Knowledge, the Permitted Encumbrances disclosed in the Mortgage Title Insurance Policy do not and will not materially adversely affect or interfere with the value, or materially adversely affect or interfere with the current use or operation, of the Properties or the ability of Borrower to repay the Note or any other amount owing under the Note, the Pledge Agreement, the Loan Agreement, or the other Loan Documents or to perform its obligations thereunder in accordance with the terms of the Loan Agreement, the Note, the Pledge Agreement or the other Loan Documents. Other than Mortgage Lender, no Person other than Mortgage Borrower owns any interest in any payments due under the Leases. Each Borrower Entity shall cause the applicable Mortgage Borrower Entity to forever warrant, defend and preserve the title to the applicable Individual Property and to forever warrant and defend the same to Lender against the claims of all persons whomsoever.

(c)                                  Each Mortgage Principal has good title to its ownership interests in the applicable Mortgage Borrower Entity free and clear of all liens, encumbrances and charges whatsoever except for the Permitted Encumbrances. Borrower shall cause each Mortgage Principal to forever warrant, defend and preserve the title to such ownership interests in the applicable Mortgage Borrower Entity and to forever warrant and defend the same to Lender against the claims of all persons whomsoever.

(d)                                 Each Mezzanine A Borrower Entity has good title to its ownership interests in the applicable Mortgage Borrower Entity and Mortgage Principal free and clear of all liens, encumbrances and charges whatsoever except for the Permitted Encumbrances. Borrower shall cause each Mezzanine A Borrower Entity to forever warrant, defend and preserve the title to such ownership interests and to forever warrant and defend the same to Lender against the claims of all persons whomsoever.

(e)                                  Each Mezzanine A Principal has good title to its ownership interests in the applicable Mezzanine A Borrower Entity free and clear of all liens, encumbrances and charges whatsoever except for the Permitted Encumbrances. Borrower shall cause each Mezzanine A Principal to forever warrant, defend and preserve the title to such ownership interests in the applicable Mezzanine A Borrower Entity and to forever warrant and defend the same to Lender against the claims of all persons whomsoever.

4.1.27                  Intentionally Omitted.

4.1.28                  Filing and Recording Taxes.

All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by Borrower or, to Borrower’s Actual Knowledge, any other Person under applicable Legal Requirements currently in effect in connection with the transfer of the Properties to Mortgage Borrower, the Collateral, the making of the Mortgage Loan, the Mezzanine A Loan, the Loan or the other transactions contemplated by this Agreement have been paid. All mortgage, recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Pledge Agreement, have been paid.

4.1.29                  Intentionally Omitted.

4.1.30                  Management Agreement.

The Management Agreement is in full force and effect and there is no material default thereunder by either party thereto and no event has occurred that, with the passage of time and/or the giving of notice would constitute a material default thereunder.

4.1.31                  Illegal Activity.

No portion of any Individual Property, the Collateral, the Mezzanine A Collateral, any Mortgage Principal’s general partner interest in the related Mortgage Borrower

Entity or any Mezzanine A Principal’s general partner interest in the related Mezzanine A Borrower Entity is being or will be purchased with proceeds of any illegal activity and, to Borrower’s Actual Knowledge, there are no illegal activities or activities relating to any controlled substances at any Individual Property.

4.1.32                  No Change in Facts or Circumstances; Disclosure.

To Borrower’s Actual Knowledge, all information submitted by Borrower to Lender and in all financial statements, rent rolls, reports, certificates and other documents submitted in connection with the Loan or in satisfaction of the terms thereof and all statements of fact made by Borrower or Principal in this Agreement or in any other Loan Document, are accurate, complete and correct in all material respects. To Borrower’s Actual Knowledge, except as otherwise disclosed in Schedule 4.1.32 annexed hereto, there has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise has a Material Adverse Effect. To Borrower’s Actual Knowledge, Borrower has disclosed to Lender all material facts and has not failed to disclose any material fact that could cause any Provided Information or any representation or warranty made herein to be materially misleading.

4.1.33                  Investment Company Act.

No Borrower Entity is (a) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; or (b) subject to any other federal or State law or regulation which purports to restrict or regulate its ability to borrow money.

4.1.34                  Principal Place of Business; State of Organization.

Each Borrower Entity’s principal place of business as of the date hereof is the address set forth in the introductory paragraph of this Agreement. Each Borrower Entity is organized under the laws of the State of Delaware pursuant to a Certificate of Limited Partnership or Certification of Formation filed with the Secretary of State of the State of Delaware, and the organizational identification number of each Borrower Entity is set forth opposite the name of such Borrower Entity on Exhibit A annexed hereto.

4.1.35                  Single Purpose Entity.

(a)                                  Borrower represents and warrants that it has not, and that no Principal has, since its date of formation, and covenants and agrees that its organizational documents shall provide that it shall not, and that the organizational documents of each Principal shall provide that such Principal shall not:

(i)                                     with respect to Borrower, engage in any business or activity other than acquiring, owning, holding, managing, operating, financing, refinancing, encumbering, selling, exchanging and otherwise dealing with and disposing of all or any portion of the Collateral, and entering into the Loan, and activities incidental thereto, and with respect to any Principal, engage in any business or activity other than the ownership of its interest in the related Borrower Entity, and activities incidental thereto;

(ii)                                  with respect to Borrower, acquire or own any material assets other than (i) the Collateral, and (ii) such Personal Property as may be necessary for, or incidental to, the ownership of the Collateral, and with respect to any Principal, acquire or own any material asset other than its interest in the related Borrower Entity;

(iii)                               merge into or consolidate with any Person or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure, other than pursuant to the terms of the Loan Documents;

(iv)                              with respect to any Borrower Entity, (i) fail to observe its organizational formalities or preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its organization or formation, or (ii) without the prior written consent of Lender, amend, modify, terminate or fail to comply in any material respects with the provisions of such Borrower Entity’s Limited Partnership Agreement, Certificate of Limited Partnership, Limited Liability Company Agreement, Certificate of Formation or similar organizational documents, as the case may be, or of the related Principal’s Limited Liability Company Agreement, Certificate of Formation or similar organizational documents, as the case may be, whichever is applicable;

(v)                                 other than any Principal’s ownership interest in the related Borrower Entity, own any subsidiary or make any investment in any Person without the prior written consent of Lender;

(vi)                              commingle its assets with the assets of any of its members, general partners, Affiliates, Principals or of any other Person, participate in a cash management system with any other Person (other than each other Borrower Entity, so long as the assets of each Borrower Entity are able to be easily segregated) or fail to use its own separate stationery, telephone number, invoices and checks;

(vii)                           with respect to Borrower, incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than the Debt, except for liabilities incurred in the ordinary course of its business relating to the ownership of the Collateral and the routine administration of Mezzanine A Borrower, in amounts not to exceed $100,000 and which liabilities are not more than ninety (90) days past due and are not evidenced by a note, and with respect to any Principal, incur any debt secured or unsecured, direct or contingent (including guaranteeing any obligations) except for liabilities incurred in the ordinary course of its business relating to the ownership of the Collateral and the routine administration of Borrower, in amounts not to exceed $100,000 and which liabilities are not more than ninety (90) days past due and are not evidenced by a note (the “Permitted Debt”);

(viii)                        become insolvent and fail to pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) as the same shall become due; provided, however, the foregoing shall not require any partner in a Borrower Entity to make any capital contributions to such Borrower Entity;

(ix)                                (A) fail to maintain its records (including financial statements), books of account and bank accounts separate and apart from those of the members, general partners, principals and Affiliates of any Borrower Entity or of any Principal, as the case may be, the Affiliates of a member, general partner or principal of any Borrower Entity or of any Principal, as the case may be, and any other Person, (B) permit its assets or liabilities to be listed as assets or liabilities on the financial statement of any other Person (except where consolidated financial statements are permitted or required by Applicable Law or GAAP, provided that such consolidated statements shall reflect that such entities are separate legal entities and indicate that the Borrower’s assets and liabilities are not available to satisfy the debts and other obligations of such Affiliate or any other Person, other than as expressly provided in the Loan Documents) or (C) include the assets or liabilities of any other Person on its financial statements (except where consolidated financial statements are permitted or required by Applicable Law or GAAP, provided that such consolidated statements shall reflect that such entities are separate legal entities and indicate that the Borrower’s assets and liabilities are not available to satisfy the debts and other obligations of such Affiliate or any other Person, other than as expressly provided in the Loan Documents);

(x)                                   enter into any contract or agreement with any member, general partner, principal or Affiliate of any Borrower Entity or of any Principal, as the case may be, Guarantor, or any member, general partner, principal or Affiliate thereof, except upon terms and conditions that are commercially reasonable, intrinsically fair and substantially similar to those that would be available on an arm’s-length basis (taking into account the relative standards of quality and reputation of the party rendering the service) with third parties other than any member, general partner, principal or Affiliate of any Borrower Entity or of any Principal, as the case may be, Guarantor, or any member, general partner, principal or Affiliate thereof; provided, however, that the foregoing prohibition shall not apply to any Management Agreement with TSP or an Affiliate of TSP so long as such Management Agreement is on market terms and negotiated on an arm’s length basis (i.e., in this context, negotiated with a non-Affiliate representing the interests of the property owner);

(xi)                                to the fullest extent permitted by law, seek the dissolution or winding up in whole, or in part, of any Borrower Entity or of any Principal, as the case may be;

(xii)                             fail to correct any known misunderstandings regarding the separate identity of any Borrower Entity, or of any Principal, as the case may be, or any member, general partner, principal or Affiliate thereof or any other Person;

(xiii)                          guarantee or become obligated for the debts of any other Person or hold itself out to be responsible for the debts of another Person;

(xiv)                         make any loans or advances to any third party, including any member, general partner, principal or Affiliate of any Borrower Entity or of any Principal, as the case may be, or any member, general partner, principal or Affiliate thereof, and shall not acquire obligations or securities of any member, general partner, principal or Affiliate of any Borrower Entity or any Principal, as the case may be, or any member, general partner, or Affiliate thereof;

(xv)                            fail to file its own tax returns or be included on the tax returns of any other Person except as required or permitted by Applicable Law;

(xvi)                         fail either to hold itself out to the public as a legal entity separate and distinct from any other Person or to conduct its business solely in its own name or a name franchised or licensed to it by an entity other than an Affiliate of Borrower or of any Principal, as the case may be, and not as a division or part of any other entity in order not (A) to mislead others as to the identity with which such other party is transacting business, or (B) to suggest that Borrower or any Principal, as the case may be, is responsible for the debts of any third party (including any member, general partner, principal or Affiliate of any Borrower Entity, or of any Principal, as the case may be, or any member, general partner, principal or Affiliate thereof);

(xvii)                      fail to endeavor to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; provided, however, the foregoing shall not require any partner in a Borrower Entity to make any capital contributions to such Borrower Entity;

(xviii)                   share any common logo with or hold itself out as or be considered as a department or division of (A) any general partner, principal, member or Affiliate of any Borrower Entity or of any Principal, as the case may be, (B) any Affiliate of a general partner, principal or member of any Borrower Entity or of any Principal, as the case may be, or (C) any other Person;

(xix)                           fail to allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, including paying for office space and services performed by any employee of an Affiliate;

(xx)                              pledge its assets for the benefit of any other Person, and with respect to Borrower, other than with respect to the Loan;

(xxi)                           [intentionally omitted];

(xxii)                        fail to provide in its (i) Limited Liability Company Agreement, if it is a limited liability company, (ii) Limited Partnership Agreement, if it is a limited partnership or (iii) Certificate of Incorporation, if it is a corporation, that for so long as the Loan is outstanding pursuant to the Note, this Agreement and the other Loan Documents, it shall not file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, or make an assignment for the benefit of creditors without the affirmative vote of the Independent Director and of all other general partners/managing members/directors;

(xxiii)                     fail to hold its assets in its own name;

(xxiv)                    if any Borrower Entity or Principal is a corporation, fail to consider the interests of such corporation’s creditors in connection with all corporate actions to the extent permitted by Applicable Law;

(xxv)                       have any of its obligations guaranteed by an Affiliate, except in connection with the Loan; and

(xxvi)                    violate or cause to be violated the assumptions made with respect to the Borrower Entities and their respective Principals in the Insolvency Opinion.

(b)                                 Borrower covenants and agrees that, if any Borrower Entity is a single member limited liability company that complies with the requirements of Section 4.1.35(d) below, its organizational documents shall provide that such Borrower Entity shall not, and if any Borrower Entity is not a single member limited liability company that complies with the requirements of Section 4.1.35(d) below, the organizational documents of such Borrower Entity’s Principal shall provide that such Principal shall not, fail at any time to have at least one independent manager or director (the “Independent Director”) that is not and has not been for at least five (5) years:  (i) a stockholder, director, officer, employee, partner, member, attorney or counsel of such Borrower Entity or of such Borrower Entity’s Principal or any Affiliate of either of them (other than his or her service as an independent director of such Borrower Entity or any of its Affiliates); (ii) a customer, supplier or other Person who derives its purchases or revenues (other than any fee paid to such director as compensation for such director to serve as an Independent Director) from its activities with such Borrower Entity, such Principal or any Affiliate of either of them (a “Business Party”); (iii) a Person controlling or under common control with any such stockholder, partner, member, director, officer, attorney, counsel or Business Party; or (iv) a member of the immediate family of any such stockholder, director, officer, employee, partner, member, attorney, counsel or Business Party; provided, however, that a Person shall not be deemed to be a director of an Affiliate solely by reason of such Person being a director of an affiliated single-purpose entity (other than Mezzanine A Borrower or Mortgage Borrower). Notwithstanding the foregoing, no Independent Director shall also serve as (w) an Independent Director (as such term is defined in the Mezzanine A Loan Agreement) for Mezzanine A Borrower or Principal (as such term is defined in the Mezzanine A Loan Agreement) of Mezzanine A

Borrower or (x) an Independent Director (as such term is defined in the Security Instrument) for Mortgage Borrower or Mortgage Principal.

(c)                                  Borrower covenants and agrees that, if any Borrower Entity is a single member limited liability company that complies with the requirements of Section 4.1.35(d) below, its organizational documents shall provide that such Borrower Entity shall not, and if any Borrower Entity is not a single member limited liability company that complies with the requirements of Section 4.1.35(d) below, the organizational documents of such Borrower Entity’s Principal shall provide that such Principal shall not, permit its board of directors to take, without the vote of the Independent Director, any action which, under the terms of any certificate of incorporation, by-laws, voting trust agreement with respect to any common stock or other applicable organizational documents, requires the unanimous vote of one hundred percent (100%) of the members of the board.

(d)                                 Borrower covenants and agrees that, in the event that any Borrower Entity or its Principal is a Delaware limited liability company that does not have a managing member which complies with the foregoing requirements of this Section 4.1.35, the limited liability company agreement of such Borrower Entity or such Principal, as applicable (an “LLC Agreement”), shall provide that (A) upon the occurrence of any event that causes the last remaining member of such Borrower Entity or such Principal, as applicable, (“Member”) to cease to be the member of such Borrower Entity or such Principal, as applicable, (other than (1) upon an assignment by Member of all of its limited liability company interest in such Borrower Entity or such Principal, as applicable, and the admission of the transferee in accordance with the Loan Documents and the applicable LLC Agreement, or (2) the resignation of Member and the admission of an additional member of such Borrower Entity or such Principal, as applicable, in accordance with the terms of the Loan Documents and the applicable LLC Agreement), any person acting as Independent Director of such Borrower Entity or such Principal, as applicable, shall, without any action of any other Person and simultaneously with the Member ceasing to be the member of such Borrower Entity or such Principal, as applicable, automatically be admitted to such Borrower Entity or such Principal, as applicable, (“Special Member”) and shall continue such Borrower Entity or such Principal, as applicable, without dissolution and (B) Special Member may not resign from such Borrower Entity or such Principal, as applicable, or transfer its rights as Special Member unless (1) a successor Special Member has been admitted to such Borrower Entity or such Principal, as applicable, as Special Member in accordance with the applicable LLC Agreement and (2) such successor Special Member has also accepted its appointment as an Independent Director. Each LLC Agreement shall further provide that (v) Special Member shall automatically cease to be a member of such Borrower Entity or Principal, as applicable, upon the admission to such Borrower Entity or such Principal, as applicable, of a substitute Member, (w) Special Member shall be a member of such Borrower Entity or such Principal, as applicable, that has no interest in the profits, losses and capital of such Borrower Entity or such Principal, as applicable, and has no right to receive any distributions of such Borrower Entity or Principal, as applicable, assets, (x) pursuant to Section 18-301 of the Delaware Limited Liability Company Act (the “Act”), Special Member shall not be required to make any capital contributions to such Borrower or such Principal, as applicable, and shall not receive a limited liability company interest in such Borrower Entity or such Principal, as applicable, (y) Special Member, in its capacity as Special Member, may not bind such Borrower Entity or such Principal, as applicable, and (z) except as required by any mandatory provision of the Act, Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, such Borrower Entity or such Principal, as applicable, including, without limitation, the merger, consolidation or conversion of such Borrower Entity or such Principal, as applicable; provided, however, such prohibition shall not limit the obligations of Special Member, in its capacity as Independent Director, to vote on such matters as may be expressly required by the applicable LLC Agreement. In order to implement the admission to any Borrower Entity or any Principal, as applicable, of Special Member, Special Member shall execute a counterpart of the applicable LLC Agreement. Prior to its admission to any Borrower Entity or any Principal, as applicable, as Special Member, no Person acting as Independent Director shall be a member of such Borrower Entity or such Principal, as applicable.

Upon the occurrence of any event that causes the Member to cease to be a member of any Borrower Entity or any Principal, as applicable, (other than (1) upon an assignment by Member of all of its limited liability company interest in such Borrower Entity or such Principal, as applicable, and the admission of the transferee in accordance with the Loan Documents and the applicable LLC Agreement, or (2) the resignation of Member and the admission of an additional member of such Borrower Entity or such Principal, as applicable, in accordance with the terms of the Loan Documents and the applicable LLC Agreement), to the fullest extent permitted by law, the personal representative of Member shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of Member in such Borrower Entity or such Principal, as applicable, agree in writing (A) to continue such Borrower Entity or such Principal, as applicable, and (B) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of such Borrower Entity or such Principal, as applicable, effective as of the occurrence of the event that terminated the continued membership of Member of such Borrower Entity or such Principal, as applicable. Any action initiated by or brought against Member or Special Member under any Creditors Rights Laws shall not cause Member or Special Member to cease to be a member of any Borrower Entity or any Principal, as applicable, and upon the occurrence of such an event, the business of such Borrower Entity or such Principal, as applicable, shall continue without dissolution. Each LLC Agreement shall provide that each of Member and Special Member waives any right it may have to agree in writing to dissolve any Borrower Entity or any Principal, as applicable, upon the occurrence of any action initiated by or brought against Member or Special Member under any Creditors Rights Laws, or the occurrence of an event that causes Member or Special Member to cease to be a member of such Borrower or such Principal, as applicable.

(e)                                  Borrower covenants and agrees that, in the event any Borrower Entity is a Delaware limited partnership that has a general partner which directly owns a zero percent (0%) economic interest in Borrower Entity, the limited partnership agreement of such Borrower Entity (an “LP Agreement”), shall provide that (A) upon the occurrence of any event that causes the last remaining limited partner of such Borrower Entity (“Partner”) to cease to be the limited partner of such Borrower Entity (other than (1) upon an assignment by Partner of all of its partnership interest in such Borrower Entity and the admission of the transferee in accordance with the Loan Documents and the LP Agreement, or (2) the resignation of Partner and the admission of an additional limited partner of such Borrower Entity in accordance with the terms of the Loan Documents and such LP Agreement), any person acting as or any person that meets the definition of Independent Director of such Borrower Entity shall, without any action of any other Person and simultaneously with the Partner ceasing to be the Partner of such Borrower Entity, automatically be admitted to Borrower (“Special Limited Partner”) and shall continue such Borrower Entity without dissolution and (B) Special Limited Partner may not resign from such Borrower Entity or transfer its rights as Special Limited Partner unless a successor Special Limited Partner has been admitted to such Borrower Entity as Special Limited Partner in accordance with the applicable LP Agreement. Each LP Agreement shall further provide that (v) Special Limited Partner shall automatically cease to be a limited partner of the applicable Borrower Entity upon the admission to such Borrower Entity of a substitute Partner, (w) Special Limited Partner shall be a Partner of such Borrower Entity that has no interest in the profits, losses and capital of Borrower Entity and has no right to receive any distributions or assets of such Borrower Entity (x) pursuant to the Delaware Revised Uniform Limited Partnership Act (the “LP Act”), Special Limited Partner shall not be required to make any capital contributions to such Borrower Entity and shall not receive a limited partnership interest in such Borrower Entity, (y) Special Limited Partner, in its capacity as Special Limited Partner, may not bind such Borrower Entity, and (z) except as required by any mandatory provision of the LP Act, Special Limited Partner, in its capacity as Special Limited Partner, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, such Borrower Entity including, without limitation, the merger, consolidation or conversion of Borrower. In order to implement the admission to such Borrower Entity of Special Limited Partner, Special Limited Partner shall execute a counterpart of the applicable LP Agreement.

Upon the occurrence of any event that causes Partner to cease to be a limited partner in any Borrower Entity, (other than (1) upon an assignment by Partner of all of its partnership interest in such Borrower Entity and the admission of the transferee in accordance with the Loan Documents and the LP Agreement, or (2) the resignation of Partner and the admission of an additional limited partner of such Borrower Entity in accordance with the terms of the Loan Documents and such LP Agreement), to the fullest extent permitted by law, the personal representative of Partner shall, within ninety (90) days after the occurrence of the event that terminated the continued limited partnership of Partner in such Borrower Entity, agree in writing (A) to continue such Borrower Entity and (B) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute limited partner of such Borrower Entity, effective as of the occurrence of the event that terminated the continued limited partnership of Partner of such Borrower Entity. Any action initiated by or brought against Partner or Special Limited Partner under any Creditors Rights Laws shall not cause Partner or Special Limited Partner to cease to be a limited partner of any Borrower Entity, and upon the occurrence of such an event, the business of such Borrower Entity shall continue without dissolution. Each LP Agreement shall provide that each of Partner and Special Limited Partner waives any right it may have to agree in writing to dissolve the applicable Borrower Entity upon the occurrence of any action initiated by or brought against Partner or Special Limited Partner under any Creditors Rights Laws, or the occurrence of an event that causes Partner or Special Limited Partner to cease to be a limited partner in such Borrower Entity.

Mortgage Borrower is in compliance with, and Borrower shall cause Mortgage Borrower and Mortgage Principal to continue to comply with, the provisions of the Mortgage Loan Documents which relate to the special purpose / single purpose nature of Mortgage Borrower and Mortgage Principal.

Mortgage Borrower is in compliance with, and Borrower shall cause Mortgage Borrower and Mortgage Principal to continue to comply with, the provisions of the Mortgage Loan Documents which relate to the special purpose / single purpose nature of Mortgage Borrower and Mortgage Principal. Mezzanine A Borrower is in compliance with, and Borrower shall cause Mezzanine A Borrower and Mezzanine A Principal to continue to comply with, the provisions of Section 4.1.35 of the Mezzanine A Loan Agreement.

4.1.36                  Business Purposes.

The Loan is solely for the business purpose of Borrower, and is not for personal, family, household, or agricultural purposes.

4.1.37                  Taxes.

Borrower has filed all federal, State, county, municipal, and city income and other tax returns required to have been filed by it and has paid all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by it. Borrower does not have Actual Knowledge of any basis for any additional assessment in respect of any such taxes and related liabilities for prior years.

4.1.38                  Forfeiture.

Neither Borrower nor any Affiliate of Borrower in occupancy of or involved with the operation or use of the Properties has committed any act or omission affording the federal government or any State or local government the right of forfeiture as against any of the Collateral, the Mezzanine A Collateral, any Mortgage Principal’s general partner interest in the related Mortgage Borrower Entity, any Mezzanine A Principal’s general partner interest in the related Mezzanine A Borrower Entity or any Individual Property or any material part thereof or any monies paid in performance of Borrower’s obligations under the Note, this Agreement or the other Loan Documents. Borrower hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture.

4.1.39                  Environmental Representations and Warranties.

Borrower represents and warrants that, to Borrower’s Actual Knowledge, based solely upon an environmental site assessment of the Properties, a copy of which has been furnished to Lender (the “Environmental Report”), except as otherwise disclosed or described in the Environmental Report: (a) there are no Hazardous Materials or underground storage tanks in, on, or under any Individual Property, except those that are in compliance with Environmental Laws and with permits issued pursuant thereto (if such permits are required); (b) there are no past, present or threatened Releases of Hazardous Materials in violation of any Environmental Law and which would require remediation by a Governmental Authority in, on, under or from any Individual Property; (c) there is no threat of any Release of Hazardous Materials migrating to any Individual Property; (d) there is no past or present non-compliance with current Environmental Laws, or with permits issued pursuant thereto, in connection with any Individual Property; (e) Borrower does not know of, and neither Borrower nor Mortgage Borrower has received, any written or oral notice or other communication from any Person (including but not limited to a Governmental Authority) relating to Hazardous Materials in, on, under or from any Individual Property; and (f) Borrower has truthfully and fully provided to Lender, in writing, any and all material information relating to environmental conditions in, on, under or from any Individual Property known to Borrower or Mortgage Borrower or contained in Borrower’s or Mortgage Borrower’s files and records, including but not limited to any reports relating to Hazardous Materials in, on, under or migrating to or from any Individual Property and/or to the environmental condition of the Properties.

4.1.40                  Taxpayer Identification Number.

Each Borrower Entity’s United States taxpayer identification number is set forth opposite the name of such Borrower Entity on Exhibit A annexed hereto.

4.1.41                  OFAC.

None of Borrower, Mortgage Borrower, Mezzanine A Borrower, Guarantor or any of their respective Affiliates is a Prohibited Person, and Borrower, Mortgage Borrower, Mezzanine A Borrower, Guarantor and, to Borrower’s Actual Knowledge, their respective Affiliates are in full compliance with all applicable orders, rules and regulations of The Office of Foreign Assets Control of the U.S. Department of the Treasury.

4.1.42                  Ground Lease Representations.

(a)                                  (i) Each Ground Lease is in full force and effect and has not been modified or amended in any manner whatsoever, (ii) there are no defaults under any Ground Lease by Mortgage Borrower, or, to the best of Borrower’s knowledge, landlord thereunder, and, to the best of Borrower’s knowledge, no event has occurred which but for the passage of time, or notice, or both would constitute a default under such Ground Lease, (iii) all rents, additional rents and other sums due and payable under each Ground Lease have been paid in full, and (iv) neither Mortgage Borrower nor the landlord under each

Ground Lease has commenced any action or given or received any notice for the purpose of terminating such Ground Lease.

(b)                                 The Ground Leases or a memorandum thereof have been duly recorded, and there has not been any change in the terms of the Ground Leases since their recordation;

(c)                                  The Ground Leases have a term which extends not less than the earlier to occur of (i) twenty (20) years beyond the Maturity Date or (ii) ten (10) years beyond the amortization term for the Loan;

(d)                                 Under the terms of each Ground Lease and the applicable Loan Documents, taken together, any Net Proceeds will be applied either to the Restoration of all or part of the Properties, with Mortgage Lender or a trustee appointed by Mortgage Lender having the right to hold and disburse such Net Proceeds as the Restoration progresses, or to the payment of the outstanding principal balance of the Loan together with any accrued interest thereon; and

(e)                                  The Ground Leases do not impose restrictions on subletting.

4.1.43                  Deposit and Securities Accounts.

(a)                                  Intentionally Omitted;

(b)                                 Each of the Accounts constitutes a “securities account” or a “deposit account” within the meaning of the UCC;

(c)                                  Mortgage Borrower owns and has good title to the Accounts, free and clear of any Lien or claim of any Person, other than Mortgage Lender;

(d)                                 Intentionally Omitted;

(e)                                  Other than the security interest granted to Mortgage Lender pursuant to the Mortgage Loan Documents and the Security Instruments, Mortgage Borrower has not pledged, assigned, or sold, granted a security interest in, or otherwise conveyed the Accounts; and

(f)                                    None of the Accounts is in the name of any Person other than Mortgage Lender.

4.1.44                  Embargoed Person.

To Borrower’s Actual Knowledge, as of the date hereof and at all times throughout the term of the Loan, including after giving effect to any Transfers permitted pursuant to the Loan Documents, (a) none of the funds or other assets of Borrower or Principal, constitute property of, or are beneficially owned, directly or indirectly, by any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701, et seq.,

The Trading with the Enemy Act, 50 U.S.C. App. 1, et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Borrower or Principal, as applicable (whether directly or indirectly), is prohibited by law or that the Loan is in violation of law (“Embargoed Person”); (b) no Embargoed Person has any interest of any nature whatsoever in Borrower or Principal, as applicable, with the result that the investment in Borrower or Principal, as applicable (whether directly or indirectly), is prohibited by law or that the Loan is in violation of law; and (c) none of the funds of Borrower or Principal, as applicable, have been derived from any unlawful activity with the result that the investment in Borrower or Principal, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law.

4.1.45                  Affiliates.

Borrower does not own any equity interests in any other Person other than the Collateral.

4.1.46                  Mortgage Borrower and Mezzanine A Borrower Representations.

Borrower has reviewed the representations and warranties made by, and covenants of, Mortgage Borrower to and for the benefit of Mortgage Lender contained in the Mortgage Loan Documents and, to Borrower’s Actual Knowledge, such representations and warranties are true, correct and complete. Borrower has reviewed the representations and warranties made by, and covenants of, Mezzanine A Borrower to and for the benefit of Mezzanine A Lender contained in the Mezzanine A Loan Documents and, to Borrower’s Actual Knowledge, such representations and warranties are true, correct and complete.

4.1.47                  List of Mortgage Loan Documents.

There are no Mortgage Loan Documents other than those set forth on Schedule 4.1.47 annexed hereto. Borrower has, or has caused to be, delivered to Lender true, complete and correct copies of all Mortgage Loan Documents, and none of the Mortgage Loan Documents has been amended or modified as of the date thereof.

4.1.48                  Condominium Representations.

The Properties described on Schedule 4.1.48 annexed hereto are subject to a condominium regime.

4.1.49                  List of Mezzanine A Loan Documents.

There are no Mezzanine A Loan Documents other than those set forth on Schedule 4.1.49 annexed hereto. Borrower has, or has caused to be, delivered to Lender true, complete and correct copies of all Mezzanine A Loan Documents, and none of the Mezzanine A Loan Documents has been amended or modified as of the date thereof.

4.1.50                  Mortgage Loan Event of Default.

No Mortgage Loan Event of Default exists as of the date hereof.

4.1.51                  Mezzanine A Loan Event of Default.

No Mezzanine A Loan Event of Default exists as of the date hereof.

Section 4.2                                      Survival of Representations.

Borrower agrees that all of the representations and warranties of Borrower set forth in Section 4.1 and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any amount remains owing to Lender under this Agreement or any of the other Loan Documents by Borrower. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

V.                                    BORROWER COVENANTS

Section 5.1                                      Affirmative Covenants.

From the date hereof and until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Lien encumbering the Collateral (and all related obligations) in accordance with the terms of this Agreement and the other Loan Documents, Borrower hereby covenants and agrees with Lender that:

5.1.1                        Existence; Compliance with Legal Requirements.

(a)                                  Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises, and shall comply, or cause Mortgage Borrower and Mezzanine A Borrower, as applicable to comply in all material respects, with all Legal Requirements applicable to it, the Collateral, the Mezzanine A Collateral, any Mortgage Principal’s general partner interest in the related Mortgage Borrower Entity, any Mezzanine A Principal’s general partner interest in the related Mezzanine A Borrower Entity and the Properties. There shall never be committed by Borrower, and Borrower shall not permit or cause Mortgage Borrower to permit any other Person in occupancy of or involved with the operation or use of the Properties any act or omission affording the federal government or any State or local government the right of forfeiture against any Individual Property or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan Documents. Borrower hereby covenants and agrees not to permit or cause Mortgage Borrower to commit, permit or suffer to exist any act or omission affording such right of forfeiture. Borrower shall at all times cause Mortgage Borrower to maintain, preserve and protect all material franchises and trade names and preserve all the remainder of its property used or useful in the conduct of its business and shall keep the Properties in good working order and repair, and from time to time make, or cause to be made, all repairs, renewals, replacements, betterments and improvements thereto reasonably necessary to maintain each Individual Property as a first class luxury residential apartment building and in a condition similar to other first class luxury residential apartment buildings of a type and size similar to such Individual Property, all as more fully provided in this Agreement.

(b)                                 After prior written notice to Lender, Borrower, at no expense to Lender, may, or may cause Mortgage Borrower to, contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the validity or applicability of any Legal Requirements to Mortgage Borrower, Mortgage Borrower or any Individual Property, or the assertion or claim by any Governmental Authority or other Person that Borrower, Mortgage Borrower or any Individual Property is in violation of such Legal Requirement, provided (i) no Event of Default shall have occurred and be continuing under the Note, this Agreement or any of the other Loan Documents; (ii) such proceeding shall not violate the provisions of any other mortgage, deed of trust or deed to secure debt affecting such Individual Property; (iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower, Mortgage Borrower or such Individual Property is subject and shall not constitute a default thereunder; (iv) none of the Collateral, the Mezzanine A Collateral, any Mortgage Principal’s general partner interest in the related Mortgage Borrower Entity, any Mezzanine A Principal’s general partner interest in the related Mezzanine A Borrower Entity or any Individual Property, nor any part thereof or interest therein, nor any of the tenants or occupants thereof, or Borrower, Mortgage Borrower, any Mortgage Principal, Mezzanine A Borrower or any Mezzanine A Principal shall be affected in any material adverse way as a result of such proceeding; (v) non-compliance with such Legal Requirement during the pendency of such proceeding shall not impose civil or criminal liability on Borrower, Mortgage Borrower, Mezzanine A Borrower or Lender; and (vi) Borrower shall have furnished or caused Mortgage Borrower to have furnished such security as may be required in the proceeding, or as may be reasonably required by Lender, to ensure compliance by Borrower or Mortgage Borrower with such Legal Requirement.

5.1.2                        Taxes and Other Charges.

Subject to the provisions of the last sentence of this Section 5.1.2, Borrower shall cause Mortgage Borrower to promptly pay all Taxes, Other Charges and utility service charges, in each case prior to the date on which such Taxes, Other Charges or utility service charges, as the case may be, would otherwise become delinquent. Borrower will deliver, or cause Mortgage Borrower to deliver, to Lender, promptly upon Lender’s request, evidence reasonably satisfactory to Lender that the Taxes, Other Charges and utility service charges have been so paid or are not then delinquent (provided, however, that Borrower shall not be required to furnish such receipts for payment of Taxes or Other Charges in the event that such Taxes or Other Charges have been or are required to be paid by Mortgage Lender pursuant to the Mortgage Loan Documents). Subject to the provisions of the last sentence of this Section 5.1.2, Borrower shall not suffer, and shall not permit Mortgage Borrower to suffer, and shall cause Mortgage Borrower to pay and discharge any lien or charge whatsoever which may be or become a Lien against any Individual Property, other than Permitted Encumbrances and liens in favor of Lender or

Mortgage Lender, as promptly as practicable and in any event no later than sixty (60) days after Borrower or Mortgage Borrower receives written notice from any source whatsoever or otherwise has Actual Knowledge of the existence of such lien or charge. Except to the extent sums sufficient to pay all Taxes have been deposited with Mortgage Lender in accordance with the terms of the Mortgage Loan Documents (or with Mezzanine A Lender pursuant to a similar arrangement as set forth in the Mezzanine A Loan Documents), Borrower shall furnish, or cause Mortgage Borrower to furnish, to Lender paid receipts for the payment of the Taxes and Other Charges or other reasonably satisfactory evidence of the payment of such Taxes and Other Charges prior to the date the same shall become delinquent. Borrower may, at its own expense, or may cause Mortgage Borrower, at its expense, to, contest (after prior written notice to Lender, if the taxes being contested are not paid in full prior to such contest) by appropriate legal proceedings, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any of the Taxes, Other Charges or utility service charges, provided (i) no Event of Default has occurred and is continuing under the Note, this Agreement or any of the other Loan Documents, (ii) such proceeding shall not violate the provisions of any other mortgage, deed of trust or deed to secure debt affecting any Individual Property, (iii) such proceeding shall suspend the collection of the Taxes, Other Charges or utility service charges, as applicable, from Mortgage Borrower and from any Individual Property or Borrower or Mortgage Borrower shall have paid all of the Taxes, Other Charges or utility service charges, as applicable, under protest, (iv) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower or Mortgage Borrower is subject and shall not constitute a default thereunder, (v) none of the Collateral, the Mezzanine A Collateral, any Mortgage Principal’s general partner interest in the related Mortgage Borrower Entity, any Mezzanine A Principal’s general partner interest in the related Mezzanine A Borrower Entity or any Individual Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost as a result of such proceeding, (vi) Borrower shall have, or shall have caused Mortgage Borrower to, deposit with Lender adequate reserves for the payment of the Taxes, Other Charges or utility service charges, as applicable, together with all interest and penalties thereon, unless Borrower, Mortgage Borrower or Mezzanine A Borrower has paid all of the Taxes, Other Charges or utility service charges, as applicable, under protest (provided, however, that with respect to Taxes, Borrower shall not be required to deposit such reserves with Lender, or to furnish the security required under clause (vii) below, in the event that funds sufficient to pay such Taxes shall theretofore have been deposited with or collected by Mortgage Lender pursuant to the Mortgage Loan Documents (or with Mezzanine A Lender pursuant to a similar arrangement as set forth in the Mezzanine A Loan Documents) except as may be required in such proceeding as set forth under clause (vii) below), and (vii) Borrower shall have furnished, or shall have caused Mortgage Borrower to have furnished, the security as may be required in such proceeding, or as may be reasonably requested by Lender to insure the payment of any contested Taxes, Other Charges or utility service charges, as applicable, together with all interest and penalties thereon.

5.1.3                        Litigation.

Borrower shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened against any Loan Party which would, if determined adversely to such Loan Party, materially adversely affect such Loan Party’s condition (financial or otherwise) or business or the Properties.

5.1.4                        Access to the Properties.

Borrower shall cause Mortgage Borrower to permit agents, representatives and employees of Lender to inspect the Properties or any part thereof at reasonable hours upon reasonable advance notice (and subject to the rights of tenants under Leases).

5.1.5                        Notice of Default.

Borrower shall promptly advise Lender of any material adverse change in any Loan Party’s condition, financial or otherwise, or of the occurrence of any Default or Event of Default of which Borrower has Actual Knowledge.

5.1.6                        Cooperate in Legal Proceedings.

Borrower shall, and shall cause Mortgage Borrower to, cooperate in all reasonable respects with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way adversely affect the rights of Lender hereunder or any rights obtained by Lender under any of the other Loan Documents and, in connection therewith, Borrower shall, and shall cause Mortgage Borrower to, permit Lender, at its election, to participate in any such proceedings.

5.1.7                        Award and Insurance Benefits.

Borrower shall cooperate in all reasonable respects with Lender in obtaining for Lender the benefits of any Awards or Insurance Proceeds lawfully or equitably payable in connection with any Individual Property, and Lender shall be reimbursed for any expenses reasonably incurred in connection therewith (including reasonable out-of-pocket attorneys’ fees and disbursements, and the payment by Borrower of the expense of an appraisal on behalf of Lender in case of Casualty or Condemnation affecting any Individual Property or any part thereof) out of such Award or Insurance Proceeds; provided, however, that in no event shall Borrower be obligated to pay for more than one (1) appraisal in connection with any single Casualty or Condemnation.

5.1.8                        Further Assurances.

Borrower shall, at Borrower’s sole cost and expense:

(a)                                  furnish to Lender all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements relating to the Collateral, the Mezzanine A Collateral, any Mortgage Principal’s general partner interest in the related Mortgage Borrower

Entity, any Mezzanine A Principal’s general partner interest in the related Mezzanine A Borrower Entity, any Individual Property, and each and every other document, certificate, agreement and instrument required to be furnished by Borrower pursuant to the terms of the Loan Documents;

(b)                                 execute and deliver to Lender such customary documents, instruments, certificates, assignments and other writings, and do such other customary acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the obligations of Borrower under the Loan Documents, as Lender may reasonably require, including, without limitation, the authorization of Lender to file any UCC financing statements and delivery of Condominium Proxies; and

(c)                                  do and execute all and such further lawful, customary and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time.

5.1.9                        Mortgage and Intangible Taxes.

Borrower shall pay all State, county and municipal recording, intangible, and all other taxes (other than income, inheritance or franchise taxes) imposed upon the execution of the Pledge Agreement and the filing of the UCC Financing Statements and/or upon the execution and delivery of the Note.

5.1.10                  Financial Reporting.

(a)                                  Borrower will keep and maintain on a Fiscal Year basis, in accordance with GAAP or on a federal income tax basis, to the extent applicable, or in accordance with other methods acceptable to Lender in its reasonable discretion, consistently applied, proper and accurate books, records and accounts reflecting all of the financial affairs of Borrower and all items of income and expense with respect to the Collateral.

(b)                                 Borrower shall cause Mortgage Borrower to keep adequate books and records of account in accordance with GAAP or on a federal income tax basis, to the extent applicable, or in accordance with other methods acceptable to Lender in its reasonable discretion, consistently applied. Borrower shall be deemed to have complied with the requirements of this Section 5.1.10(b) with respect to any period if it shall have caused Mortgage Borrower to maintain the books and records required under Section 14 of the Security Instrument to be maintained by Mortgage Borrower.

(c)                                  Borrower will furnish, and cause to be furnished, to Lender, within ninety (90) days after the close of each Fiscal Year, the audited combined balance sheet of the Guarantors as of the end of such Fiscal Year, the audited combined statement of operations and the audited combined statement of cash flows of each Guarantor for such Fiscal Year, all in reasonable detail and, commencing in the second Fiscal Year during the term of the Loan, stating in comparative form (solely to the extent such previous year ended after the Closing Date) the respective figures for the corresponding date and period in the prior Fiscal Year, prepared in accordance with GAAP consistently applied and accompanied by an independent auditor’s report stating that the referenced financial statements present fairly, in all material respects, the combined financial position, results of operations and cash flows as of and for the applicable periods in conformity with GAAP, with such certification to be free of exceptions and qualifications as to the scope of the audit as to the going concern nature of the business. Such combined audited financial statements will be accompanied by an audited combined supplemental schedule of real estate by Individual Property as of the end of the Fiscal Year and a combined supplemental schedule of rental revenues and rental expenses by Individual Property. The combined totals of these supplemental schedules will reconcile to the audited balance sheet and statement of operations for the Fiscal Year, respectively.

(d)                                 Borrower will furnish, and cause to be furnished, to Lender, within sixty (60) days after each of the first three fiscal quarters of each Fiscal Year, the unaudited combined balance sheet of the Guarantors as of the end of such fiscal quarter, the unaudited statement of operations and the unaudited statements of cash flows of each Guarantor for the portion of the Fiscal Year ended with the last day of such quarter, all prepared in accordance with GAAP and in reasonable detail and, commencing in the second Fiscal Year during the term of the Loan, stating in comparative form (solely to the extent such previous year ended after the Closing Date) the respective figures for the corresponding date and period in the previous fiscal year, accompanied by a certificate of an authorized representative of the Guarantor, stating that the referenced financial statements present fairly, in all material respects and subject to year-end adjustments, the financial position, results of operations and cash flows for the applicable periods in conformity with GAAP.

(e)                                  Borrower will furnish, and cause to be furnished, to Lender, within sixty (60) days after each of the first three calendar quarters, a statement of income and expenses of each Individual Property prepared in accordance with GAAP and accompanied by a certificate of an authorized representative of each Mortgage Borrower Entity and each Guarantor reasonably acceptable to Lender to the effect that each such statement of income and expenses fairly, accurately and completely presents, in all material respects and subject to year-end adjustments, the operations of each such Individual Property for the period indicated.

(f)                                    Borrower will furnish, and cause to be furnished, to Lender annually, within ninety (90) days after the close of each Fiscal Year, an annual statement of income and expenses of each Individual Property prepared in accordance with GAAP and accompanied by a certificate of an authorized representative of each Mortgage Borrower Entity and each Guarantor reasonably acceptable to Lender to the effect that each such statement of income and expenses fairly, accurately and completely presents the operations of each such Individual Property for the period indicated.

(g)                                 Borrower shall, or cause Mortgage Borrower to, furnish to Lender a copy of the financial statements and all other materials Mortgage Borrower is required to provide Mortgage Lender under Section 14 of the Security Instrument within the time periods required under such Section. Borrower shall, or cause Mezzanine A Borrower to, furnish to Lender a copy of the financial statements and all other materials Mezzanine A

Borrower is required to provide Mezzanine A Lender under Section 5.1.10 of the Mezzanine A Loan Agreement within the time periods required under such Section.

(h)                                 Borrower shall cause Mortgage Borrower to submit to Lender the annual operating budget required to be delivered under the Mortgage Loan Documents.

(i)                                     Any reports, statements or other information required to be delivered under this Agreement shall be delivered to Lender in paper form. If requested by Lender, Borrower shall also endeavor to deliver, and shall cause Mortgage Borrower to endeavor to deliver, such reports, statements or other information in electronic form.

(j)                                     Borrower agrees that Lender may forward to each Investor or any Rating Agency rating any participations in the Loan and/or Securities and each prospective Investor, and any organization maintaining databases on the underwriting and performance of commercial mezzanine loans, all documents and information which Lender now has or may hereafter acquire relating to the Debt and to Borrower, Guarantor (subject to the last sentence of this Section 5.1.10(j)), Mortgage Borrower, the Collateral, the Mezzanine A Collateral, any Mortgage Principal’s general partner interest in the related Mortgage Borrower Entity, any Mezzanine A Principal’s general partner interest in the related Mezzanine A Borrower Entity and the Properties, whether furnished by Borrower, Mortgage Borrower, Mezzanine A Borrower, Guarantor or otherwise, as Lender reasonably determines necessary or desirable (the “Furnished Information”). Borrower irrevocably waives any and all rights it may have under any Applicable Laws to prohibit such disclosure, including but not limited to any right of privacy. Notwithstanding the foregoing, Lender agrees that if Borrower requests in writing that certain of the Furnished Information be kept confidential, (i) Lender agrees that it shall keep such Furnished Information confidential unless such Furnished Information is required to be disclosed by Applicable Law and (ii) if in connection with a Securitization or Syndication of the Loan, Lender furnishes such Furnished Information to any Investor, any Rating Agency rating such participations and/or Securities, any prospective Investor, or any organization maintaining databases on the underwriting and performance of commercial mortgage or mezzanine loans, Lender shall inform any such Investor, Rating Agency, prospective Investor, or organization that directly receives such Furnished Information from Lender about the confidential nature of such Furnished Information. Notwithstanding the foregoing, Lender agrees that it shall not, unless required by Applicable Law, disclose any financial information with respect to the Guarantor except (i) Guarantor’s net worth or (ii) summary financial information with respect to the Guarantor, in each case, to a Rating Agency or Investor that requests such net worth or summary financial information, provided that such Rating Agency or Investor agrees in writing to keep such net worth or summary financial information confidential.

(k)                                  Within a reasonable time after Lender’s request, Borrower shall, and shall cause Mortgage Borrower to, furnish Lender with such other additional financial or management information as may, from time to time, be reasonably required by Lender in form and substance reasonably satisfactory to Lender, subject, however, to the confidentiality requirements set forth in Section 5.1.10(j) hereof.

(l)                                     Borrower shall, and shall cause Mortgage Borrower to, furnish to Lender and its agents convenient facilities for the examination and audit of any of the books and records described in Sections 5.1.10(a), 5.1.10(b), 5.1.10(c), 5.1.10(d), 5.1.10(e) and 5.1.10(f) hereof.

(m)                               All financial statements provided by Borrower hereunder pursuant to Section 5.1.10(n) hereof shall be prepared in accordance with GAAP or on a federal income tax basis, and shall meet the requirements of Regulation S-K or Regulation S-X, as applicable, Regulation AB and other applicable legal requirements. All financial statements (audited or unaudited) provided by Borrower under this Section 5.1.10 shall be certified by Borrower, which certification shall (A) be executed on behalf of Borrower by its the chief financial officer or administrative member, and (B) state that such financial statements meet the requirements set forth in the first sentence of this Section 5.1.10(m).

(n)                                 If requested by Lender and reasonably required in connection with a Securitization, Borrower shall provide Lender, promptly upon request (but subject to the last sentence of Section 5.1.10(j) hereof), with any other or additional financial statements, or financial, statistical or operating information, as Lender shall reasonably determine to be required pursuant to Regulation S-K or Regulation S-X, as applicable, Regulation AB or any amendment, modification or replacement thereto or other legal requirements in connection with any Disclosure Document or any Exchange Act filing in connection with or relating to a Securitization or as shall otherwise be reasonably requested by the Lender.

(o)                                 In the event Lender reasonably determines, in connection with a Securitization, that the financial statements required in order to comply with Regulation S-K or Regulation S-X, as applicable, Regulation AB or other legal requirements are other than as provided herein, then notwithstanding the provisions of Sections 5.1.10(m) and 5.1.10(n) hereof (but subject to the last sentence of Section 5.1.10(j) hereof), Lender may request, and Borrower shall promptly provide, such other financial statements as Lender determines to be necessary or appropriate for such compliance.

(p)                                 Lender shall have the right from time to time at all times during normal business hours upon reasonable advance written notice to examine such books, records and accounts at the office of Borrower, Mortgage Borrower or any other Person maintaining such books, records and accounts and to make such copies or extracts thereof as Lender shall reasonably require. After the occurrence and during the continuance of an Event of Default, Borrower shall pay any costs and expenses incurred by Lender to examine Borrower’s accounting records with respect to the Collateral, the Mezzanine A Collateral, any Mortgage Principal’s general partner interest in the related Mortgage Borrower Entity, any Mezzanine A Principal’s general partner interest in the related Mezzanine A Borrower Entity and the Properties or any Loan Party, as Lender shall reasonably determine to be necessary or appropriate in the protection of Lender’s interest.

5.1.11                  Business and Operations.

Borrower will cause Mortgage Borrower to continue to engage in the businesses presently conducted by it as and to the extent the same are necessary for the ownership, maintenance, management and operation of the Properties. Each Borrower Entity shall cause the applicable Mortgage Borrower Entity to remain in good standing under the laws of the State in which the Individual Property owned by such Mortgage Borrower Entity is located, to the extent required for the ownership, maintenance, management and operation of such Individual Property.

5.1.12                  Costs of Enforcement.

In the event (a) that Lender exercises any of its rights or remedies under the Pledge Agreement or any other Loan Document as and when permitted thereby or (b) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower or any of its constituent Persons or an assignment by Borrower or any of its constituent Persons for the benefit of its creditors, Borrower, its successors or assigns, shall be chargeable with and agrees to pay all costs of collection and defense, including reasonable out-of-pocket attorneys’ fees and costs, incurred by Lender or Borrower in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, together with all required service or use taxes.

5.1.13                  Estoppel Statement.

(a)                                  After request by Lender, Borrower, within ten (10) Business Days, shall furnish Lender or any proposed assignee with a statement, duly acknowledged and certified, setting forth (i) the amount of the original principal amount of the Note, (ii) the unpaid principal amount of the Note, (iii) the Applicable Interest Rate, (iv) the Maturity Date, (v) the date installments of interest and/or principal were last paid, (vi) that, except as provided in such statement, to Borrower’s Actual Knowledge, there are no defaults or events which with the passage of time or the giving of notice or both, would constitute an Event of Default, (vii) that this Agreement, the Note, the Pledge Agreement and the other Loan Documents are valid, legal and binding obligations of Borrower and have not been modified or, if modified, giving particulars of such modification, (viii) whether, to Borrower’s Actual Knowledge, any offsets or defenses exist against the obligations secured by the Pledge Agreement and, if any are alleged to exist, a detailed description thereof, (ix) to Borrower’s Actual Knowledge after due inquiry of the Manager, all Leases are in full force and effect and have not been modified (or if modified, setting forth all modifications), (x) the date to which the Rents thereunder have been paid pursuant to the Leases, (xi) whether or not, to Borrower’s Actual Knowledge after due inquiry of the Manager, any of the lessees under the Leases are in default under the Leases, and, if any of the lessees are in default, setting forth the specific nature of all such defaults, (xii) the amount of security deposits held by Mortgage Borrower under each Lease and that such amounts are consistent with the amounts required under each Lease, and (xiii) as to any other matters reasonably requested by Lender and reasonably related to the Obligations, the Properties, this Agreement, the Collateral, the Mezzanine A Collateral, any Mortgage Principal’s general partner interest in the related Mortgage

Borrower Entity or any Mezzanine A Principal’s general partner interest in the related Mezzanine A Borrower Entity. With respect to clauses (ix), (x), (xi) and (xii) above, such certifications shall only be included in such statement if requested by the Rating Agencies or the Investors and such certifications may only be requested by Lender once in any calendar year.

(b)                                 Upon written request by Borrower to Lender, Lender shall provide an estoppel certificate to Borrower which states (A) the current principal balance of the Note and the date to which interest has been paid, (B) the Applicable Interest Rate, (C) the date installments of interest and/or principal were last received by Lender, (D) the Maturity Date, and (E) that, except as provided in such estoppel certificate, to Lender’s knowledge, no default on the part of Borrower under the Note, this Agreement, the Pledge Agreement or the other Loan Documents has occurred and is continuing. Lender shall not be required to deliver such an estoppel certificate more than one (1) time in any twelve-month period.

(c)                                  Borrower shall use, and shall cause Mortgage Borrower to use, commercially reasonable efforts (and best efforts in connection with a Securitization or Syndication, excluding litigation or the payment of any required purchase price or other compensation for same to tenants) to obtain and deliver to Lender, promptly upon Lender’s request (to be made no more frequently by Lender, Mortgage Lender or Mezzanine A Lender than once in any twelve-month period, unless such request is made in connection with a Securitization or Syndication), duly executed estoppel certificates from the lessees under one or more Major Leases, as required by Lender, attesting to such facts regarding such Major Leases as Lender may reasonably require, including but not limited to attestations that each Major Lease covered thereby is in full force and effect with no defaults thereunder on the part of any party, that none of the Rents payable under such Major Lease have been paid more than one month in advance, and that the lessee claims no defense or offset against the full and timely performance of its obligations under such Major Lease.

(d)                                 Borrower shall use, and shall cause Mortgage Borrower to use, commercially reasonable efforts (and best efforts in connection with a Securitization or Syndication, excluding litigation or the payment of any required purchase price or other compensation for same to the condominium board) to obtain and deliver to Lender, promptly upon Lender’s request (to be made no more frequently by Lender or Mortgage Lender than once in any twelve-month period, unless such request is made in connection with a Securitization or Syndication), a duly executed estoppel certificate from the applicable condominium board or the applicable Individual Property that is subject to a condominium regime which shall include, without limitation, (i) the amount of the unpaid common charges and other amounts, if any, accrued against such Individual Property, (ii) that the applicable Condominium Documents have not been modified or amended, or, if they have, a description of the modifications or amendments, (iii) that all payments due and payable by Mortgage Borrower under the applicable Condominium Documents have been paid in full, and (iv) that Mortgage Borrower is not in default under the Condominium Documents or, if it is in default, a detailed description of such default.

5.1.14                  Loan Proceeds.

Borrower shall use the proceeds of the Loan received by it on the Closing Date only for the purposes set forth in Section 2.1.4 hereof.

5.1.15                  Performance by Borrower.

(a)                                  Borrower shall in a timely manner observe, perform and fulfill each and every covenant, term and provision of each Loan Document executed and delivered by, or applicable to, Borrower, and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by, or applicable to, Borrower without the prior written consent of Lender.

(b)                                 Borrower shall not cause or permit Mortgage Borrower to enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Mortgage Loan Document executed and delivered by, or applicable to, Mortgage Borrower as of the date hereof in any material respect without the prior written consent of Lender. Borrower shall cause Mortgage Borrower to provide Lender with a copy of any amendment, waiver, supplement, termination or other modification to the Mortgage Loan Documents within five (5) days after the execution thereof. Borrower shall not, and shall not permit any Loan Party to, amend or modify the Organizational Documents of any Loan Party in any material respect without Lender’s prior written consent.

(c)                                  Borrower shall not cause or permit Mezzanine A Borrower to enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Mezzanine A Loan Document executed and delivered by, or applicable to, Mezzanine A Borrower as of the date hereof in any material respect without the prior written consent of Lender. Borrower shall cause Mezzanine A Borrower to provide Lender with a copy of any amendment, waiver, supplement, termination or other modification to the Mezzanine A Loan Documents within five (5) days after the execution thereof.

5.1.16                  Confirmation of Representations.

Borrower shall deliver, in connection with any Securitization or Syndication effected by Lender in accordance with the applicable provisions of Article IX hereof, (a) one or more Officer’s Certificates certifying as to the accuracy in all material respects of all representations made by Borrower in the Loan Documents as of the date of the closing of such Securitization or Syndication (or, to the extent any of such representations shall no longer be accurate in all material respects as of the date of such closing, disclosing any material inaccuracy in such representations), and (b) certificates of the relevant Governmental Authorities in all relevant jurisdictions indicating the good standing and qualification of each Borrower Entity and each Principal as of the date of the closing of such Securitization or Syndication.

5.1.17                  Leasing Matters.

(a)                                  Borrower may cause or permit Mortgage Borrower enter into a proposed Lease (including the renewal or extension of an existing Lease (a “Renewal Lease”)) without the prior written consent of Lender, provided such proposed Lease or Renewal Lease (i) provides for rental rates and terms comparable or superior to existing local market rates and terms (taking into account the type and quality of the tenant and the location and quality of the space to be leased) as of the date such Lease is executed by Mortgage Borrower (unless, in the case of a Renewal Lease or a Lease covering expansion space, the rent payable during such renewal or with respect to such expansion space, as the case may be, or a formula or other method to compute such rent, is provided for in the original Lease), (ii) is an arms-length transaction with a bona fide, independent third party tenant, (iii) does not have a materially adverse effect on the value or quality of the applicable Individual Property, (iv) [intentionally omitted], (v) is written on the standard form of residential lease approved by Lender (such approval not to be unreasonably withheld, delayed or conditioned) (which such standard form of lease currently approved by Lender is attached hereto as Exhibit B), unless Mortgage Borrower determines in good faith that deviations from the approved Lease form do not materially and adversely affect Mortgage Borrower’s interests under the Lease or Renewal Lease, and (vi) is not a Major Lease. All proposed Leases which do not satisfy the requirements set forth in this Section 5.1.17 shall be subject to the prior approval of Lender (such approval not to be unreasonably withheld, delayed or conditioned), at Borrower’s expense. At Lender’s request, Borrower shall cause Mortgage Borrower to promptly deliver to Lender copies of all Leases which are entered into pursuant to this Section 5.1.17(a), together with Borrower’s certification that it has satisfied or caused Mortgage Borrower to satisfy all of the conditions of this Section 5.1.17(a) (other than conditions waived in writing by Lender) applicable to such Leases. Any Lease submitted to Lender for Lender’s approval shall be deemed approved if Lender shall not have notified Borrower in writing of its approval or disapproval (together with a statement of the grounds of such disapproval, if applicable) within ten (10) Business Days (the “Approval Period”) after Lender has received such submission; provided, however, that upon notice to Borrower, Lender shall be entitled to a five (5) Business Day extension of the Approval Period (“Lender’s Approval Extension Period”). Notwithstanding the leasing approval procedure set forth above, to facilitate Mortgage Borrower’s leasing process, Borrower may present prospective leasing transactions to Lender for its approval prior to the negotiation of a final Lease. Such presentation shall include a summary term sheet of all material terms of the proposed lease or a draft of the Lease, either as supplemented by any additional information concerning such lease or the tenant thereunder as may be reasonably requested by Lender (the “Lease Term Sheet”). Lender shall approve or disapprove the Lease Term Sheet within ten (10) Business Days of its receipt, provided Lender shall be entitled to Lender’s Approval Extension Period and such request to Lender complies with the requirements of Section 5.1.17(g) hereof, and if Lender fails to so approve or disapprove of the Lease Term Sheet within such Approval Period and Lender’s Approval Extension Period, if applicable, the Lease Term Sheet shall be deemed approved by Lender. If Lender approves or is deemed to have approved the Lease Term Sheet, Lender’s prior approval shall not be required for the final Lease, except to the extent such final Lease (i) deviates in any material respect from the terms set forth on the Lease Term Sheet or contains any material terms not set forth in the Lease Term Sheet, and Borrower determines in good faith that such deviation shall materially and adversely affect either (A) Mortgage Borrower’s interest under the Lease or (B) Lender’s interest in the Pledge Agreement or the other Loan Documents, (ii) [intentionally omitted] or (iii) is not fully executed within one hundred twenty (120) days after the Lease Term Sheet is received by Lender; provided, however, that (x) nothing contained in this sentence shall be construed to require Lender’s approval of any Lease for which approval is not required by the other provisions of this Section 5.1.17, (y) Borrower shall cause Mortgage Borrower to deliver to Lender copies of the following:  (1) the fully-executed Lease entered into by Mortgage Borrower in accordance with this Section 5.1.17 and (2) the final Lease Term Sheet, if any (to the extent that such final Lease Term Sheet contains revisions or changes that were not contained in the Lease Term Sheet initially reviewed and approved or deemed approved by Lender in accordance with this Section 5.1.17(a)), and (z) Mortgage Borrower’s delivery of the documents referred to in (y) above shall be deemed to be Borrower’s certification that the terms and conditions of this Section 5.1.17 have been satisfied.

(b)                                 Borrower shall cause Mortgage Borrower to (i) observe and perform all the obligations imposed upon the lessor under the Leases in all material respects and shall not do or permit to be done anything to impair the value of any of the Leases as security for the Debt; (ii) promptly send copies to Lender of all notices of default which Mortgage Borrower shall send or receive thereunder; (iii) enforce in a commercially reasonable manner all of the material terms, covenants and conditions contained in the Leases upon the part of the tenant thereunder to be observed or performed (except for termination of a Major Lease which, except as otherwise provided in Section 5.1.17(d) hereof, shall require Lender’s prior approval, such approval not to be unreasonably withheld, delayed or conditioned); (iv) not collect any of the Rents more than one (1) month in advance except security deposits and prepayments of first month’s and last month’s rent shall not be deemed Rents collected in advance; (v) deposit or cause to be deposited all Lease Termination Payments relating to commercial leases, if any, into an account designated by Lender, if required by Lender, not later than the first Business Day after Mortgage Borrower’s receipt thereof; (vi) not execute any other assignment of the lessor’s interest in any of the Leases or the Rents (except as contemplated by the Mortgage Loan Documents); and (vii) not consent to any assignment of or subletting under any Major Leases relating to commercial space not in accordance with their terms, without the prior written consent of Lender (such approval not to be unreasonably withheld, delayed or conditioned and to be deemed granted if Lender shall not have disapproved such assignment or subletting in writing within ten (10) Business Days after Borrower’s request for Lender’s approval, provided Lender is entitled to Lender’s Approval Extension Period and such request for approval complies with Section 5.1.17(g) hereof).

(c)                                  Borrower may, without the consent of Lender, cause or permit Mortgage Borrower to amend, modify or waive the provisions of any Lease or terminate, reduce rents under, accept a surrender of space under, or shorten the term of, any Lease (including any guaranty, letter of credit or other credit support with respect thereto) provided such Lease is not a Major Lease and such action (taking into account, in the case of a termination, reduction in rent, surrender of space or shortening of term, the planned alternative use of the affected space) does not have a materially adverse effect on the value of the applicable Individual Property taken as a whole, and provided such Lease, as amended, modified or waived, is otherwise in compliance with the requirements of this Agreement. A termination of a Lease (other than a Major Lease) with a tenant who is in default beyond applicable notice and grace periods shall not be considered an action which has a materially adverse effect on the value of the applicable Individual Property taken as a whole. Any amendment, modification, waiver, termination, rent reduction, space surrender or term shortening which does not satisfy the requirements set forth in this Subsection shall be subject to the prior approval of Lender (such approval not to be unreasonably withheld, delayed or conditioned and to be deemed granted if Lender shall not have disapproved such amendment, modification, waiver, termination, rent reduction, space surrender or term shortening, as the case may be, in writing within ten (10) Business Days after Borrower’s request for Lender’s approval (fifteen (15) Business Days for any termination, rent reduction, space surrender or term shortening request), provided that Lender is entitled to Lender’s Approval Extension Period and such request for approval complies with the requirements of Section 5.1.17(g) hereof), at Borrower’s expense. Borrower shall cause Mortgage Borrower to promptly deliver to Lender copies of all Leases, amendments, modifications and waivers which are entered into pursuant to this Section 5.1.17(c), together with Borrower’s certification that it has satisfied or caused to be satisfied all of the conditions of this Section 5.1.17(c) applicable to such Leases, amendments, modifications and waivers.

(d)                                 Notwithstanding anything contained herein to the contrary, Borrower shall not cause or permit Mortgage Borrower, without the prior written consent of Lender (which consent shall not be unreasonably withheld, delayed or conditioned) enter into, renew, extend, amend, modify, waive any provisions of, terminate, reduce rents under, accept a surrender of space under, or shorten the term of, any Major Lease or any instrument guaranteeing or providing credit support for any Major Lease; provided, however, that the procedures set forth in Section 5.1.17(a) regarding Lender’s approval or deemed approval of leasing transactions as well as Borrower’s rights to deliver Lease Term Sheets shall also apply to Major Lease approvals pursuant to this Section 5.1.17(d).

(e)                                  Upon the occurrence and during the continuance of an Event of Default, to the extent permitted by law and subject to the rights of (i) Mortgage Lender pursuant to the terms of the Mortgage Loan Documents and (ii) Mezzanine A Lender pursuant to the terms of the Mezzanine A Loan Documents, Borrower shall promptly deposit with Lender any and all monies then held by Borrower representing security deposits under the Leases (collectively, the “Security Deposits”). Borrower and not Lender shall be liable for the delivery of security deposits to tenants under Leases which are not delivered to and held by Lender pursuant to this Section 5.1.17(e). Lender shall hold the Security Deposits in accordance with the terms of the respective Leases, and shall only release the Security Deposits in order to return a tenant’s Security Deposit to such tenant if such tenant is entitled to the return of the Security Deposit under the terms of the Lease and is not otherwise in default under the Lease beyond the expiration of any applicable grace or cure period. To the extent required by Applicable Laws, Lender shall hold the Security Deposits in an interest bearing account selected by Lender in its sole discretion. In the event Lender is not permitted by law to hold the Security Deposits, Borrower shall deposit the Security Deposits into an interest-bearing account with a federally insured institution reasonably approved by Lender.

(f)                                    Intentionally Omitted.

(g)                                 Notwithstanding anything to the contrary contained in this Section 5.1.17, to the extent Lender’s prior written approval is required pursuant to the provisions of this Section 5.1.17, Lender shall, with respect to such proposed Leases, Lease Term Sheets and/or renewals, modifications, amendments or terminations of, or waivers with respect to, existing Leases, have ten (10) Business Days (fifteen (15) Business Days for any termination, rent reduction, space surrender or term shortening request) from receipt of such written request in which to approve or disapprove such Lease or other documentation, provided such written request to Lender for approval is marked in bold lettering with the following language:  “LENDER’S RESPONSE IS REQUIRED WITHIN TEN (10) BUSINESS DAYS (FIFTEEN (15) BUSINESS DAYS FOR ANY TERMINATION, RENT REDUCTION, SPACE SURRENDER OR TERM SHORTENING REQUEST) OF RECEIPT OF THIS NOTICE (THE “APPROVAL PERIOD”) PURSUANT TO THE TERMS OF A LOAN AGREEMENT BETWEEN THE UNDERSIGNED AND LENDER; PROVIDED, HOWEVER, THAT LENDER SHALL HAVE THE RIGHT TO A FIVE (5) DAY EXTENSION OF THE APPROVAL PERIOD UPON NOTICE TO BORROWER” and the envelope containing the request must be marked “PRIORITY”. In the event Lender fails to respond to the proposed Lease, Lease Term Sheet and/or renewal, modification, amendment or termination of, or waiver with respect to, an existing Lease within such time, Lender’s approval shall be deemed given. The reasonable out-of-pocket attorneys’ fees incurred by Lender in connection with any such proposed Lease, Lease Term Sheet and/or renewal, modification, amendment or termination of, or waiver with respect to, an existing Lease shall be payable by Borrower to Lender within ten (10) Business Days after Lender’s written request therefor.

5.1.18                  Management Agreement.

(a)                                  The Properties are currently self-managed by Mortgage Borrower. In the event that the Improvements on each Individual Property are operated under the terms and conditions of a Management Agreement, the provisions of this Section 5.1.18 shall apply. Borrower shall not permit any Mortgage Borrower Entity to retain a manager to manage any Individual Property unless such manager is a Qualified Manager and has entered into a Management Agreement and an Agreement Regarding Management Agreement, each in form and substance, reasonably acceptable to Lender. All management fees payable pursuant to the Management Agreements shall be market fees similar to those payable to managers of properties of a similar type and quality pursuant to arm’s-length management agreements, taking into account differences in the quality or level of service provided; provided, however, that if TSP or an Affiliate of TSP is employed as Manager of the Properties, such fees payable to TSP or such Affiliate, as the case may be, shall be deemed to be market and arm’s-length. Borrower shall cause Mortgage Borrower to (i) diligently perform and observe all of the material terms, covenants and conditions of the Management Agreements on the part of Mortgage

Borrower to be performed and observed to the end that all things shall be done which are necessary to keep unimpaired the rights of Mortgage Borrower under the Management Agreements and (ii) promptly notify Lender of the giving of any notice to Mortgage Borrower of any default by Mortgage Borrower in the performance or observance of any of the terms, covenants or conditions of any Management Agreement on the part of Mortgage Borrower to be performed and observed and deliver to Lender a true copy of each such notice. Borrower shall not cause or permit Mortgage Borrower to surrender any Management Agreement, consent to the assignment by Manager of its interest under any Management Agreement, or terminate or cancel any Management Agreement or, in any respect that would have a Material Adverse Effect, modify, change, supplement, alter or amend any Management Agreement, either orally or in writing. Notwithstanding the foregoing, Borrower shall be entitled to cause or permit Mortgage Borrower to enforce and terminate any Management Agreement in accordance with the terms thereof; provided, however, that if the Management Agreement for any Individual Property is terminated, Borrower shall cause the applicable Mortgage Borrower Entity to simultaneously enter into a replacement Management Agreement for such Individual Property. Subject to (x) the rights of Mortgage Lender pursuant to the terms and conditions of the Mortgage Loan Documents and (y) the rights of Mezzanine A Lender pursuant to the terms and conditions of the Mezzanine A Loan Documents, if Mortgage Borrower shall default in the performance or observance of any material term, covenant or condition of any Management Agreement on the part of Mortgage Borrower to be performed or observed, and such default shall continue beyond the expiration of any applicable grace or cure period, then, without limiting the generality of the other provisions of this Agreement, and without waiving or releasing Borrower from any of its obligations hereunder, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all the terms, covenants and conditions of such Management Agreement on the part of Mortgage Borrower to be performed or observed to be promptly performed or observed on behalf of Mortgage Borrower, to the end that the rights of Mortgage Borrower in, to and under such Management Agreement shall be kept unimpaired and free from default. Lender and any person designated by Lender shall have, and are hereby granted, the right to enter upon any Individual Property at any time and from time to time while an uncured Event of Default exists for the purpose of taking any such action. If the Manager under any Management Agreement shall deliver to Lender a copy of any notice sent to Borrower or Mortgage Borrower of default under such Management Agreement, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender in good faith, in reliance thereon. Borrower shall notify Lender if the Manager sub-contracts to a third party any or all of its management responsibilities under any Management Agreement. Borrower shall, from time to time, use its best efforts (or commercially reasonable efforts, at any time when the Manager under any Management Agreement is not an Affiliate of Borrower, Mortgage Borrower, any Principal, Guarantor or TSP) to obtain from the Manager under such Management Agreement such certificates of estoppel with respect to compliance by Mortgage Borrower and Manager with the terms of such Management Agreement as may be reasonably requested by Lender. Borrower shall cause Mortgage Borrower to exercise each individual option, if any, to extend or renew the term of each Management Agreement upon demand by Lender made at any time within one (1) year of the last day upon which any such option may be exercised. Any sums expended by Lender pursuant to this Section 5.1.18(a) shall bear interest at the Default Rate from the date which is ten (10) Business Days after the date Lender first makes written demand upon Borrower for reimbursement of such cost to the date of payment to Lender, shall be deemed to constitute a portion of the Debt, shall be secured by the lien of the Pledge Agreement and the other Loan Documents and shall be due and payable promptly upon demand by Lender therefor.

(b)                                 Without limitation of the foregoing, Borrower, upon the request of Lender, shall cause Mortgage Borrower to terminate any Management Agreement and replace the Manager (so long as such termination and/or replacement is not prohibited under the Mortgage Loan Documents or the Mezzanine A Loan Documents), without penalty or fee, if at any time during the Loan: (i) there exists an uncured Event of Default, (ii) there exists a default by Manager (other than TSP or any other Affiliated Manager) under such Management Agreement, which default shall have continued beyond the expiration of any applicable grace or cure period, (iii) the Manager shall become insolvent or a debtor in any bankruptcy or insolvency proceeding, or (iv) the Maturity Date occurs and the Loan is not paid in full. At such time as the Manager is removed as the Manager with respect to any Individual Property, a Qualified Manager shall assume management of such Individual Property pursuant to a replacement Management Agreement, and shall receive a property management fee not to exceed then current market rates for managers of properties of a similar type and quality pursuant to arm’s length management agreements and taking into account differences in the quality or level of service provided; provided, however, that (A) if a Securitization has occurred, Lender shall receive written confirmation from the Rating Agencies that management of such Individual Property by such Qualified Manager will not result in a downgrade, withdrawal or qualification of the initial, or, if higher, the then current ratings issued in connection with such Securitization, and (B) if a Securitization has not occurred, such Qualified Manager shall be subject to the approval of Lender, such approval not to be unreasonably withheld, delayed or conditioned.

5.1.19                  Environmental Covenants.

(a)                                  Borrower covenants and agrees that so long as the Loan is outstanding (i) all uses and operations on or of each Individual Property, whether by Mortgage Borrower or any other Person, shall be in compliance in all material respects with all applicable Environmental Laws and permits issued pursuant thereto; (ii) there shall be no Releases of Hazardous Materials in, on, under or from any of the Properties in violation of any Environmental Law; (iii) there shall be no Hazardous Materials in, on, or under any Individual Property, except those that are in compliance with all applicable Environmental Laws and with permits issued pursuant thereto, if and to the extent required; (iv) Borrower shall cause Mortgage Borrower to keep each Individual Property free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law applicable to such Individual Property, whether due to any act or omission of Mortgage Borrower or any other Person (the “Environmental Liens”); (v) Borrower shall, at its sole cost and expense, cause Mortgage Borrower to fully and expeditiously cooperate in all activities pursuant to Section 5.1.19(b) below, including but not limited to providing all relevant information and making knowledgeable persons available for interviews; (vi) Borrower shall, at its sole cost and expense, cause Mortgage Borrower to perform any environmental site assessment or other investigation of environmental conditions in connection with any Individual Property, pursuant to any reasonable written request of Lender, upon Lender’s reasonable belief that such Individual Property is not in compliance in all material respects with all applicable Environmental Laws, and share with Lender the reports and other results thereof, and Lender and other Indemnified Parties shall be entitled to rely on such reports and other results thereof; (vii) Borrower shall, at its sole cost and expense, cause Mortgage Borrower to comply with all reasonable written requests of Lender to (A) reasonably effectuate remediation of any Hazardous Materials in, on, under or from such Individual Property; and (B) comply with any Environmental Law applicable to such Individual Property; (viii) Borrower shall not knowingly cause or permit Mortgage Borrower to allow any tenant or other user of any Individual Property to violate any Environmental Law applicable to such Individual Property; and (ix) Borrower shall immediately notify Lender in writing after it has become aware of (A) any presence or Release or threatened Releases of Hazardous Materials in, on, under, from or migrating towards any Individual Property in violation of any Environmental Law; (B) any material non-compliance with any Environmental Laws related in any way to any Individual Property; (C) any actual or potential Environmental Lien; (D) any required or proposed remediation of environmental conditions relating to any Individual Property; and (E) any written or oral notice or other communication of which Borrower becomes aware from any source whatsoever (including but not limited to a Governmental Authority) relating in any way to Hazardous Materials in, on, under, from or migrating towards any Individual Property.

(b)                                 In the event that Lender shall reasonably believe that any Individual Property is not in compliance in all material respects with all Environmental Laws applicable to such Individual Property, Lender and any other Person designated by Lender, including but not limited to any environmental consultant, and any receiver appointed by any court of competent jurisdiction, shall have the right, but not the obligation, to enter upon such Individual Property at all reasonable times and after reasonable prior written notice (and subject to the rights of tenants under their respective Leases), to assess any and all aspects of the environmental condition of such Individual Property and its use, including but not limited to conducting any environmental assessment or audit (the scope of which shall be determined by Lender in the exercise of its good faith business judgment) and taking samples of soil, groundwater or other water, air, or building materials, and conducting other invasive testing. Borrower shall cause Mortgage Borrower to cooperate in all reasonable respects with and provide access to Lender and any such Person designated by Lender at all reasonable times and after reasonable prior written notice (and subject to the rights of tenants under their respective Leases).

5.1.20                  Alterations.

Borrower shall obtain Lender’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, to any alterations to the Improvements that may have a material adverse effect on Borrower’s or Mortgage Borrower’s financial condition, the use, operation or value of any Individual Property, the Collateral, the Mezzanine A Collateral, any Mortgage Principal’s general partner interest in the related Mortgage Borrower Entity, any Mezzanine A Principal’s general partner interest in the related Mezzanine A Borrower Entity or the net operating income of any Individual Property or the Collateral (an “Alteration”), other than (a) tenant improvement work performed pursuant to the terms of any Lease executed on or before the date hereof, or of any Lease executed subsequent to the date hereof if Lender shall have approved (or shall be deemed to have approved) such Lease pursuant to Section 5.1.17 hereof, (b) tenant improvement work performed pursuant to the terms and conditions of a Lease and not adversely affecting any structural component of any Improvements, any utility or HVAC system contained in any Improvements or (except in the case of customary tenant signage) the exterior of any building constituting a part of any Improvements, (c) alterations performed in connection with the restoration of an Individual Property after the occurrence of a casualty in accordance with the terms and conditions of this Agreement and the Mortgage Loan Documents or (d) the capital improvements identified in Schedule 5.1.20 annexed hereto. Any approval by Lender of the plans, specifications or working drawings for Alterations of any Individual Property shall not create responsibility or liability on behalf of Lender for their completeness, design, sufficiency or their compliance with Applicable Laws. Lender may condition any such approval upon receipt of a certificate of compliance with Applicable Laws from an independent architect, engineer, or other person reasonably acceptable to Lender. If the total unpaid amounts due and payable with respect to an Alteration to the Improvements of any Individual Property (other than such amounts to be paid or reimbursed by tenants under the Leases or Alterations not requiring approval under clauses (a) through (d) above) shall at any time exceed an amount equal to the lesser of (x) five percent (5%) of the Allocated Loan Amount for such Individual Property and (y) $2,500,000 (the “Threshold Amount”; and any such Alteration a “Material Alteration”), Borrower shall promptly deliver or cause to be delivered to Lender, (i) as security for the payment of such amounts and as additional security for Borrower’s obligations under the Loan Documents, any of the following:  (1) cash, (2) U.S. Obligations, (3) other securities having a rating reasonably acceptable to Lender or, if a Securitization has occurred, the applicable Rating Agencies have confirmed in writing that such securities delivered will not, in and of themselves, result in a downgrade, withdrawal or qualification of the initial, or if higher, the then current ratings assigned in connection with such Securitization, (4) a completion bond and performance bond or (5) a Letter of Credit (the security described in clauses (1) through (5) above being sometimes referred to hereinafter, collectively, as the “Material Alteration Security”), and (ii) if a Securitization has occurred, written confirmation from the applicable Rating Agencies that any such Material Alteration shall not result in the downgrade, withdrawal or qualification of the initial, or, if higher, the current ratings assigned to the Securities in connection with a Securitization. The Material Alteration Security shall be in an amount equal to the excess of (x) the total unpaid amounts with respect to Material Alterations to the Improvements (other than such amounts to be paid or reimbursed by Tenants under Leases or to be paid from Reserve Funds or Alterations not requiring approval under clauses (a) through (d) above) over (y) the Threshold Amount. Upon Borrower’s request therefor, Lender shall disburse any Material Alteration Security that is cash to Borrower to pay for Material Alterations or permit

Borrower to partially reduce any non-cash Material Alteration Security for work completed and paid for with respect to Material Alterations from time to time, subject to the same conditions to the release and disbursement of Required Repair Funds. Provided that no Event of Default then exists, upon completion of the Material Alteration, as determined by Lender in its reasonable discretion, Lender shall cancel the Material Alteration Security or disburse or return to Borrower the Material Alteration Security, as applicable. Notwithstanding the foregoing, Borrower shall be relieved of its obligation to deposit the security for certain alterations described above if either (A) Mortgage Borrower is required to and does deliver such security to Mortgage Lender in accordance with the Mortgage Loan Documents or (B) Mezzanine A Borrower is required to and does deliver such security to Mezzanine A Lender in accordance with the Mezzanine A Loan Documents, and in any such case Lender has received evidence reasonably acceptable to Lender of the delivery of such security.

5.1.21                  Intentionally Omitted.

5.1.22                  OFAC.

At all times throughout the term of the Loan, Borrower, Mortgage Borrower, Guarantor and their respective Affiliates shall be in compliance in all material respects with all applicable orders, rules, regulations and recommendations of The Office of Foreign Assets Control of the U.S. Department of the Treasury.

5.1.23                  Ground Lease Covenants.

(a)                                  With respect to each Ground Lease, (a) Borrower shall cause each Mortgage Borrower that is the holder of the leasehold interest under such Ground Lease to (i) pay all rents, additional rents and other sums required to be paid by such Mortgage Borrower, as tenant under and pursuant to the provisions of such Ground Lease, (ii) diligently perform and observe in all material respects all of the terms, covenants and conditions of such Ground Lease on the part of such Mortgage Borrower, as tenant thereunder, (iii) promptly notify Lender of the giving of any notice by the landlord under such Ground Lease to such Mortgage Borrower of any default by such Mortgage Borrower, as tenant thereunder, and deliver to Lender a true copy of each such notice within five (5) Business Days of receipt and (iv) promptly notify Lender of any bankruptcy, reorganization or insolvency of the landlord under such Ground Lease or of any notice thereof, and deliver to Lender a true copy of such notice within five (5) Business Days of Borrower’s receipt. Borrower shall not, without the prior consent of Lender, cause such Mortgage Borrower to surrender the leasehold estate created by such Ground Lease or terminate or cancel such Ground Lease or modify, change, supplement, alter or amend such Ground Lease in any material respect, either orally or in writing, and if such Mortgage Borrower shall default in the performance or observance of any term, covenant or condition of such Ground Lease on the part of such Mortgage Borrower, as tenant thereunder, and shall fail to cure the same prior to the expiration of any applicable cure period provided thereunder, Borrower shall permit Lender to have the right to pay any sums and to perform any act or take any action as may be appropriate to cause all of the terms, covenants and conditions of such Ground Lease on the part of such Mortgage

Borrower to be performed or observed on behalf of Borrower, to the end that the rights of such Mortgage Borrower in, to and under such Ground Lease shall be kept unimpaired and free from default; provided, however, that Lender shall have no such obligation to perform any such actions. If the landlord under such Ground Lease shall deliver to Lender a copy of any notice of default under such Ground Lease, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender, in good faith, in reliance thereon. Borrower shall cause such Mortgage Borrower to exercise each individual option, if any, to extend or renew the term of such Ground Lease upon written demand by Lender made at any time within one (1) year prior to the last day upon which any such option may be exercised.

(b)                                 Subleases. Notwithstanding anything contained in any Ground Lease to the contrary, Borrower shall cause each Mortgage Borrower that is the holder of the leasehold interest under a Ground Lease to not further sublet any portion of the related Individual Property (other than as permitted pursuant to Section 5.1.17 hereof) without prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed.

5.1.24                  Mortgage Loan Reserve Funds.

Borrower shall cause Mortgage Borrower to deposit and maintain each of the Mortgage Loan Reserve Funds as more particularly set forth in the Mortgage Loan Documents and to perform and comply with all of the terms and provisions relating thereto.

5.1.25                  Notices.

Borrower shall give notice, or cause notice to be given, to Lender promptly upon the occurrence of any Mortgage Loan Event of Default or Mezzanine A Loan Event of Default.

5.1.26                  Special Distributions.

On each date, if any, on which amounts are required to be disbursed to Lender pursuant to the Mortgage Loan Documents, Borrower shall exercise its rights under the Organizational Documents of Mezzanine A Borrower to cause Mortgage Borrower to make a distribution to Mezzanine A Borrower and then Mezzanine A Borrower to make a distribution to Borrower, in each case in an aggregate amount such that Lender shall receive the amount required to be disbursed pursuant to the Mortgage Loan Documents.

5.1.27                  Mortgage Borrower and Mezzanine A Borrower Covenants.

(a)                                  Borrower shall cause Mortgage Borrower to comply with all obligations under the Mortgage Loan Documents (including, without limitation, the affirmative and negative covenants set forth in the Mortgage Loan Documents) with which Mortgage Borrower has expressly covenanted in the Mortgage Loan Documents to comply, whether the Mortgage Loan has been repaid or the related Mortgage Loan Document has been otherwise terminated (to the extent that such covenants are cross-referenced herein), unless otherwise consented to in writing by Lender. Borrower shall cause Mortgage Borrower to promptly notify Lender of all material notices received by Mortgage Borrower under or in connection with the Mortgage Loan, including, without limitation, any notice by the Mortgage Lender to Mortgage Borrower of any default by Mortgage Borrower in the performance or observance of any of the terms, covenants or conditions of the Mortgage Loan Documents on the part of Mortgage Borrower to be performed or observed, and shall deliver to Lender a true copy of each such notice, together with any other material consents, notices, requests or other written correspondence between Mortgage Borrower and Mortgage Lender.

(b)                                 Borrower shall cause Mezzanine A Borrower to comply with all obligations under the Mezzanine A Loan Agreement and all other Mezzanine A Loan Documents (including, without limitation, the affirmative and negative covenants set forth in the Mezzanine A Loan Agreement) with which Mezzanine A Borrower has expressly covenanted in the Mezzanine A Loan Agreement to comply, whether the Mezzanine A Loan has been repaid or the related Mezzanine A Loan Document has been otherwise terminated (to the extent that such covenants are cross-referenced herein), unless otherwise consented to in writing by Lender. Borrower shall cause Mezzanine A Borrower to promptly notify Lender of all material notices received by Mezzanine A Borrower under or in connection with the Mezzanine A Loan, including, without limitation, any notice by the Mezzanine A Lender to Mezzanine A Borrower of any default by Mezzanine A Borrower in the performance or observance of any of the terms, covenants or conditions of the Mezzanine A Loan Documents on the part of Mezzanine A Borrower to be performed or observed, and shall deliver to Lender a true copy of each such notice, together with any other material consents, notices, requests or other written correspondence between Mezzanine A Borrower and Mezzanine A Lender.

5.1.28                  Mortgage Loan and Mezzanine A Loan Estoppels.

(a)                                  Borrower shall, or shall cause Mortgage Borrower to, use commercially reasonable efforts from time to time, to obtain from the Mortgage Lender such certificates of estoppel with respect to compliance by Mortgage Borrower with the terms of the Mortgage Loan Documents as may be reasonably requested by Lender. In the event or to the extent that Mortgage Lender is not legally obligated to deliver such certificates of estoppel and is unwilling to deliver the same, or is legally obligated to deliver such certificates of estoppel but breaches such obligation, then Borrower shall not be in breach of this provision so long as Borrower furnishes to Lender an estoppel certificate executed by Borrower, in which Borrower shall expressly represent to Lender such information as may be reasonably requested by Lender regarding compliance by Mortgage Borrower with the terms of the Mortgage Loan Documents.

(b)                                 Borrower shall, or shall cause Mezzanine A Borrower to, use commercially reasonable efforts from time to time, to obtain from the Mezzanine A Lender such certificates of estoppel with respect to compliance by Mezzanine A Borrower with the terms of the Mezzanine A Loan Documents as may be reasonably requested by Lender. In the event or to the extent that Mezzanine A Lender is not legally obligated to deliver such certificates of estoppel and is unwilling to deliver the same, or is legally obligated to deliver such certificates of estoppel but breaches such obligation, then Borrower shall not be in breach of this provision so long as Borrower furnishes to Lender an estoppel certificate executed by Borrower, in which Borrower shall expressly represent to Lender such information as may be reasonably requested by Lender regarding compliance by Mezzanine A Borrower with the terms of the Mezzanine A Loan Documents.

5.1.29                  Intentionally Omitted.

5.1.30                  Condominium Covenants.

(a)                                  Borrower shall cause each Mortgage Borrower that owns an Individual Property subject to a condominium regime to observe and perform each and every material term to be observed or performed by such Mortgage Borrower pursuant to the applicable Condominium Documents in all material respects. Borrower shall cause such Mortgage Borrower to comply in all material respects with all obligations under the applicable Security Instrument relating to the Condominium Documents and/or the condominium regime to which such Individual Property is subject to. Borrower shall obtain the approval of Lender for each matter requiring the approval of Mortgage Lender under the provisions of such Security Instrument. Borrower shall cause such Mortgage Borrower to deliver to Lender copies of all notices required to be delivered by such Mortgage Borrower to Mortgage Lender under such Security Instrument.

(b)                                 Borrower shall cause each Mortgage Borrower that owns an Individual Property subject to a condominium regime to promptly deliver to Lender a true and full copy of all written notices of default received by such Mortgage Borrower with respect to any obligation or duty of such Mortgage Borrower under the applicable Condominium Documents.

(c)                                  Borrower shall not permit any Mortgage Borrower that owns an Individual Property subject to a condominium regime to, except with the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed, (a) institute any action or proceeding for partition of such Individual Property; (b) vote for or consent to any material modification of, or amendment to or material relaxation in the enforcement of the applicable Condominium Documents or the termination of any condominium regime; and (c) in the event of damage to or destruction of such Individual Property, vote not to repair, restore or rebuild such Individual Property if Mortgage Borrower shall have such a voting right.

(d)                                 Borrower shall not permit any Mortgage Borrower that owns an Individual Property subject to a condominium regime to revoke any proxy delivered to Lender in connection with the Loan and relating to any voting rights such Mortgage Borrower may have as a unit owner in any condominium regime.

(e)                                  To the extent that any approval rights, consent rights or other rights or privileges granted to a lender in the applicable Condominium Documents are conditioned upon such approval rights, consent rights or other rights or privileges being required or contained in any mortgage, then such approval rights, consent rights or other rights or privileges shall be deemed to be required by this Agreement.

(f)                                    With respect to the Boston Common Individual Property, Borrower may permit Mortgage Borrower to convert the Boston Common Individual Property to a condominium form of ownership in accordance with the terms and provisions of Section 54 of the Security Instrument relating to the Boston Common Individual Property so long as:

(i)                                     (A) Mortgage Borrower complies with all of such terms and provisions to the satisfaction of Lender (such compliance as independently determined by Lender in its reasonable discretion), (B) Borrower obtains the approval of Lender for each matter requiring the approval of Mortgage Lender under the provisions of such Section 54 of the Security Instrument, and (C) Borrower causes such Mortgage Borrower to deliver to Lender copies of all notices, instruments and documents required to be delivered by such Mortgage Borrower to Mortgage Lender under such Section 54 of the Security Instrument;

(ii)                                  Borrower complies with such additional requirements of Lender which are reasonably required by Lender to insure that the conversion of the Boston Common Individual Property will not impair or otherwise adversely affect the Liens, security interests and other rights of Lender under the Loan Documents (including, without limitation, delivery of such documents as shall reasonably be required by Lender, including opinions of counsel, UCC and title insurance, all in form and substance reasonably satisfactory to Lender); and

(iii)                               Lender shall have received payment of all of Lender’s reasonable costs and expenses, including due diligence review costs and reasonable counsel fees and disbursements incurred in connection with the conversion of the Boston Common Individual Property and the review and approval of the documents and information required to be delivered in connection therewith.

Section 5.2                                      Negative Covenants.

From the date hereof until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Lien on the Collateral in accordance with the terms of this Agreement and the other Loan Documents, Borrower covenants and agrees with Lender that it will not do, directly or indirectly, any of the following:

5.2.1                        Liens.

Borrower shall not permit or cause Mortgage Borrower to create, incur, assume or suffer to exist any Lien on any portion of the Property or permit any such action to be taken, except (i) Permitted Encumbrances; (ii) Liens created by or permitted pursuant to the Mortgage Loan Documents, the Mezzanine A Loan Documents or the Loan Documents, and (iii) Liens for Taxes or Other Charges not yet due. Borrower shall not create, incur, assume or suffer to exist any Lien on any portion of the Collateral, the

Mezzanine A Collateral, any Mortgage Principal’s general partner interest in the related Mortgage Borrower Entity or any Mezzanine A Principal’s general partner interest in the related Mezzanine A Borrower Entity, or permit any such action to be taken, other than Permitted Encumbrances. Nothing contained in this Section 5.2.1 shall affect Mortgage Borrower’s right to contest Liens as provided in the Mortgage Loan Documents.

5.2.2                        Dissolution.

No Borrower Entity shall (a) engage in any dissolution, liquidation or consolidation or merger with or into any other business entity, (b) transfer, lease or sell, in one transaction or any combination of transactions, all or substantially all of the properties or assets of such Borrower Entity except to the extent expressly permitted under the Loan Documents, (c) except as expressly permitted under the Loan Documents, modify, amend, waive or terminate its Organizational Documents or its qualification and good standing in any jurisdiction or (d) cause its Principal or the applicable Mortgage Borrower Entity to (i) dissolve, wind up or liquidate or take any action, or omit to take an action, as a result of which such Principal or Mortgage Borrower Entity would be dissolved, wound up or liquidated in whole or in part, or (ii) except as expressly permitted under the Loan Documents, amend, modify, waive or terminate the Organizational Documents of such Principal or Mortgage Borrower Entity, in each case, without obtaining the prior written consent of Lender. Nothing contained in this Section 5.2.2 is intended to expand, modify or decrease the rights of Borrower contained in Section 5.2.10 hereof.

5.2.3                        Change in Business.

(a)                                  Borrower shall not enter into any line of business other than those permitted under Section 4.1.35(a) hereof, or make any material change in the scope or nature of its business objectives, purposes or operations or undertake or participate in activities other than the continuance of its present business.

(b)                                 Borrower shall not cause Mortgage Borrower to enter into any line of business other than those permitted under the Mortgage Loan Documents, or make any material change in the scope or nature of its business objectives, purposes or operations or undertake or participate in activities other than the continuance of its present business.

(c)                                  Borrower shall not cause Mezzanine A Borrower to enter into any line of business other than those permitted under Section 4.1.35 of the Mezzanine A Loan Agreement, or make any material change in the scope or nature of its business objectives, purposes or operations or undertake or participate in activities other than the continuance of its present business.

5.2.4                        Debt Cancellation.

Borrower shall not cancel or otherwise forgive or release any material claim or debt (other than termination of Leases in accordance herewith) owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower’s business. In addition, Borrower shall not permit or cause Mortgage Borrower to cancel or otherwise forgive or release any material claim or debt (other than termination of Leases in accordance with the Mortgage Loan Documents) owed to Mortgage Borrower by any Person, except for adequate consideration and in the ordinary course of Mortgage Borrower’s business.

5.2.5                        Zoning.

Borrower shall not cause Mortgage Borrower to initiate or consent to any zoning reclassification of any portion of any Individual Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of any Individual Property in any manner that could result in such use becoming a nonconforming use under any zoning ordinance or any other Applicable Law without the prior written consent of Lender.

5.2.6                        No Joint Assessment.

Borrower shall not cause or permit Mortgage Borrower to suffer, permit or initiate the joint assessment of any Individual Property with (a) any other real property constituting a tax lot separate from such Individual Property, or (b) any portion of such Individual Property which may be deemed to constitute personal property, or any other procedure whereby the Lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such Individual Property.

5.2.7                        Name, Identity, Structure, or Principal Place of Business.

No Borrower Entity shall change its name (including its trade name or names) without first giving Lender fifteen (15) days’ prior written notice. Except as otherwise expressly permitted under Section 5.2.10 hereof, no Borrower Entity shall change its limited liability company, partnership or other structure, or the place of its organization as set forth in Section 4.1.34, without, in each case, the consent of Lender. Upon Lender’s request, Borrower shall execute and deliver additional financing statements, security agreements and other instruments which may be necessary to effectively evidence or perfect Lender’s security interest in the Collateral as a result of such change of principal place of business or place of organization.

5.2.8                        ERISA.

(a)                                  During the term of the Loan or of any obligation, or right hereunder, no Loan Party shall be a Plan and none of the assets of any Loan Party shall constitute Plan Assets.

(b)                                 Borrower further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan as may be requested by Lender, and represents and covenants that (A) no Loan Party is an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a “governmental plan” within the meaning of Section 3(32) of ERISA; (B) no Loan Party is subject to State statutes regulating investments and fiduciary obligations with respect to governmental plans; and (C) one or more of the following circumstances is true:

(i)                                     Equity interests such Loan Party are publicly offered securities, within the meaning of 29 C.F.R. §2510.3-101(b)(2);

(ii)                                  Less than twenty five percent (25%) of each outstanding class of equity interests such Loan Party are held by “benefit plan investors” within the meaning of 29 C.F.R. §2510.3-101(f)(2); or

(iii)                               Such Loan Party qualifies as an “operating company” or a “real estate operating company” within the meaning of 29 C.F.R. §2510.3-101(c) or (e).

5.2.9                        Affiliate Transactions.

(a)                                  Borrower shall not enter into, or be a party to, any transaction with an Affiliate of Borrower, Principal or any of the partners of Borrower or Principal except in the ordinary course of business and on terms which are fully disclosed to Lender in advance and are substantially similar to those that would be obtained in a comparable arm’s-length transaction (taking into account the relative standards for quality and reputation of the party rendering the service) with an unrelated third party. Lender acknowledges that it has approved the Management Agreement.

(b)                                 Any contracts or agreements relating to the Property, the Collateral, the Mezzanine A Collateral, any Mortgage Principal’s general partner interest in the related Mortgage Borrower Entity or any Mezzanine A Principal’s general partner interest in the related Mezzanine A Borrower Entity in any manner between or among any Loan Parties or their Affiliates, including the Management Agreement and any other agreement specifically related to the Property, the Collateral, the Mezzanine A Collateral, any Mortgage Principal’s general partner interest in the related Mortgage Borrower Entity, any Mezzanine A Principal’s general partner interest in the related Mezzanine A Borrower Entity, or any Loan Party (collectively, the “Affiliate Agreements”) shall be made on an arm’s-length basis (taking into account differences in the quality or standards of goods or services provided); and the parties to each Affiliate Agreement shall acknowledge and agree that, to the extent not prohibited under the Mortgage Loan Documents and the Mezzanine A Loan Documents, any such agreement (other than the Management Agreement, as to which the provisions of the Agreement Regarding Management Agreement and Section 5.1.18 hereof shall be applicable) shall be terminable by Mortgage Borrower or Lender within ten (10) days after notice, without the payment of any fee, penalty, premium or liability for future liabilities or obligations, if an Event of Default shall have occurred and be continuing. To the extent not prohibited under the Mortgage Loan Documents and the Mezzanine A Loan Documents, upon the occurrence and during the continuation of an Event of Default, if requested by Lender in writing, Borrower shall, or shall cause the applicable Loan Party or any Affiliate thereof to, terminate any existing Affiliate Agreement specified by Lender within ten (10) days after delivery of Lender’s request without payment of any penalty, premium or termination fee.

5.2.10                  Transfers.

(a)                                  Except as otherwise permitted under Section 5.2.10(c) or 5.2.11 hereof, Borrower shall not sell, convey, mortgage, grant, bargain, encumber, pledge, assign, grant options with respect to, or otherwise transfer or dispose of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) any Individual Property, the Collateral, the Mezzanine A Collateral, any Mortgage Principal’s general partner interest in the related Mortgage Borrower Entity, any Mezzanine A Principal’s general partner interest in the related Mezzanine A Borrower Entity, or any part thereof or any legal or beneficial interest therein or permit a Sale or Pledge of any interest in any Restricted Party (collectively, a “Transfer”), without the prior written consent of Lender, other than (i) pursuant to Leases of space in the Improvements to tenants in accordance with the provisions of Section 5.1.17 hereof, (ii) Permitted Encumbrances, and (iii) the transfer of obsolete or worn out Personal Property and fixtures that are contemporaneously replaced by items of equal or better function and quality, which are free of liens, encumbrances and security interests other than those created by the Loan Documents or consented to by Lender. The replacement requirement in clause (iii) of the preceding sentence shall not apply to sales or dispositions of Personal Property in any fiscal year valued at less than $50,000 in the aggregate, provided that Borrower shall, or shall cause Mortgage Borrower to, upon Lender’s written request, provide an annual written certification to Lender as to the value of Personal Property sold in the prior year.

(b)                                 A Transfer shall include, but shall not be limited to, (i) an installment sales agreement wherein (A) Mortgage Borrower agrees to sell one or more of the Properties or any part thereof or (B) Borrower agrees to sell the Collateral or any part thereof, for a price to be paid in installments; (ii) an agreement by Mortgage Borrower to lease all or substantially all of any Individual Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Mortgage Borrower’s right, title and interest in and to any Leases or any Rents; (iii) if a Restricted Party is a corporation, any merger, consolidation or Sale or Pledge of such corporation’s stock or the creation or issuance of new stock; (iv) if a Restricted Party is a limited or general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a managing general partner or the Sale or Pledge of the partnership interest of any managing general partner or any profits or proceeds relating to such partnership interest, or the Sale or Pledge of limited partner interests or any profits or proceeds relating to such limited partner interests or the creation or issuance of new limited partner interests; (v) if a Restricted Party is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member) or the Sale or Pledge of the membership interest of a managing member (or if no managing member, any member) or any profits or proceeds relating to such membership interest, or the Sale or Pledge of non-managing membership interests or the creation or issuance of new non-managing membership interests; (vi) if a Restricted Party is a trust or nominee trust, any merger, consolidation or the Sale or Pledge of the legal or beneficial interest in a Restricted Party or the creation or issuance of new legal or beneficial interests; (vii) the removal or the resignation of the Manager

(including, without limitation, an Affiliated Manager) other than in accordance with the Mortgage Loan Documents, the Mezzanine A Loan Agreement and Section 5.1.18 hereof; (viii) any deed-in-lieu or consensual foreclosure relating to any Individual Property with or for the benefit of Mortgage Lender or any Affiliate thereof; (ix) any transaction, event or series of transactions or events that result in (A) Borrower holding less than 100% of the direct limited partnership interests or limited liability company interests, as applicable, in Mezzanine A Borrower, or less than 100% of the membership interests in Mezzanine A Principal or (B) Mezzanine A Borrower holding less than 100% of the direct limited partnership interests or limited liability company interests, as applicable, in Mortgage Borrower, or less than 100% of the membership interests in Mortgage Principal; or (x) any transaction, event or series of transaction or events that results in a change in Control of Borrower.

(c)                                  Notwithstanding the provisions of Sections 5.2.10(a) and 5.2.10(b) hereof, none of the following transfers shall be deemed to be a Transfer:

(i)                                     a transfer by devise or descent or by operation of law upon the death of a member, partner or shareholder of a Restricted Party (other than Mortgage Borrower, Mortgage Principal, Mezzanine A Borrower or Mezzanine A Principal);

(ii)                                  intentionally omitted;

(iii)                               intentionally omitted;

(iv)                              the Pledge to Mezzanine A Lender of (A) the limited partnership or limited liability company interest in any Mortgage Borrower Entity, as applicable, held by the related Mezzanine A Borrower Entity, and (B) the membership interest in any Mortgage Principal held by the related Mezzanine A Borrower Entity, in each case as collateral security for the Mezzanine A Loan (or any restructuring thereof in accordance with Section 9.8 hereof), or any registration of such Pledge or the exercise of any rights or remedies Mezzanine A Lender may have under the Mezzanine A Loan Documents with respect to such Pledge in accordance with the terms of the Intercreditor Agreements;

(v)                                 Intentionally Omitted;

(vi)                              Intentionally Omitted;

(vii)                           the Pledge to Bank Loan Agent for the benefit of the Bank Loan Lenders of (A) the limited partnership or limited liability company interest in any Borrower Entity, as applicable, held by the related Bank Loan Borrower, (B) the membership interest in any Principal held by the related Bank Loan Borrower and (C) 100% of the equity interests in each of the entities set forth on Schedule 5.2.10(c)(vii) annexed hereto, in each case as collateral security for the Bank Loan, or any registration of such Pledge or the exercise of any rights or remedies Bank Loan Lender may have under the Bank Loan Documents with respect to such Pledge in accordance with the terms of the Bank Loan Intercreditor Agreement;

(viii)                        Intentionally Omitted;

(ix)                                Intentionally Omitted;

(x)                                   Intentionally Omitted; or

(xi)                                the Sale or Pledge, in one or a series of transactions, of any direct or indirect legal or beneficial interest in any Restricted Party other than a direct interest in any Mortgage Borrower Entity, any Mortgage Principal, any Mezzanine A Borrower Entity, any Mezzanine A Principal, any Borrower Entity or any Principal (or as otherwise specifically set forth in Sections 5.2.10(c)(i), 5.2.10(c)(ii) or 5.2.10(c)(iii) above).

Borrower shall deliver written notice to Lender of any transfer made pursuant to clause (i) above within thirty (30) days after the occurrence of such transfer. With respect to the transfers referenced in (iv) through (vii) above, Lender shall receive no less than thirty (30) days’ prior written notice of such proposed transfer. With respect to transfers referenced in (xi) above, Borrower shall, upon request, deliver an Officer’s Certificate to Lender certifying that no transfers in violation of such clause (xi) have occurred.

Notwithstanding the foregoing, at all times during the term of the Loan, one or more Tishman Speyer Control Persons and/or Lehman Entities shall maintain a Controlling Interest.

(d)                                 Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon a Transfer in violation of this Section 5.2.10. This provision shall apply to every Transfer regardless of whether voluntary or not, or whether or not Lender has consented to any previous Transfer. Notwithstanding anything to the contrary contained in this Section 5.2.10, (a) no transfer (whether or not such transfer shall constitute a Transfer) shall be made to any Prohibited Person; (b) Borrower shall provide to Lender, no later than ten (10) Business Days after written request, the name and identity of each Person and its Affiliates which own, directly or indirectly, more than twenty percent (20%) of the legal or beneficial interest in Borrower or Principal (excluding ownership interests in any fund or other entity which (i) is controlled by one or more Tishman Speyer Control Persons and/or Lehman Entities, (ii) owns an indirect interest in Borrower or Principal and (iii) owns, directly or indirectly, real property assets other than the Properties), together with the names of their controlling principals, and Lender, except as may be required by Applicable Law, agrees to keep such information confidential; notwithstanding the foregoing, Lender may disclose such information to a Rating Agency, Investor or prospective Investor that requests such information, provided that such Rating Agency, Investor or prospective Investor agrees in writing to keep such information confidential and (c) in the event any transfer (whether or not such transfer shall constitute a Transfer) results in any Person that as of the date hereof owns less than forty-nine percent (49%) of the beneficial ownership interest in Mortgage Borrower, Mezzanine A Borrower and Borrower owning in excess of forty-nine percent (49%) of the beneficial ownership interest in Mortgage Borrower, Mezzanine A Borrower and Borrower and a Securitization has occurred, Borrower shall, prior to such transfer, deliver an updated Insolvency Opinion to Lender, which opinion shall be in form, scope and substance reasonably satisfactory to Lender and the Rating Agencies.

5.2.11                  Permitted Transfer.

(a)                                  Without limiting the provisions of Section 5.2.10 hereof, in the event that Mortgage Borrower is permitted to transfer all of the Properties pursuant to Section 21 of the Security Instrument, Lender shall not unreasonably withhold its consent to a one-time sale, assignment, or other transfer of all of the Properties to a Permitted Transferee (defined below), provided that (w) Lender receives sixty (60) days’ prior written notice of such transfer, (x) Borrower or such Permitted Transferee shall pay, concurrently with the closing of such sale, assignment or transfer, a non-refundable transfer fee in an amount equal to one-quarter of one percent (0.25%) of the then outstanding principal balance of the Note, (y) no Event of Default has occurred and is continuing under this Agreement, the Pledge Agreement, the Note or the other Loan Documents and (z) upon the satisfaction (in the reasonable determination of Lender) of such conditions as may be reasonably imposed by Lender, which may include, but shall not be limited to, the following matters:

(i)                                     Borrower or such Permitted Transferee shall pay any and all reasonable out-of-pocket costs incurred in connection with the transfer (including, without limitation, Lender’s reasonable counsel fees and disbursements and all recording fees, title insurance premiums and mortgage and intangible taxes);

(ii)                                  Borrower shall cause the transferee to comply with all of the requirements of Section 4.1.35 hereof and to be wholly owned and controlled by one or more Institutional Investors or shall itself be an Institutional Investor, and, in addition, Lender shall be reasonably satisfied that each such Institutional Investor (1) is generally creditworthy and reputable, (2) is free from any pending or existing bankruptcy, reorganization or insolvency proceedings in which such party is the debtor, (3) is not, at the time of transfer or in the past, a litigant, plaintiff or defendant in any suit brought against or by Lender, (4) has not been found by a court of competent jurisdiction to have committed a crime, fraud or similar malfeasance, (5) has not been indicted for any crime, and (6) has experience and a track record in owning and operating facilities similar to the Properties, in the case of each of clauses (1) through (5) above, as reasonably determined by Lender based on a Lexis/Nexis or similar background search of each such Person and its Affiliates (the “Permitted Transferee”);

(iii)                               Borrower shall cause the transferee to assume all of the obligations of Borrower arising from and after the transfer of this Agreement, the Note and the other Loan Documents and a replacement guarantor acceptable to Lender in all respects shall assume all of the obligations of Guarantor, accruing from and after the date of such transfer, under the Guaranty, in each case, in a manner reasonably satisfactory to Lender in all respects, including, without limitation, by entering into an assumption agreement (the “Assumption Agreement”) in form and substance reasonably satisfactory to Lender and delivering such legal opinions as Lender may reasonably require;

(iv)                              Borrower shall cause Mortgage Borrower to satisfy the conditions set forth in Section 21 of the Security Instrument (it being agreed that Lender shall have the same rights to approve such transfer as the Mortgage Lender has);

(v)                                 Borrower shall cause Mezzanine A Borrower to satisfy the conditions set forth in Section 5.2.11 of the Mezzanine A Loan Agreement (it being agreed that Lender shall have the same rights to approve such transfer as the Mezzanine A Lender has);

(vi)                              the Individual Property, at the time of the proposed Transfer, meets all Lender’s standards as to its physical condition, occupancy, net operating income and the collection of reserves that are customarily applied by Lender at the time of the proposed Transfer to the approval of properties in connection with the origination or purchase of similar mortgages on multifamily properties;

(vii)                           Borrower shall cause the transferee to execute and deliver a pledge agreement in substantially the same form as the Pledge Agreement in respect of the ownership interests in the new property owner(s)/mortgage borrower(s). The Ownership Interests described in this subsection (vii) shall otherwise comply with the requirements of the Loan Documents and be substantially identical in structure, form and substance to the Collateral delivered at closing of the Loan;

(viii)                        Borrower shall cause the transferee to authorize Lender to file such UCC Financing Statements required by Lender with respect to the substitute Collateral;

(ix)                                Borrower shall deliver, at its sole cost and expense, a UCC Insurance Policy insuring the new pledge agreement as a valid first lien on the Ownership Interests pledged thereunder and substantially identical to the UCC Insurance Policy delivered at the closing of the Loan;

(x)                                   Borrower shall cause the transferee to provide opinion letters in substantially the same form and substance as such opinion letters delivered at the closing of the Loan (including enforcement and perfection opinions and a substantive non-consolidation opinion of the transferee and its constituent entities, which and opinions shall be reasonably satisfactory to Lender;

(xi)                                The transferee shall receive an Owner’s Title Policy reasonably acceptable to Lender; and

(xii)                             Borrower shall cause the transferee to execute and deliver such other replacement loan and closing documents in substantially the same forms as the

Loan Documents and such other closing documents as reasonably requested by Lender.

(b)                                 Intentionally omitted.

Provided the Permitted Transferee has assumed all of Borrower’s obligations and liabilities (including, without limitation, those pursuant to the Environmental Indemnity) and a replacement guarantor acceptable to Lender in all respects has assumed all of Guarantor’s obligations and liabilities (including, without limitation, those pursuant to the Guaranty) in a manner reasonably acceptable to Lender and all the conditions set forth in this Section 5.2.11 have been satisfied, Lender shall (i) release Borrower from its obligations under the Loan Documents (other than those obligations expressly stated to survive) from and after the date of sale, assignment, or other transfer of the Properties to such Permitted Transferee; (ii) release Guarantor from its obligations under the Guaranty (other than those obligations expressly stated to survive) from and after the date of sale, assignment, or other transfer of the Properties to such Permitted Transferee; and (iii) promptly after Borrower’s written request, deliver a written confirmation of such release to Borrower; provided, however, that such written confirmation shall not be required to effectuate such release.

5.2.12                  Limitations on Securities Issuances.

Borrower shall not permit any Mezzanine A Borrower Entity or any Mezzanine A Principal to issue any equity or ownership interests or other securities other than those that have been issued as of the Closing Date.

5.2.13                  Distributions.

(a)                                  Any and all dividends, including capital dividends, stock or liquidating dividends, distributions of property, redemptions or other distributions made by Mezzanine A Borrower or Mezzanine A Principal on or in respect of any interests in Mezzanine A Borrower, and any and all cash and other property received in payment of the principal of or in redemption of or in exchange for any such interests (collectively, the “Distributions”), shall become part of the Collateral. Notwithstanding the foregoing, Lender expressly agrees that Borrower shall be permitted to distribute to its equity owners, free and clear of the Lien of the Pledge Agreement or any other Loan Document, any Distributions Borrower receives, but only upon the express condition that no Event of Default has occurred and is continuing under this Agreement.

(b)                                 If any Distributions shall be received by Borrower or any Affiliate of Borrower after the occurrence and during the continuance of an Event of Default, Borrower shall hold, or shall cause the same to be held, in trust for the benefit of Lender. Any and all revenue derived from the Property paid directly by tenants, subtenants or occupants of the Property shall be held and applied in accordance with the terms and provisions of the Mortgage Loan Documents.

5.2.14                  Refinancing or Prepayment of the Mortgage Loan and Mezzanine A Loan.

(a)                                  Neither Borrower nor Mortgage Borrower shall be required to obtain the consent of Lender to refinance the Mortgage Loan, provided that the Loan shall have been (or shall simultaneously be) paid in full in accordance with the terms of this Agreement (including any prepayment premiums and other amounts due and payable to Lender under the Loan Documents). Borrower shall cause Mortgage Borrower to obtain the prior written consent of Lender to enter into any other refinancing of the Mortgage Loan.

(b)                                 Neither Borrower nor Mezzanine A Borrower shall be required to obtain the consent of Lender to refinance the Mezzanine A Loan, provided that the Loan shall have been (or shall simultaneously be) paid in full in accordance with the terms of this Agreement (including any amounts due and payable to Lender under the Loan Documents). Borrower shall cause Mezzanine A Borrower to obtain the prior written consent of Lender to enter into any other refinancing of the Mezzanine A Loan.

5.2.15                  Acquisition of the Mortgage Loan and Mezzanine A Loan.

(a)                                  No Loan Party or any Affiliate of any of them or any Person acting at any such Person’s request or direction, shall acquire or agree to acquire the lender’s interest in the Mortgage Loan, or any portion thereof or any interest therein, or any direct or indirect ownership interest in the holder of the Mortgage Loan, by way of purchase, transfer, exchange or otherwise, and any breach or attempted breach of this provision shall constitute an Event of Default hereunder. If, solely by operation of applicable subrogation law, Borrower shall have failed to comply with the foregoing, then Borrower: (i) shall promptly notify Lender of such failure; (ii) shall cause any and all such prohibited parties acquiring any interest in the Mortgage Loan Documents: (A) not to enforce the Mortgage Loan Documents; and (B) upon the request of Lender, to the extent any of such prohibited parties has or have the power or authority to do so, to promptly: (1) cancel the promissory note evidencing the Mortgage Loan, (2) re-convey and release the Lien securing the Mortgage Loan and any other collateral under the Mortgage Loan Documents, and (3) discontinue and terminate any enforcement proceeding(s) under the Mortgage Loan Documents.

(b)                                 Lender shall have the right at any time to acquire all or any portion of the Mortgage Loan or any interest in any holder of, or participant in, the Mortgage Loan without notice or consent of Borrower or any other Loan Party, in which event Lender shall have and may exercise all rights of Mortgage Lender thereunder (to the extent of its interest), including the right, if and when permitted under the Mortgage Loan Documents, (i) to declare that the Mortgage Loan is in default and (ii) to accelerate the Mortgage Loan indebtedness, in accordance with the terms thereof and (iii) to pursue all remedies against any obligor under the Mortgage Loan Documents. In addition, Borrower hereby expressly agrees that any claims, counterclaims, defenses, offsets, deductions or reductions of any kind which Mortgage Borrower or any other Person may have against Mortgage Lender relating to or arising out of the Mortgage Loan shall be the personal obligation of Mortgage Lender, and in no event shall Mortgage Borrower be entitled to bring, pursue or raise any such claims, counterclaims, defenses, offsets, deductions or reductions against Lender or any Affiliate of Lender or any other Person as the successor holder of the Mortgage Loan or any interest therein; provided, however, that Mortgage Borrower may seek specific performance of its contractual rights and Lender’s contractual obligations under the Mortgage Loan Documents.

(c)                                  No Loan Party or any Affiliate of any of them or any Person acting at any such Person’s request or direction, shall acquire or agree to acquire the lender’s interest in the Mezzanine A Loan, or any portion thereof or any interest therein, or any direct or indirect ownership interest in the holder of the Mezzanine A Loan, by way of purchase, transfer, exchange or otherwise, and any breach or attempted breach of this provision shall constitute an Event of Default hereunder. If, solely by operation of applicable subrogation law, Borrower shall have failed to comply with the foregoing, then Borrower: (i) shall promptly notify Lender of such failure; (ii) shall cause any and all such prohibited parties acquiring any interest in the Mezzanine A Loan Documents: (A) not to enforce the Mezzanine A Loan Documents; and (B) upon the request of Lender, to the extent any of such prohibited parties has or have the power or authority to do so, to promptly: (1) cancel the promissory note evidencing the Mezzanine A Loan, (2) re-convey and release the Lien securing the Mezzanine A Loan and any other collateral under the Mezzanine A Loan Documents, and (3) discontinue and terminate any enforcement proceeding(s) under the Mezzanine A Loan Documents.

(d)                                 Lender shall have the right at any time to acquire all or any portion of the Mezzanine A Loan or any interest in any holder of, or participant in, the Mezzanine A Loan without notice or consent of Borrower or any other Loan Party, in which event Lender shall have and may exercise all rights of Mezzanine A Lender thereunder (to the extent of its interest), including the right, if and when permitted under the Mezzanine A Loan Documents, (i) to declare that the Mezzanine A Loan is in default and (ii) to accelerate the Mezzanine A Loan indebtedness, in accordance with the terms thereof and (iii) to pursue all remedies against any obligor under the Mezzanine A Loan Documents. In addition, Borrower hereby expressly agrees that any claims, counterclaims, defenses, offsets, deductions or reductions of any kind which Mezzanine A Borrower or any other Person may have against Mezzanine A Lender relating to or arising out of the Mezzanine A Loan shall be the personal obligation of Mezzanine A Lender, and in no event shall Mezzanine A Borrower be entitled to bring, pursue or raise any such claims, counterclaims, defenses, offsets, deductions or reductions against Lender or any Affiliate of Lender or any other Person as the successor holder of the Mezzanine A Loan or any interest therein, provided that Mezzanine A Borrower may seek specific performance of its contractual rights and Lender’s contractual obligations under the Mezzanine A Loan Documents.

5.2.16                  Material Agreements.

(a)                                  Borrower shall not, and shall not permit any Loan Party to, enter into any Material Agreement without the consent of Lender, not to be unreasonably withheld or delayed. Lender may condition its consent upon Mortgage Borrower also obtaining the consent of Mortgage Lender, if such consent shall be required under the Mortgage Loan

Documents, and Mezzanine A Borrower also obtaining the consent of Mezzanine A Lender, if such consent shall be required under the Mezzanine A Loan Documents. Each such Material Agreement shall be in form and substance reasonably acceptable to Lender in all respects, including the amount of the costs and fees thereunder.

(b)                                 Except as specifically set forth herein, Borrower will not, and will not permit or cause any Loan Party or any Affiliate thereof to, amend, modify, supplement, rescind or terminate any Material Agreement, without Lender’s approval, not to be unreasonably withheld or delayed.

(c)                                  Borrower shall and shall cause each Loan Party to observe and perform each and every term to be observed or performed by such Loan Party under the Material Agreements the non-performance of which would cause a Material Adverse Effect.

(d)                                 Lender’s approval of any Material Agreement shall be subject to the same deemed approval provisions contained in Section 5.1.17 hereof applicable to Leases.

VI.                                INSURANCE; CASUALTY AND CONDEMNATION

Section 6.1                                      Insurance.

(a)                                  Borrower shall obtain and maintain, or cause Mortgage Borrower to maintain, Policies providing at least the following coverages:

(i)                                     comprehensive all risk insurance, including the peril of wind (named storms) on the Improvements and the Personal Property, in each case (A) having a 100% “Replacement Cost Valuation” clause or endorsement, which for purposes of this Agreement shall mean actual replacement value of each Individual Property (exclusive of costs of excavations, foundations, underground utilities and footings), with a waiver of depreciation, (B) containing an agreed amount endorsement with respect to the Improvements and Personal Property waiving all co-insurance provisions; (C) providing for no deductible in excess of  $1,000,000 (other than with respect to wind storm coverage, which deductible will not exceed 5% of the total insurable value of the Individual Property where the physical loss or damage occurred); and (D) providing coverage for contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction Endorsements together with an “Ordinance or Law Coverage” or “Enforcement” endorsement if any of the Improvements or the use of any Individual Property shall at any time constitute legal non-conforming structures or uses;

(ii)                                  business interruption/loss of rents insurance (A) with loss payable to Lender, Mezzanine A Lender and/or Mortgage Lender, as their interests may appear; (B) covering all risks required to be covered by the insurance provided for in Section 6.1(a)(i) above; (C) in an amount equal to the greater of (1) the estimated gross income from the operation of each Individual Property, or (2) the projected operating expenses (including Debt Service, Mezzanine A Debt Service and Mortgage Loan Debt Service) for the maintenance and operation of each

Individual Property, in each case for the period of restoration on an actual loss sustained basis for limit purchased not less than the succeeding 18 month period; the amount of such insurance shall be increased from time to time, at Lender’s request but in no event more frequently than once every calendar year, as and when the Rents increase or the estimate of (or the actual) gross income increases; and (D) containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and the Personal Property has been repaired, the continued loss of income will be insured until either such income returns to the same level it was at prior to the loss, or the date which is 365 days after the date that the applicable Individual Property is repaired or replaced and operations are resumed, whichever first occurs, in each case notwithstanding that the policy may expire prior to the end of such period. All insurance proceeds payable to Lender, Mezzanine A Lender and/or Mortgage Lender, as their interests may appear, pursuant to the insurance coverage required under this Section 6.1(a)(ii) which (x) are for losses in the month in which such proceeds are received or for losses prior to the date of receipt, and (y) are for projected or future losses shall be applied to the obligations of Borrower, Mortgage Borrower and Mezzanine A Borrower, as the case may be, from time to time due and payable under the Loan, the Mortgage Loan and the Mezzanine A Loan, as the case may be, for each period as and when incurred; provided, however, that nothing herein contained shall be deemed to relieve Borrower, Mortgage Borrower or Mezzanine A Borrower of its respective obligations to pay the amounts due under the Loan, the Mortgage Loan and the Mezzanine A Loan, as the case may be, on the respective dates of payment provided for under the Loan, the Mortgage Loan and the Mezzanine A Loan, as the case may be, except to the extent such amounts are actually paid out of the proceeds of such business interruption/loss of rents insurance.

(iii)                               commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Properties, such insurance (A) to be on the so called “occurrence” form and containing minimum limits per occurrence of $1,000,000 with a $2,000,000 general aggregate for any policy year; (B) to continue at not less than the aforesaid limit until reasonably required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards:  (1) premises and operations; (2) products and completed operations on an “if any” basis; (3) independent contractors; (4) blanket contractual liability for all written and oral contracts; and (5) contractual liability covering the indemnities contained in the Security Instruments to the extent the same is available;

(iv)                              if and to the extent not covered by the insurance required to be maintained pursuant to Section 6.1(a)(i) and Section 6.1(a)(iii) hereof, at all times during which structural construction, repairs or alterations are being made with respect to the Improvements (A) owner’s contingent liability insurance or its equivalent covering claims not covered by or under the terms or provisions of the commercial general liability insurance provided for in Section 6.1(a)(iii) hereof;

and (B) the insurance provided for in Section 6.1(a)(i) hereof shall be written in a so called builder’s risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to Section 6.1(a)(i) hereof, (3) shall include permission to occupy the applicable Individual Property, and (4) shall contain an agreed amount endorsement waiving co insurance provisions;

(v)                                 workers’ compensation, subject to the statutory limits of the State(s) in which each Individual Property is located, and employer’s liability insurance with a limit of at least $2,000,000 per accident and per disease per employee, and $2,000,000 for disease in the aggregate in respect of any work or operations on or about any Individual Property, or in connection with such Individual Property or its operation (if applicable);

(vi)                              comprehensive boiler and machinery insurance, if applicable, in such amounts as shall be reasonably required by Lender (provided such insurance in such amounts is generally available at commercially reasonable premiums and is generally required by institutional lenders for properties comparable to the Properties), on terms consistent with the commercial property insurance policy required under Section 6.1(a)(i) hereof;

(vii)                           if any portion of the Improvements on any Individual Property is at any time located in an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended, or any successor law (the “Flood Insurance Acts”), flood hazard insurance of the following types and in the following amounts: (A) coverage under Policies issued pursuant to the Flood Insurance Acts (the “Flood Insurance Policies”) in an amount equal to the maximum limit of coverage available for such Individual Property under the Flood Insurance Acts, subject only to customary deductibles under such Policies and (B) coverage under supplemental private Policies in an amount, which when added to the coverage provided under the Flood Insurance Policies with respect to such Individual Property, is not less the aggregate amount of the Loan, the Mortgage Loan and the Mezzanine A Loan (provided such private flood hazard insurance is generally available at reasonable premiums and is generally required by institutional lenders for similar properties);

(viii)                        earthquake insurance, for properties in a high seismic area (A) in an amount equal to one (1x) times the probable maximum loss of such Individual Property, as indicated in the applicable engineering report, with a deductible reasonably approved by Lender, (B) having a deductible reasonably approved by Lender and subject to Rating Agency Confirmation (but in any event earthquake insurance for such Individual Property shall not be in excess of 5% of the full replacement cost of such Individual Property) and (C) if such Individual Property is legally nonconforming under applicable zoning ordinances and codes, containing ordinance of law coverage;

(ix)                                umbrella liability insurance in an amount not less than $200,000,000 per occurrence on terms consistent with the commercial general liability insurance policy required under Section 6.1(a) hereof;

(x)                                   insurance against terrorism, terrorist acts or similar acts of sabotage, but excluding acts of war (“Terrorism Insurance”) with coverage amounts of not less than an amount equal to the full insurable value of the Improvements and the Personal Property (the “Terrorism Insurance Required Amount”). The business interruption/rent loss insurance Policy required pursuant to Section 6.1(a)(ii) hereof shall not contain an exclusion from coverage under such Policy for loss incurred as a result of an act of terrorism (but may contain an exclusion for acts of war). If TRIA or similar statue is not in effect, then Borrower shall be required to, or Borrower shall cause Mortgage Borrower to, carry Terrorism Insurance throughout the term of the Loan, as required by the preceding sentence, but in such event neither Borrower nor Mortgage Borrower shall be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable at such time in respect of the all-risk insurance, excluding the cost of earthquake, flood and terrorism coverage (and in such event such terrorism coverage shall be from such insurers, and with such coverage, as shall be acceptable to Lender in its reasonable discretion) (the “Terrorism Insurance Cap”) and if the cost of the Terrorism Insurance Required Amount exceeds the Terrorism Insurance Cap, Borrower shall, or shall cause Mortgage Borrower to, purchase the maximum amount of Terrorism Insurance obtainable for a premium equal in amount to the Terrorism Insurance Cap; and

(xi)                                such other insurance and in such amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Properties located in the region in which the Properties are located.

(b)                                 All insurance provided for in Section 6.1(a) hereof shall be obtained under valid and enforceable policies (collectively, the “Policies” or in the singular, the “Policy”), in such forms and, from time to time after the date hereof, subject to the terms of Section 6.1(a) hereof, in such amounts as may be reasonably satisfactory to Lender. The Policies shall be issued by financially sound and responsible insurance companies authorized to do business in the State in which the Individual Property is located and having a claims paying ability/ rating of “A” or better (and the equivalent thereof) by at least two of the Rating Agencies rating the Securities (one of which shall be S&P, if S&P is rating the Securities, and one of which shall be Moody’s, if Moody’s is rating the Securities), or if only one Rating Agency is rating the Securities, then only by such Rating Agency; provided, however, that if the insurance coverage is provided by a syndicate of insurers, then (i) if such syndicate consists of five or more members, (A) at least 40% of the insurance coverage (and, subject to the remaining provisions of this Section 6.1(b), 100% of the first layer of such coverage) shall be provided by insurance companies having a claims paying ability rating of “A” or better by S&P and 20% shall be provided by insurance companies having a claims paying ability rating of “A-” or better by S&P, and (B) the remaining 40% of the coverage shall be provided by insurance companies having a claims paying ability rating of “BBB” or better by S&P. Not less than ten days prior to the expiration dates of the Policies theretofore furnished to Lender, binders or certificates of insurance evidencing the Policies accompanied by evidence reasonably satisfactory to Lender of payment of the Insurance Premiums shall be delivered by Borrower to Lender. Notwithstanding the foregoing, Lender will allow 10% of the property program to be underwritten by a carrier with an A.M. Best rating of A-X or better, assuming these carriers are not part of the primary layer.

(c)                                  The insurance coverage required under Section 6.1(a) hereof may be effected under a blanket Policy or Policies covering one or more Individual Properties and other property and assets not constituting a part of the Properties; provided, however, that the certificates of insurance evidencing the coverage required herein shall specify any sublimits in such blanket Policy applicable to each Individual Property insured by such Policy, which amounts shall not be less than the amounts required pursuant to Section 6.1(a), and which shall in any case comply in all other applicable respects with the requirements of this Section 6.1.

(d)                                 All Policies provided for or contemplated by Section 6.1(a) hereof, except for the Policy referenced in Section 6.1(a)(v) hereof, shall name Borrower, Mortgage Borrower and Mezzanine A Borrower, as the case may be, as the insured and Lender, Mortgage Lender and Mezzanine A Lender, as the additional insured, as their interests may appear, and in the case of property damage, boiler and machinery, flood and earthquake insurance, shall contain a so called New York standard non-contributing mortgagee clause in favor of Lender, Mortgage Lender and Mezzanine A Lender, providing that the loss thereunder shall be payable directly to Lender, Mortgage Lender and Mezzanine A Lender, or Lender, Mortgage Lender and Mezzanine A Lender, and Borrower, Mortgage Borrower and Mezzanine A Borrower, as the case may be, by joint check; provided, however, that Borrower hereby grants to Lender an irrevocable power of attorney to endorse the joint check on Borrower’s behalf.

(e)                                  All Policies shall contain clauses or endorsements to the effect that:

(i)                                     no act or negligence of Borrower, Mortgage Borrower or Mezzanine A Borrower, or anyone acting for Borrower, Mortgage Borrower or Mezzanine A Borrower, or any tenant or other occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, except for the willful misconduct of Lender, Mortgage Lender or Mezzanine A Lender, in violation of the conditions of such Policy, shall in any way affect the validity or enforceability of the insurance insofar as Lender, Mortgage Lender or Mezzanine A Lender is concerned;

(ii)                                  the Policy shall not be cancelled without at least 15 days’ written notice (or ten days’ written notice, in the case of non-payment of premium) to Lender, Mortgage Lender and Mezzanine A Lender and any other party named therein as an additional insured;

(iii)                               intentionally omitted; and

(iv)                              neither Lender, Mortgage Lender or Mezzanine A Lender shall be liable for any Insurance Premiums thereon or subject to any assessments thereunder.

(f)                                    Borrower shall give written notice to Lender if the Policy has not been renewed 10 days prior to the expiration. If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, without notice to Borrower, but subject to the terms of the Mortgage Loan Documents and the rights of Mezzanine A Lender, to take such action as Lender deems necessary to protect its interest in the Properties, including, without limitation, the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate after three (3) Business Days’ notice to Borrower if prior to the date upon which any such coverage will lapse or at any time Lender deems necessary (regardless of prior notice to Borrower) to avoid the lapse of any such coverage. All premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and, until paid, shall be secured by the Collateral and shall bear interest at the Default Rate. Lender shall use commercially reasonable efforts to give Borrower simultaneous notice of any action taken by Lender pursuant to this Section 6.1(f); provided, however, that if Lender fails to deliver such notice, its rights and remedies under this Agreement and the Pledge Agreement shall not be impaired.

(g)                                 Notwithstanding anything to the contrary set forth in Section 6.1, the Policies required pursuant to Sections 6.1(a)(iii), (v), (vii), and (ix) may be issued by a captive insurance company, provided that, Borrower shall have the ability to procure a portion of the insurance coverage required hereunder (including the so called catastrophe perils) through a “captive” insurance arrangement with a provider that is Affiliated with TSP, provided that (i) Lender and any relevant investors with respect to the Loan are reasonably satisfied with the formation/structure of the captive provider and the coverage provided, and (ii) Lender has received a Rating Agency Confirmation and a written confirmation from each of the investors of any portion of the Loan that the use of such captive insurance arrangement shall not result in any adverse ratings effect upon any applicable certificates. Lender shall cooperate with and permit Borrower to participate in the presentation to the Rating Agencies or investors with respect to any such captive insurance program. Except for the aforementioned condition, such “captive” insurance company shall not be subject to any of the above rating requirements or conditions in Section 6.1(b).

(h)                                 For purposes of this Agreement, Lender shall have the same approval rights over the insurance referred to in the Mortgage Loan Documents (including, without limitation, the insurers, deductibles and coverages thereunder, as well as the right to require other reasonable insurance pursuant to the Mortgage Loan Documents) as are provided in favor of the Mortgage Lender in the Mortgage Loan Documents. All liability insurance provided for in the Mortgage Loan Documents shall provide insurance with respect to the liabilities of Mortgage Borrower, Mezzanine A Borrower and Borrower. The insurance policies delivered pursuant to the Mortgage Loan Documents shall include endorsements of the type described thereof, but pursuant to which Lender shall have the same protections as the Mortgage Lender as referred to therein.

(i)                                     In the event that the Mortgage Loan and the Mezzanine A Loan have been paid in full, except upon the occurrence and continuance of an Event of Default, Borrower shall permit Mortgage Borrower to settle any insurance or condemnation claims with respect to Insurance Proceeds or Awards which in the aggregate are less than or equal to the Threshold Amount. Lender shall have the right to participate in and reasonably approve any settlement for insurance or condemnation claims with respect to the Insurance Proceeds or Awards which in the aggregate are equal to or greater than the Threshold Amount. If an Event of Default shall have occurred and be continuing but subject to the rights of Mezzanine A Lender, Borrower hereby irrevocably empowers Lender, in the name of Mortgage Borrower as its true and lawful attorney-in-fact, to file and prosecute such claim and to collect and to make receipt for any such payment.

Section 6.2                                      Casualty.

If an Individual Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), Borrower shall cause Mortgage Borrower to give prompt notice of such damage to Lender and shall, promptly commence and diligently prosecute the completion of the Restoration of such Individual Property as nearly as possible to the condition such Individual Property was in immediately prior to such Casualty, provided applicable zoning laws in effect at the time permit such rebuilding, with such alterations as may be reasonably approved by Lender (which approval shall not be unreasonably withheld, conditioned or delayed) and otherwise in accordance with the Mortgage Loan Documents.

Section 6.3                                      Condemnation.

Borrower shall cause Mortgage Borrower to promptly give Lender notice of the actual or threatened commencement of any proceeding for the Condemnation of all or any part of any Individual Property and shall cause Mortgage Borrower to deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings, and Borrower shall from time to time cause Mortgage Borrower to deliver to Lender all instruments reasonably requested by Lender to permit such participation. Borrower shall cause Mortgage Borrower, at its expense, to diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in all reasonable respects in the carrying on or defense of any such proceedings. Notwithstanding any Condemnation by any public or quasi public authority through eminent domain or otherwise (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement.

Section 6.4                                      Restoration.

(a)                                  Borrower shall, or shall cause Mortgage Borrower to, deliver to Lender all reports, plans, specifications, documents and other materials that are delivered to Mortgage Lender under the Mortgage Loan Documents in connection with a restoration of the applicable Individual Property after a Casualty or Condemnation. If any Insurance Proceeds or Awards are to be disbursed by Mortgage Lender for restoration, Borrower shall deliver or cause to be delivered to Lender copies of all material written correspondence delivered to and received from Mortgage Lender that relates to the restoration and release of the Insurance Proceeds or Awards.

(b)                                 Notwithstanding any provision in this Agreement to the contrary, all Insurance Proceeds or Awards will be made available to Mortgage Borrower in accordance with the Mortgage Loan Documents. In the event the Mortgage Loan and the Mezzanine A Loan have been paid in full and Lender receives any Insurance Proceeds or Awards, Lender shall either apply such proceeds to the Debt or to the restoration of the applicable Individual Property in accordance with the same terms and conditions contained in the Mortgage Loan Documents.

Section 6.5                                      Rights of Lender.

For purposes of this Article VI, Borrower shall obtain the approval of Lender for each matter requiring the approval of Mortgage Lender under the provisions of the Mortgage Loan Documents relating to a Casualty or Condemnation. If the Mortgage Lender does not require the deposit by Mortgage Borrower of any deficiency in the net insurance proceeds pursuant to the Mortgage Loan Documents (and Mezzanine A Lender does not require such deposit pursuant to the Mezzanine A Loan Documents), Lender shall have the right to demand that Borrower make a deposit of such deficiency in accordance with the terms of the Mortgage Loan Documents (as if each reference therein to “Borrower” and “Lender” referred to Borrower and Lender, respectively).

VII.                            RESERVE FUNDS

Section 7.1                                      Repairs

(a)                                  Borrower shall cause Mortgage Borrower to comply with all of the terms and conditions set forth in the Mortgage Repair Agreement.

(b)                                 In the event (i) Mortgage Lender waives the requirement of Mortgage Borrower to maintain the escrow required to be maintained under the Mortgage Repair Agreement and Mezzanine A Lender waives the requirements of Section 7.1 of the Mezzanine A Loan Agreement or (ii) the Mortgage Loan and the Mezzanine A Loan have been repaid in full, Lender shall have the right to require Borrower to establish and maintain an escrow that will operate in substantially the same way as the escrow required to be maintained under the Mortgage Repair Agreement, but this sentence shall not be deemed to require Borrower to maintain the escrow required to be maintained under the Mortgage Repair Agreement (or the applicable portion thereof) after Mortgage Borrower is no longer obligated to maintain same under the express provisions of the Mortgage Repair Agreement.

Section 7.2                                      Impositions and Imposition Deposits.

(a)                                  Borrower shall cause Mortgage Borrower to comply with all of the terms and conditions set forth in Section 7(a) of each Security Instrument.

(b)                                 In the event (i) Mortgage Lender waives the requirement of Mortgage Borrower to make the Impositions and Imposition Deposits (each as defined in the Security Instrument) pursuant to the terms of Section 7(a) of each Security Instrument and Mezzanine A Lender waives the requirements of Section 7.2 of the Mezzanine A Loan Agreement or (ii) the Mortgage Loan and the Mezzanine A Loan have been repaid in full, Lender shall have the right to require Borrower to establish and maintain an escrow that will operate in substantially the same way as the escrow funds to which such Impositions and Imposition Deposits relate as described in Section 7(a) of each Security Instrument.

Section 7.3                                      Replacement Reserves.

(a)                                  Borrower shall cause Mortgage Borrower to comply with all of the terms and conditions set forth in the Mortgage Replacement Reserve Agreement.

(b)                                 In the event (i) Mortgage Lender waives the requirement of Mortgage Borrower to maintain the escrow required to be maintained under the Mortgage Replacement Reserve Agreement and Mezzanine A Lender waives the requirements of Section 7.3 of the Mezzanine A Loan Agreement or (ii) the Mortgage Loan and the Mezzanine A Loan have been repaid in full, Lender shall have the right to require Borrower to establish and maintain an escrow that will operate in substantially the same way as the escrow required to be maintained under the Mortgage Replacement Reserve Agreement, but this sentence shall not be deemed to require Borrower to maintain the escrow required to be maintained under the Mortgage Replacement Reserve Agreement (or the applicable portion thereof) after Mortgage Borrower is no longer obligated to maintain same under the express provisions of the Mortgage Replacement Reserve Agreement.

Section 7.4                                      Debt Service Reserve Funds.

(a)                                  On the Closing Date, Borrower shall deposit with Lender an amount equal to $11,797,746.00 (the “Debt Service Reserve Deposit”), which is the amount of Debt Service Shortfalls projected by Lender through the end of calendar year 2009 and which shall be held and disbursed by Lender in accordance with the applicable provisions of this Section 7.4. Amounts so deposited hereunder shall hereinafter be referred to as the “Debt Service Reserve Funds”.

(b)                                 In lieu of making the Debt Service Reserve Deposit, Borrower may either (i) deliver to Lender a Letter of Credit in an amount equal to the Debt Service Reserve Deposit (the “LC Option”) or (ii) deliver to Lender a certificate of Bank Loan Borrower certifying to Lender that (a) there are sufficient funds available to Bank Loan Borrower under the Bank Loan for the purpose of paying Debt Service Shortfalls as projected by Lender through the end of calendar year 2009, (b) Bank Loan Borrower will, in the event of any such Debt Service Shortfalls, borrow such funds pursuant to the Bank Loan and will contribute such funds to Borrower and (c) Borrower will use such funds to pay for any such Debt Service Shortfalls (the “Certificate Option”).

(c)                                  In the event Borrower elects to deliver cash under this Section 7.4, Borrower shall have the right, on any Determination Date, to receive a disbursement of amounts in excess of the amount of the Debt Service Shortfalls then projected by Lender through the end of calendar year 2009.

(d)                                 In the event Borrower elects to deliver a Letter of Credit under this Section 7.4 or elects the LC Option on the date hereof, Borrower shall have the right, on any Determination Date, to replace the Letter of Credit previously delivered to Lender with a Letter of Credit in an amount equal to the Debt Service Shortfalls then projected by Lender through the end of calendar year 2009.

(e)                                  On or prior to each Determination Date, Borrower shall deliver to Lender a certificate of Bank Loan Borrower certifying to Lender that (a) there are sufficient funds available to Bank Loan Borrower under the Bank Loan for the purpose of paying for Debt Service Shortfalls as projected by Lender through the end of calendar year 2009, (b) Bank Loan Borrower will, in the event of any such Debt Service Shortfalls, borrow such funds pursuant to the Bank Loan and will contribute such funds to Borrower and (c) Borrower will use such funds to pay for any such Debt Service Shortfalls. In the event that Borrower fails to comply with the provisions of the foregoing sentence, Borrower shall, within five (5) Business Days following the applicable Determination Date, deposit with Lender cash or deliver to Lender a Letter of Credit in an amount equal to the Debt Service Shortfalls as projected by Lender through the end of the calendar year 2009.

(f)                                    Provided no Event of Default shall have occurred and be continuing, Lender shall make disbursements of Debt Service Reserve Funds, upon and subject to the terms and conditions set forth in this Section 7.4, to pay for Debt Service Shortfalls. Borrower may, on written request received by Lender at least five (5) Business Days prior to any Payment Date, request that Lender withdraw sums held as Debt Service Reserve Funds and apply such sums toward the Debt Service due on such Payment Date, provided Borrower delivers evidence acceptable to Lender in all respects that there is a Debt Service Shortfall. The amount permitted by Lender to be withdrawn from the Debt Service Reserve Funds and applied to the Debt Service due on such Payment Date shall not exceed the amount of such Debt Service Shortfall. In the event that on any subsequent Determination Date following the deposit of cash or delivery of a Letter of Credit as required hereunder, Borrower delivers to Lender a certificate of Bank Loan Borrower that satisfies the requirements of Section 7.4(e) above, Lender shall return to Borrower the Debt Service Reserve Funds remaining on deposit with Lender or such Letter of Credit, as applicable.

Section 7.5                                      Mortgage Debt Service Escrows.

(a)                                  Borrower shall cause Mortgage Borrower to comply with all of the terms and conditions set forth in the Mortgage Debt Service Escrow Agreement.

(b)                                 In the event (i) Mortgage Lender waives the requirement of Mortgage Borrower to maintain the escrow required to be maintained under the Mortgage Debt Service Escrow Agreement and Mezzanine A Lender waives the requirements of Section 7.5 of the Mezzanine A Loan Agreement or (ii) the Mortgage Loan and the Mezzanine A Loan have been repaid in full, Lender shall have the right to require Borrower to establish and maintain an escrow that will operate in substantially the same way as the escrow required to be maintained under the Mortgage Debt Service Escrow Agreement, but this sentence shall not be deemed to require Borrower to maintain the escrow required to be maintained under the Mortgage Debt Service Escrow Agreement (or the applicable portion thereof) after Mortgage Borrower is no longer obligated to maintain same under the express provisions of the Mortgage Debt Service Escrow Agreement.

Section 7.6                                      Interest Rate Hedging Reserves.

(a)                                  Borrower shall cause Mortgage Borrower to comply with all of the terms and conditions set forth in the Mortgage Interest Rate Hedge Reserve Agreement.

(b)                                 In the event (i) Mortgage Lender waives the requirement of Mortgage Borrower to maintain the escrow required to be maintained under the Mortgage Interest Rate Hedge Reserve Agreement and Mezzanine A Lender waives the requirements of Section 7.6 of the Mezzanine A Loan Agreement or (ii) the Mortgage Loan and the Mezzanine A Loan have been repaid in full, Lender shall have the right to require Borrower to establish and maintain an escrow that will operate in substantially the same way as the escrow required to be maintained under the Mortgage Interest Rate Hedge Reserve Agreement, but this sentence shall not be deemed to require Borrower to maintain the escrow required to be maintained under the Mortgage Interest Rate Hedge Reserve Agreement (or the applicable portion thereof) after Mortgage Borrower is no longer obligated to maintain same under the express provisions of the Mortgage Interest Rate Hedge Reserve Agreement.

Section 7.7                                      Other Mortgage Reserves.

(a)                                  Borrower shall cause Mortgage Borrower to comply with all of the terms and conditions set forth in the Mortgage Loan Documents with respect to any reserves or escrows established thereunder that are not specifically referenced in any other section of this Article VII (the “Other Mortgage Reserves”).

(b)                                 In the event (i) Mortgage Lender waives the requirement of Mortgage Borrower to maintain any Other Mortgage Reserves pursuant to the terms of the Mortgage Loan Documents and Mezzanine A Lender waives the requirements of Section 7.7 of the Mezzanine A Loan Agreement or (ii) the Mortgage Loan and the Mezzanine A Loan have been repaid in full, Lender shall have the right to require Borrower to establish and maintain an escrow that will operate in substantially the same way as the applicable Other Mortgage Reserves.

Section 7.8                                      Reserve Funds, Generally.

(a)                                  Borrower grants to Lender a first priority perfected security interest in each of the Reserve Funds and the related Accounts established hereunder, if any, and any and all monies now or hereafter deposited in such Reserve Fund and each such related Account as additional security for payment of the Debt. Until expended or applied in accordance herewith, the Reserve Funds and the related Accounts established hereunder, if any, shall constitute additional security for the Debt.

(b)                                 Upon the occurrence and during the continuation of an Event of Default, Lender may, in addition to any and all other rights and remedies available to Lender, apply any sums then held in any or all of the Reserve Funds established hereunder, if any, to the payment of the Debt in any order in its sole discretion.

(c)                                  Any Reserve Funds established hereunder shall not constitute trust funds and may be commingled with other monies held by Lender.

(d)                                 Any Reserve Funds established hereunder shall be held in interest-bearing accounts and all earnings or interest on a Reserve Fund shall be added to and become a part of such Reserve Fund and shall be disbursed in the same manner as other monies deposited in such Reserve Fund.

(e)                                  Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in any Reserve Fund or related Account established hereunder, if any, or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.

(f)                                    Borrower shall indemnify Lender and hold Lender harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including litigation costs and reasonable attorneys’ fees and expenses) arising from or in any way connected with the Reserve Funds or the related Accounts established hereunder, if any, or the performance of the obligations for which the Reserve Funds or the related Accounts were established, except to the extent arising from the gross negligence or willful misconduct of Lender, its agents or employees (including willful breach of this Agreement). Borrower shall assign to Lender all rights and claims Borrower may have against all Persons supplying labor, materials or other services which are to be paid from or secured by such Reserve Funds or the related Accounts; provided, however, that Lender may not pursue any such right or claim unless an Event of Default has occurred and remains uncured.

Section 7.9                                      Letters of Credit.

7.9.1                        Delivery of Letters of Credit.

(a)                                  The aggregate amount of any Letter of Credit and cash on deposit with respect to the Debt Service Reserve Funds at any time during the term of the Loan shall at all times be at least equal to the amount which Borrower would otherwise be required to have on deposit pursuant to Section 7.4 hereof if Borrower did not elect to deliver a Letter of Credit in lieu thereof. In the event that a Letter of Credit is delivered in lieu of any portion of the Debt Service Reserve Funds, Borrower shall be responsible for the direct payment of any Debt Service Shortfalls that would otherwise have been payable from such portion of the Debt Service Reserve Funds. Lender shall not draw on any Letter of Credit delivered in lieu of any portion of the Debt Service Reserve Funds unless (i) Borrower fails to pay any Debt Service Shortfall or (ii) an Event of Default has occurred and is continuing.

(b)                                 Borrower shall give Lender not less than five (5) Business Days prior written notice of Borrower’s election to deliver a Letter of Credit and Borrower shall pay to Lender all of Lender’s reasonable out-of-pocket costs and expenses in connection therewith. Lender shall be the beneficiary of any Letter of Credit and Borrower shall not be entitled to draw down any such Letter of Credit for any reason whatsoever. Upon not less than five (5) Business Days prior written notice to Lender, Borrower may replace a Letter of Credit with a cash deposit to the Debt Service Reserve Fund. Prior to the return of a Letter of Credit, Borrower shall deposit with Lender cash in an amount that satisfies the Debt Service Reserve Fund deposit requirement.

7.9.2                        Provisions Regarding Letters of Credit.

(a)                                  Each Letter of Credit delivered under this Agreement shall be additional security for the payment of the Debt. Upon the occurrence and during the continuation of an Event of Default, Lender shall have the right, at its option, to draw on any Letter of Credit and to apply all or any part thereof to the payment of the items for which such Letter of Credit was established or to apply such Letter of Credit to payment of the Debt in such order, proportion or priority as Lender may determine. Any such application to the Debt shall be subject to the Spread Maintenance Payment and any Interest Shortfall, if applicable. On the Maturity Date, if the Debt is not paid in full, any such Letter of Credit may be applied to reduce the Debt.

(b)                                 In addition to any other right Lender may have to draw upon a Letter of Credit pursuant to the terms and conditions of this Agreement, Lender shall have the additional rights to draw in full on any Letter of Credit:

(i)                                     if Lender has received a notice from the issuing bank that such Letter of Credit will not be renewed and either (y) a substitute Letter of Credit or (z) cash in the amount of the Letter of Credit is not provided at least ten (10) Business Days prior to the date on which the outstanding Letter of Credit is scheduled to expire;

(ii)                                  upon receipt of notice from the issuing bank that the Letter of Credit will be terminated (except if the termination of such Letter of Credit is permitted pursuant to the terms and conditions of this Agreement), and Borrower has failed to deliver to Lender either (y) a substitute Letter of Credit or (z) cash in the amount of the Letter of Credit; or

(iii)                               if Lender has received notice that the bank issuing the Letter of Credit shall cease to be an Eligible Institution and Borrower has failed to deliver to Lender either (y) a substitute Letter of Credit or (z) cash in the amount of the Letter of Credit.

Notwithstanding anything to the contrary contained in the above, Lender shall not be obligated to draw down on any Letter of Credit upon the happening of an event specified in clause (i), (ii) or (iii) above and shall not be liable for any losses sustained by Borrower due to the insolvency of the bank issuing the Letter of Credit if Lender has not drawn the Letter of Credit, and in the event of the insolvency of the bank issuing the Letter of Credit or if the bank issuing the Letter of Credit ceases to be an Eligible Institution, Borrower shall promptly provide to Lender either (y) a substitute Letter of Credit or (z) cash in the amount of the Letter of Credit.

(c)                                  If any Letter of Credit or Letters of Credit delivered pursuant to Section 7.4 of this Agreement, in the aggregate, are in an amount greater than ten percent (10%) of the then outstanding principal balance of the Loan, Borrower shall deliver to Lender, together with such Letter of Credit, a new substantive non-consolidation opinion substantially similar to the Insolvency Opinion delivered on the date hereof in connection with the Loan, which new opinion shall be in form and substance reasonably acceptable to Lender, and, if a Securitization has occurred, to the Rating Agencies.

VIII.                        DEFAULTS

Section 8.1                                      Event of Default.

(a)                                  Each of the following events shall constitute an event of default hereunder (an “Event of Default”):

(i)                                     if (i) Borrower shall fail to make any payment of interest or principal or default interest required hereunder or the monthly escrow or reserve deposits required hereunder or under the other Loan Documents, and such failure shall continue for more than five (5) days from the date such payment was due, (ii) the late charges required under Section 2.2.7 hereof are not paid when due or (iii) any portion of the Debt is not paid on the Maturity Date;

(ii)                                  if any of the Taxes or Other Charges are not paid on or before the date that they shall become delinquent, subject to Borrower’s or Mortgage Borrower’s right to contest Taxes in accordance with Section 5.1.2 hereof, except to the extent sums sufficient to pay such Taxes and Other Charges have been deposited with Mortgage Lender in accordance with the terms of the Mortgage Loan Documents or with Lender in accordance with Section 7.2 hereof;

(iii)                               if (A) the Policies are not kept in full force and effect, or (B) certified copies of the Policies or other evidence of coverage under the Policies in accordance with Section 6.1(b) hereof are not delivered to Lender within ten (10) days after written request therefor from Lender;

(iv)                              if Borrower transfers or encumbers any Individual Property (or any portion thereof), the Collateral, the Mezzanine A Collateral, any Mortgage Principal’s general partner interest in the related Mortgage Borrower Entity or any Mezzanine A Principal’s general partner interest in the related Mezzanine A Borrower Entity in violation of the provisions of Section 5.2.10 hereof or the Pledge Agreement (excluding the removal or resignation of Manager, provided the replacement manager is a Qualified Manager and Borrower employs such manager in accordance with Section 5.1.18 hereof);

(v)                                 if any representation or warranty made by Borrower, Principal or Guarantor herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender in connection with the Loan shall have been false or misleading in any material respect as of the date such representation or warranty was made; provided, however, that as to any such false or misleading representation, warranty, acknowledgement or statement which was unintentionally submitted to Lender and which can be made true and correct by action of Borrower, Borrower shall have a period of thirty (30) days following written notice thereof to Borrower to undertake and complete all action necessary to make such representation, warranty, acknowledgement or statement true and correct in all material respects;

(vi)                              if any Loan Party or Guarantor shall make an assignment for the benefit of creditors generally;

(vii)                           if a receiver, liquidator or trustee shall be appointed for any Loan Party or Guarantor, or if any Loan Party or Guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to the Bankruptcy Code, or any similar federal or State law, shall be filed by or against, consented to, or acquiesced in by, a Loan Party or Guarantor, or if any proceeding for the dissolution or liquidation of a Loan Party or Guarantor shall be instituted; provided, however, that if such appointment, adjudication, petition or proceeding was involuntary and not consented to by such Loan Party or Guarantor, no Event of Default shall exist unless the same is not discharged, stayed or dismissed within sixty (60) days;

(viii)                        if Borrower attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;

(ix)                                if Borrower breaches any of the negative covenants contained in Section 5.2.2, 5.2.3, 5.2.4, 5.2.5, 5.2.6, 5.2.7, 5.2.8, 5.2.13, 5.2.14 or 5.2.15 hereof;

(x)                                   intentionally omitted;

(xi)                                if a default by Mortgage Borrower has occurred and continues beyond any applicable notice or cure period under the Management Agreement (or any replacement Management Agreement) and such default permits the manager thereunder to terminate or cancel the Management Agreement (or any replacement Management Agreement), unless such default is waived by such manager in writing;

(xii)                             if Borrower or Principal violates or does not comply with any of the provisions of Section 4.1.35 hereof in any material respect;

(xiii)                          if any Individual Property becomes subject to any mechanic’s, materialman’s or other Lien (other than a Lien for local real estate taxes and assessments not then due and payable) and, subject to Section 5.2.1 hereof, such Lien shall remain undischarged of record (by payment, bonding or otherwise) for a period of sixty (60) days after Borrower or Mortgage Borrower shall have received written notice of such Lien;

(xiv)                         if any federal tax Lien or state or local income tax Lien is filed against any Loan Party, Guarantor, the Collateral, the Mezzanine A Collateral, any Mortgage Principal’s general partner interest in the related Mortgage Borrower Entity, any Mezzanine A Principal’s general partner interest in the related Mezzanine A Borrower Entity or any Individual Property and, subject to Section 5.1.2 hereof, the same is not discharged of record within sixty (60) days after same is filed;

(xv)                            (A) Borrower fails to timely provide Lender with the written certification and evidence referred to in Section 5.2.8 hereof, or (B) Borrower consummates a transaction which would cause the Loan or Lender’s exercise of its rights under the Pledge Agreement, the Note, this Agreement or the other Loan Documents to constitute a nonexempt prohibited transaction under ERISA or result in a violation of a State statute regulating governmental plans, subjecting Lender to liability for a violation of ERISA, the Code or a State statute, unless Borrower shall successfully cure such violation (by rescinding such transaction or otherwise) within sixty (60) days after obtaining Actual Knowledge of such violation or such shorter cure period as may be prescribed under ERISA, the Code or such state statute, as applicable;

(xvi)                         if Borrower shall fail to deliver to Lender, within thirty (30) days after request by Lender, the estoppel certificates required pursuant to the terms of Section 5.1.13(a) hereof;

(xvii)                      intentionally omitted;

(xviii)                   if Borrower shall be in default beyond applicable notice and grace periods under any other pledge agreement or other security agreement covering any of the Collateral (or any portion thereof), whether it be superior or junior in lien to the Pledge Agreement;

(xix)                           with respect to any term, covenant or provision set forth herein which specifically contains a notice requirement or grace period, if Borrower shall be in default under such term, covenant or condition after the giving of such notice or the expiration of such grace period;

(xx)                              if any of the assumptions contained in the Insolvency Opinion, including, but not limited to, any exhibits attached thereto, were not true and correct in any material respect as of the date of such Insolvency Opinion or thereafter became untrue or incorrect in any material respect;

(xxi)                           if, without the prior written consent of Lender, Mortgage Borrower votes for, or permits any modification or amendment to any of the terms or provisions of the applicable Condominium Documents so as to result in a Material Adverse Effect;

(xxii)                        if, without the prior written consent of Lender, Mortgage Borrower fails to comply in any material respect with any terms of the applicable Condominium Documents and the applicable condominium act and such default continues for thirty (30) days after receipt of written notice from Lender or such earlier time as required for compliance under the applicable Condominium Documents or the applicable condominium act;

(xxiii)                     if any Individual Property that is subject to a condominium regime is partitioned pursuant to any action for partition by Mortgage Borrower;

(xxiv)                    if the condominium regime to which an Individual Property is subject to is terminated without Lender’s written consent;

(xxv)                       if Borrower shall cause Mortgage Borrower to fail to pay the Ground Rent or any additional rent or other charge mentioned in or made payable by any Ground Lease when said rent or other charge is due and payable;

(xxvi)                    if there shall occur any default by Mortgage Borrower, as tenant under any Ground Lease, in the observance or performance of any term, covenant or condition of such Ground Lease on the part of Mortgage Borrower to be observed or performed and said default is not cured following the expiration of any applicable grace and notice periods therein provided, or if the leasehold estate created by such Ground Lease shall be surrendered or if such Ground Lease shall cease to be in full force and effect or such Ground Lease shall be terminated or canceled without Lender’s consent, or if any of the terms, covenants or conditions of such Ground Lease shall in any manner be modified, changed, supplemented, altered, or amended in any material respect without the consent of Lender;

(xxvii)                 if Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement not specified in subsections (i) through (xxvi) above, for ten (10) days after notice to Borrower from Lender, in the case of any Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other Default;

provided, however, that if such non monetary Default is susceptible of cure but cannot reasonably be cured within such thirty (30) day period, but Borrower shall have commenced to cure such Default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed one hundred eighty (180) days;

(xxviii)              if there shall be a default under the Pledge Agreement or any of the other Loan Documents beyond any applicable notice and cure periods contained in such documents, whether as to Borrower, the Collateral, the Mezzanine A Collateral, any Mortgage Principal’s general partner interest in the related Mortgage Borrower Entity, any Mezzanine A Principal’s general partner interest in the related Mezzanine A Borrower Entity or any Individual Property (provided, however, that if no notice or cure period is specified, then the provisions of Section 8.1(a)(xxii) hereof shall apply to such default), or if any other such event shall occur or condition shall exist, if the effect of such event or condition is to accelerate the maturity of any portion of the Debt or to permit Lender to accelerate the maturity of all or any portion of the Debt;

(xxix)                      a Mortgage Loan Event of Default shall occur, and shall not have been waived or settled by Mortgage Lender or cured by Mortgage Borrower, or if Mortgage Borrower enters into or otherwise suffers or permits any material amendment, waiver, supplement, termination, extension, renewal, replacement or other modification of any Mortgage Loan Document without the prior written consent of Lender, to the extent that such consent is required to be obtained hereunder; or

(xxx)                         a Mezzanine A Loan Event of Default shall occur, and shall not have been waived or settled by Mezzanine A Lender or cured by Mezzanine A Borrower, or if Mezzanine A Borrower enters into or otherwise suffers or permits any amendment, waiver, supplement, termination, extension, renewal, replacement or other modification of any Mezzanine A Loan Document without the prior written consent of Lender, to the extent that such consent is required to be obtained hereunder.

(b)                                 Upon the occurrence of an Event of Default (other than an Event of Default described in clause (vi) or (vii) of Section 8.1(a) hereof) and at any time thereafter, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, Lender may take such action, without notice or demand (except for such notice or demand as may be expressly required under the Note, this Agreement, the Pledge Agreement or the other Loan Documents), that Lender deems advisable to protect and enforce its rights against Borrower and in and to the Collateral, including, without limitation, declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and/or the Collateral and may exercise all the rights and remedies of a secured party under the

Uniform Commercial Code against Borrower and the Collateral, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in clause (vi) or (vii) of Section 8.1(a) hereof, the Debt and all other obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

Section 8.2                                      Remedies.

(a)                                  Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to all or any part of the Collateral. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by Applicable Law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by Applicable Law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, Borrower agrees that if an Event of Default is continuing all Liens and other rights, remedies or privileges provided to Lender with respect to the Collateral shall remain in full force and effect until Lender has exhausted all of its remedies against the Collateral, and the Pledge Agreement has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt, or the Debt has been paid in full.

(b)                                 With respect to Borrower and the Collateral, nothing contained herein or in any other Loan Document shall be construed as requiring Lender to resort to any specific portion of the Collateral for the satisfaction of any of the Debt in preference or priority to any other Collateral, and Lender may seek satisfaction out of the Collateral or any part thereof, in its absolute discretion in respect of the Debt. In addition, Lender shall have the right from time to time to partially foreclose upon the Collateral in any manner and for any amounts secured by the Pledge Agreement then due and payable as determined by Lender in its sole discretion, including, without limitation, the following circumstances:  (i) in the event Borrower defaults beyond any applicable grace period in the payment of one (1) or more scheduled payments of principal and interest, Lender may foreclose upon any portion of the Collateral to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire outstanding principal balance of the Loan, Lender may foreclose upon the Collateral to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by the Pledge Agreement as Lender may elect. Notwithstanding one or more partial foreclosures, the Collateral not foreclosed upon shall remain subject to the Pledge Agreement to secure payment of sums secured by the Pledge Agreement and not previously recovered.

(c)                                  Lender shall have the right, from time to time, to sever the Note, the Pledge Agreement and the other Loan Documents into one or more separate notes, pledges and other security documents (the “Severed Loan Documents”) in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower shall execute and deliver to Lender from time to time, promptly after the written request of Lender, a severance agreement and such other documents as Lender shall reasonably request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. The Severed Loan Documents shall not (x) contain any representations, warranties or covenants not contained in the Loan Documents (and any such representations and warranties contained in the Severed Loan Documents will be given by Borrower only as of the Closing Date) or (y) change the Applicable Interest Rate or the Maturity Date, or (z) otherwise amend or modify any other material term of the Note, this Agreement, the Pledge Agreement or the other Loan Documents.

(d)                                 Any amounts recovered from the Collateral after an Event of Default may be applied by Lender toward the payment of any interest and/or principal of the Loan and/or any other amounts due under the Loan Documents in such order, priority and proportions as Lender in its sole discretion shall determine.

Section 8.3                                      Remedies Cumulative; Waivers.

The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one or more Defaults or Events of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.

Section 8.4                                      Right to Cure Defaults.

Upon the occurrence and during the continuance of any Event of Default, Lender may, but without any obligation to do so and without notice to or demand on Borrower (other than such notice as may otherwise be expressly required hereunder) and without releasing Borrower from any obligation hereunder, make any payment or do any act required of Borrower hereunder in such manner and to such extent as Lender may deem necessary to protect the security hereof. Lender is authorized to enter upon the Properties for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Properties for such purposes, and the cost and expense thereof (including reasonable attorneys’ fees to the extent permitted by law), with interest as provided in this Section 8.4, shall constitute a portion of the Debt and shall be due and payable to Lender upon demand. All such costs and expenses incurred by Lender in remedying such

Event of Default or such failed payment or act or in appearing in, defending, or bringing any action or proceeding shall bear interest, at the Default Rate, for the period after notice from Lender that such cost or expense was incurred to the date of payment to Lender. All such costs and expenses incurred by Lender, together with interest thereon calculated at the Default Rate, shall be deemed to constitute a portion of the Debt and to be secured by the liens, claims and security interests provided to Lender under the Loan Documents and shall be immediately due and payable upon demand by Lender therefor.

Section 8.5                                      Mortgage Loan Reserve Funds.

Any Mortgage Loan Reserve Funds that Mortgage Lender disburses to Lender during the continuance of an Event of Default shall be held and applied by Lender to the payment of the Debt in such order and priority determined by Lender in its sole discretion.

Section 8.6                                      Power of Attorney.

Upon the occurrence and during the continuation of an Event of Default, for the purpose of carrying out the provisions and exercising the rights, powers and privileges granted in this Article VIII, Borrower hereby irrevocably appoints the Lender as its true and lawful attorney-in-fact to execute, acknowledge and deliver any instruments and do and perform any acts such as are referred to in this subsection in the name and on behalf of Borrower. This power of attorney is a power coupled with an interest and cannot be revoked.

IX.                                SPECIAL PROVISIONS

Section 9.1                                      Sale of Notes and Securitization

Lender may, at any time, sell, transfer, pledge or assign the Note, this Agreement, the Pledge Agreement and the other Loan Documents, and any or all servicing rights with respect thereto, or grant participations therein or issue either (i) mortgage pass-through certificates or other securities evidencing a beneficial interest in the Loan or (ii) collateralized debt obligations secured by the Loan (collectively, “Securities”), in either case in a rated or unrated public offering or private placement of such Securities (a “Securitization”). At the request of Lender, Borrower and Principal shall cooperate in all reasonable respects with Lender in connection with a Securitization or the sale of the Note or the participations therein or the Securities, including, without limitation, to:

(a)                                  (i) provide such financial and other information with respect to the Properties, the Collateral, the Mezzanine A Collateral, Borrower, Mortgage Borrower, Mezzanine A Borrower, Principal, Mortgage Principal, Mezzanine A Principal, any Mortgage Principal’s general partner interest in the related Mortgage Borrower Entity and any Mezzanine A Principal’s general partner interest in the related Mezzanine A Borrower Entity as may be required to be delivered pursuant to Section 5.1.10 hereof (subject to the provisions of Section 5.1.10(g) hereof), (ii) cause Mortgage Borrower to provide (A) the information set forth on Schedule 9.1 annexed hereto and (B) the annual operating budgets relating to the Properties in accordance with the requirements of the

Mortgage Loan Documents, and (iii) perform or permit or cause to be performed or permitted such site inspection, appraisals, market studies, environmental reviews and reports (Phase I’s and, if appropriate, Phase II’s), engineering reports and other due diligence investigations of the Properties, as may be reasonably requested by the holder of the Note or the Rating Agencies or as may be necessary or appropriate in connection with the Securitization in accordance with the terms and conditions of this Agreement (collectively, the “Provided Information”), together with, if customary, appropriate verification and/or consents with respect to the Provided Information reasonably acceptable to Lender and the Rating Agencies;

(b)                                 if required by the Rating Agencies, deliver (i) an Insolvency Opinion reasonably satisfactory to Lender and the Rating Agencies, (ii) revised opinions of counsel, reasonably satisfactory to Lender and the Rating Agencies, as to due execution and enforceability with respect to the Loan Documents, the Collateral, any Borrower Entity and any Principal, and (iii) amendments, reasonably satisfactory to Lender and the Rating Agencies, to the Organizational Documents for any Borrower Entity or any Principal or any other Loan Party, provided such amendments shall relate exclusively to the single purpose bankruptcy remote nature of such Borrower Entity or such Principal or such other Loan Party, as the case may be;

(c)                                  if required by the Rating Agencies, use commercially reasonable efforts to obtain and deliver such additional tenant estoppel letters, subordination agreements or other agreements from parties to agreements that affect the Properties as may be required under Section 5.1.13(c) hereof, which estoppel letters, subordination agreements or other agreements shall be reasonably satisfactory to Lender and the Rating Agencies;

(d)                                 subject in all cases to the applicable provisions of Section 9.5 hereof, execute such amendments to the Loan Documents as may be reasonably requested by the holder of the Note or the Rating Agencies or otherwise to effect the Securitization;

(e)                                  if Lender elects, in its sole discretion, prior to or upon a Securitization, to split the Loan into two or more parts, or any Note into multiple component notes or tranches, or reallocate the principal amounts of the Notes, which parts, components, tranches or Notes may have different interest rate spreads, principal amounts and maturities, Borrower agrees to cooperate with Lender in connection with the foregoing and, subject in all cases to the applicable provisions of Section 9.5 hereof, to execute the required modifications and amendments to the Note, this Agreement and the Loan Documents and to provide opinions necessary to effectuate the same. Such Notes or components may be assigned different interest rate spreads, so long as the weighted average of such interest rate spreads does not exceed the Eurodollar Rate Margin (except for any deviation attributable to the imposition of any rate of interest at the Default Rate or prepayments pursuant to Section 2.3.2 or 2.3.3 hereof);

(f)                                    deliver such estoppel certificates as may be required to be delivered by Borrower pursuant to Section 5.1.13(a) hereof; and

(g)                                 amend the Organizational Documents of Mezzanine A Borrower and Mezzanine A Principal to “opt into” Article 8 of the UCC and in connection therewith, certificate the interests comprising the Collateral, deliver such certificates to Lender in accordance with the Pledge Agreement and deliver to Lender “springing control” endorsements (or the equivalent thereof) to the UCC Title Insurance Policy.

All third party costs and expenses and out-of-pocket expenses incurred by Lender in connection with this Agreement and the Securitization shall be paid by Lender (except as otherwise expressly set forth herein). These shall include, but not be limited to, fees and disbursements of legal counsel, accountants, and other professionals retained by Lender and fees and expenses incurred for producing any offering documents or any other materials (including travel by Lender and its agents, design, printing, photograph and document production costs). Solely for the purposes of this Section 9.1, Lender shall reimburse Borrower for all of its actual out-of-pocket costs and expenses (other than the fees and expenses of Borrower’s counsel) that Borrower incurs in connection with complying with a request made by Lender or any other Person acting on behalf of Lender under this Section 9.1 in connection with a Securitization. Notwithstanding the foregoing, the provisions of this paragraph shall in no way limit or affect any Borrower obligation to pay any costs expressly required to be paid by Borrower pursuant to any other Sections of this Agreement.

Section 9.2                                      Disclosure Document Cooperation.

Borrower understands that certain of the Provided Information may be included in disclosure documents in connection with the Securitization, including a prospectus supplement, private placement memorandum, offering circular or other offering document (each a “Disclosure Document”) and may also be included in filings (an “Exchange Act Filing”) with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or provided or made available to Investors or prospective Investors in the Securities, the Rating Agencies, and service providers relating to the Securitization. In the event that a Disclosure Document is required to be revised prior to the sale of all Securities, Borrower will cooperate in all reasonable respects with the holder of the Note in updating the Disclosure Document by providing all current information necessary to keep the Provided Information included in the Disclosure Document accurate and complete in all material respects.

Section 9.3                                      Servicer.

At the option of Lender, the Loan may be serviced by a servicer/trustee (the “Servicer”) selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to the Servicer pursuant to a servicing agreement (the “Servicing Agreement”) between Lender and Servicer, provided that in no event shall such delegation operate to relieve Lender from its obligations hereunder. Lender will notify Borrower of the appointment of any Servicer on or prior to the date such appointment shall become effective. Borrower shall not be obligated to pay, or reimburse Lender for, any servicing fee or other compensation payable to the Servicer.

Section 9.4                                      Exculpation.

(a)                                  Except as otherwise expressly provided in this Section 9.4, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in this Agreement, the Note or the Pledge Agreement or any other Loan Document by any action or proceeding against Borrower or any Exculpated Party, except that Lender may bring a foreclosure action, action for specific performance or other appropriate action or proceeding to enable Lender to enforce and realize upon this Agreement, the Note, the Pledge Agreement, the other Loan Documents, and the Collateral and any other collateral for the Debt in which a security interest is granted to Lender by this Agreement, the Pledge Agreement or the other Loan Documents; provided, however, that any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower’s interest in the Collateral, and in any other collateral in which a security interest is granted to Lender by this Agreement, the Pledge Agreement or the other Loan Documents. Lender, by accepting this Agreement, the Note and the Pledge Agreement, agrees that it shall not, except as otherwise expressly provided in this Section 9.4, sue for, seek or demand any deficiency or other money judgment against Borrower, any direct or indirect member, manager, shareholder, partner, beneficiary or other owner of beneficial ownership interests in Borrower, or any affiliate, director, officer, employee, trustee or agent of any of the foregoing (each, an “Exculpated Party” and, collectively, the “Exculpated Parties”) in any such action or proceeding, under or by reason of or under or in connection with this Agreement, the Note, the Pledge Agreement or the other Loan Documents. The provisions of this Section shall not, however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by this Agreement, the Note, the Pledge Agreement or the other Loan Documents; (ii) impair the right of Lender to name Borrower as a party defendant in any action or suit for judicial foreclosure and sale under the Pledge Agreement (subject, however, to the aforesaid limitation on Lender’s right to sue, seek or demand a deficiency or other money judgment against Borrower or any other Exculpated Party); (iii) affect the validity or enforceability of any indemnity (including, without limitation, the Environmental Indemnity), guaranty, master lease or similar instrument made in connection with this Agreement, the Note, the Pledge Agreement, or the other Loan Documents (subject, however, to any exculpatory or non-recourse provisions appearing in such indemnity, guaranty or similar instrument); (iv) impair the right of Lender to obtain the appointment of a receiver; (v) [intentionally omitted]; (vi) impair the right of Lender to enforce the provisions of Sections 4.1.8, 4.1.28, 5.1.9 and 5.2.8 hereof (subject, however, to the aforesaid limitation on Lender’s right to sue, seek or demand a deficiency or other money judgment against Borrower or any other Exculpated Party which such limitation, with respect to Borrower, shall not apply to the Environmental Indemnity); or (vii) impair the right of Lender to obtain a deficiency judgment or other judgment on the Note against Borrower if and to the extent necessary to obtain any insurance proceeds or condemnation awards to which Lender would otherwise be entitled under this Agreement; provided however, that Lender shall only be entitled to enforce such judgment to the extent of the insurance proceeds and/or condemnation awards.

(b)                                 Notwithstanding the provisions of this Section 9.4 to the contrary, Borrower and Guarantor pursuant to the Guaranty (but not any other Exculpated Parties) shall be personally liable to Lender for any actual Losses Lender incurs due to the following (collectively, the “Recourse Events”):

(i)                                     any fraud committed by Borrower, Mezzanine A Borrower, Mortgage Borrower or by any of their Affiliates or agents in connection with the Loan, the Mezzanine A Loan or Mortgage Loan;

(ii)                                  any intentional and material misrepresentation by Borrower, Mezzanine A Borrower or Mortgage Borrower in any of the Loan Documents, the Mezzanine A Loan Documents or the Mortgage Loan Documents;

(iii)                               the misappropriation by Borrower, Mezzanine A Borrower, Mortgage Borrower or any of their Affiliates or agents of any funds (including misappropriation of Rents, security deposits and/or Net Proceeds);

(iv)                              any Transfer, Sale or Pledge of the Property, the Collateral, the Mezzanine A Collateral or any interest of a Restricted Party therein, and in each case, which is prohibited hereunder;

(v)                                 the intentional and material breach of any representation in the Environmental Indemnity or in Sections 4.1.39 or 5.1.19 hereof;

(vi)                              any voluntary filing by Borrower, Mezzanine A Borrower, Mezzanine A Principal, Mortgage Borrower, Mortgage Principal or Principal under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law;

(vii)                           any involuntary filing against Borrower, Mezzanine A Borrower, Mezzanine A Principal, Mortgage Borrower, Mortgage Principal or Principal under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law by any Person acting at the request or under the direction of Borrower, Mezzanine A Borrower, Mortgage Borrower or any of their Affiliates or agents;

(viii)                        Mezzanine A Borrower, Mezzanine A Principal, Mortgage Borrower, Mortgage Principal, Borrower or Principal consents to or acquiesces in or joins in an application for the appointment of a custodian, receiver, trustee or examiner for Mezzanine A Borrower, Mezzanine A Principal, Mortgage Borrower, Mortgage Principal, Borrower or Principal or any portion of the Property, the Mezzanine A Collateral or the Collateral;

(ix)                                Borrower’s making a distribution to its equity owners after the occurrence and during the continuance of an Event of Default;

(x)                                   Mezzanine A Borrower, Mezzanine A Principal, Mortgage Borrower, Mortgage Principal, Borrower or Principal makes an assignment for the benefit of creditors;

(xi)                                any intentional physical waste of the Property or the Mezzanine A Collateral by Mezzanine A Borrower, Mezzanine A Principal, Mortgage Borrower, Mortgage Principal, Borrower or Principal or any of their Affiliates or agents;

(xii)                             any claims, actions or other proceedings brought by the unit holders of Archstone Smith Operating Trust with respect to the merger of Archstone Smith Operating Trust occurring simultaneously herewith; or

(xiii)                          Mortgage Borrower’s failure to obtain any consent required with respect to the transfer of the applicable Properties in connection with the merger of Archstone Smith Operating Trust occurring simultaneously herewith.

(c)                                  Intentionally Omitted.

(d)                                 Nothing herein shall be deemed to be a waiver of any right which Lender may have under Section 506(a), 506(b), 1111 (b) or any other provision of the Bankruptcy Code to file a claim for the full amount of the indebtedness secured by the Pledge Agreement or to require that all collateral shall continue to secure all of the indebtedness owing to Lender in accordance with this Agreement, the Note, the Pledge Agreement and the other Loan Documents.

The term “Reorganization Proceeding” for purposes of this Section 9.4 shall mean a case, proceeding or other action (i) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to any Person, or seeking to adjudicate such Person as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to such Person or such Person’s debts, or (ii) seeking appointment of a receiver, trustee, custodian or other similar official for such Person or for all or any substantial part of such Person’s assets, or the making of a general assignment for the benefit of such Person’s creditors.

The term “Lien” for purposes of this Section 9.4 shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or interest or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease (except equipment lease agreements), and the filing of any UCC financing statement (but only to the extent any such financing statement purports to record the grant of a security interest and not including any financing statements filed for notice purposes only) under the UCC or comparable law of any jurisdiction in respect of any foregoing.)

Section 9.5                                      Limitation on Borrower’s Obligations.

Notwithstanding anything to the contrary in Section 9.1, Section 9.7, Section 9.8 or any other provision of this Agreement or any other Loan Document, Borrower shall not be obligated to agree to any modification of the Note, this Agreement, the Pledge Agreement or the other Loan Documents, or of Borrower’s Organizational Documents, or to take any other action, that would:

(a)                                  increase the reporting requirements of Borrower, Mortgage Borrower, Mezzanine A Borrower, Guarantor or any other Person pursuant to Section 5.1.10 hereof;

(b)                                 change the outstanding principal balance of the Loan, except as expressly provided in Sections 9.6, 9.7 and 9.8 hereof (and subject to the limitations set forth therein or otherwise applicable thereto);

(c)                                  change the interest rate, except as expressly provided in Sections 9.1(e), 9.6, 9.7 and 9.8 hereof (and subject to the limitations set forth therein or otherwise applicable thereto), or increase any fee or late charge under the Loan;

(d)                                 require any amortization of the principal amount of the Loan prior to the Maturity Date or any acceleration of the maturity of the Loan by Lender;

(e)                                  shorten the Maturity Date of the Loan, or provide for other or additional circumstances or events upon which Lender will be entitled to accelerate the maturity of the Loan;

(f)                                    alter in any way the transfer restrictions relating to direct or indirect interests in the Properties, the Collateral, the Mezzanine A Collateral, any Mortgage Principal’s general partner interest in the related Mortgage Borrower Entity or any Mezzanine A Principal’s general partner interest in the related Mezzanine A Borrower Entity (including any equity interests in the direct or indirect owners of Borrower), except to address any transfer restrictions necessary in connection with the creation of any New Mezzanine Loan(s) pursuant to Section 9.8 hereof; provided, however, that there shall be no greater restrictions than those applicable to transfers by Borrower of interests that it owns in Mezzanine A Borrower and transfers by Mezzanine A Borrower of interests that it owns in Mortgage Borrower;

(g)                                 affect the limitations on recourse against Borrower and the Exculpated Parties;

(h)                                 increase the amounts of reserves or escrows;

(i)                                     affect the compensation payable to the Manager;

(j)                                     affect Borrower’s right to extend the term of the Loan, if applicable;

(k)                                  affect Borrower’s right to repay, prepay or defease the Loan, except as expressly provided in Sections 9.6 and 9.8 hereof (and subject to the limitations set forth therein or otherwise applicable thereto) with respect to priority of payment;

(l)                                     affect Borrower’s approval rights (if any) with respect to assignments of the Loan or the identity of any Servicer or any special servicer;

(m)                               affect Borrower’s, Mezzanine A Borrower’s or Mortgage Borrower’s right to enter into, modify or terminate Leases or contracts;

(n)                                 reduce the materiality thresholds (whether expressed in dollars or otherwise) appearing in any provision of this Agreement or any other Loan Document, including those relating to alterations, casualty, condemnation and expansion;

(o)                                 impose or increase any servicing or similar fee required to be paid or reimbursed by Borrower;

(p)                                 add additional Events of Default, or shorten any grace or cure period applicable to an existing Event of Default;

(q)                                 require Borrower or any other Person (including Mezzanine A Borrower, Mortgage Borrower, Bank Loan Borrower, Principal or Guarantor) (i) to provide additional collateral security, credit support, indemnities or guaranties for or in respect of the Loan, or (ii) to increase or expand the scope or extent of any existing security, credit support, indemnity or guaranty (or modify the provisions of Section 9.4 hereof);

(r)                                    violate or cause the violation of any existing agreement to which Borrower or any of its Affiliates is a party or any Applicable Law;

(s)                                  materially change any obligation of Borrower pursuant to the actions taken herein or pursuant hereto or in connection herewith;

(t)                                    result in Borrower or any of its Affiliates (including, without limitation, Mezzanine A Borrower, Mortgage Borrower, Bank Loan Borrower, Principal or Guarantor) being deemed an “issuer” of the Securities (or any of them); or

(u)                                 otherwise adversely affect Borrower or any of its Affiliates (including, without limitation, Mezzanine A Borrower, Mortgage Borrower, Bank Loan Borrower, Principal or Guarantor) in any material way.

Section 9.6                                      Reallocation of Loan Amounts.

In the event that Mezzanine A Lender exercises its right to reallocate the amount of the Loan and the Mezzanine A Loan pursuant to Section 9.6 of the Mezzanine A Loan Agreement, Borrower agrees to reasonably cooperate to facilitate such reallocation; provided, however, that (i) the aggregate principal amount of the Loan and the Mezzanine A Loan immediately following such reallocation shall equal the outstanding principal balance of the Loan and the Mezzanine A Loan immediately prior to such reallocation;

(ii) the weighted average interest rate spread of the Loan and the Mezzanine A Loan immediately following such reallocation shall not exceed the weighted average interest rate spread which was applicable to the Loan and the Mezzanine A Loan immediately prior to such reallocation (except for any deviation attributable to the imposition of any rate of interest at the Default Rate or prepayments pursuant to Section 2.3.2 or 2.3.3 hereof). Borrower shall cooperate with all reasonable requests of Lender in order to reallocate the amount of the Loan and the Mezzanine A Loan and shall execute and deliver such documents as shall reasonably be required by Lender in connection therewith, including, without limitation, amendments to the Loan Documents and the Mezzanine A Loan Documents and endorsements to the UCC title insurance policies, all in form and substance reasonably satisfactory to Lender. Borrower shall cause Mezzanine A Borrower to cooperate with all reasonable requests of Mezzanine A Lender in connection with the reallocation of the amount of the Loan and the Mezzanine A Loan, and shall execute and deliver such documents as shall reasonably be required by Mezzanine A Lender in connection therewith, including opinions of counsel and UCC insurance, all in form and substance reasonably satisfactory to Lender. Solely for the purposes of this Section 9.6, Lender shall reimburse Borrower for all of its reasonable out-of-pocket costs and expenses (including, any additional mortgage recording tax due and payable by Borrower in connection with such restructuring and any title or UCC insurance premiums, costs and expenses incurred in connection with the issuance of the insurance policies and endorsements required to be delivered by Borrower pursuant to this Section 9.6, but excluding the fees and expenses of Borrower’s counsel) that Borrower incurs in connection with complying with any request made by Lender under this Section 9.6. Notwithstanding the foregoing, the provisions of this Section 9.6 shall in no way limit, increase or otherwise affect any Borrower obligation to pay any costs expressly required to be paid by Borrower pursuant to any other Sections of this Agreement. It shall be an Event of Default hereunder if Borrower fails to comply with any of the terms, covenants or conditions of this Section 9.6 and such failure shall continue for more than ten (10) Business Days after Borrower shall have received written notice thereof.

Section 9.7                                      Syndication.

9.7.1                        Syndication.

The provisions of this Section 9.7 shall only apply in the event that the Loan is syndicated in accordance with the provisions of this Section 9.7 set forth below.

9.7.2                        Sale of Loan, Co-Lenders, Participations and Servicing.

(a)                                  Lender and any Co-Lender may, at their option, without Borrower’s consent (but with notice to Borrower), sell with novation all or any part of their right, title and interest in, and to, and under the Loan (the “Syndication”), to one or more additional lenders (each a “Co-Lender”). Each additional Co-Lender shall enter into an assignment and assumption agreement (the “Assignment and Assumption”) assigning a portion of Lender’s or Co-Lender’s rights and obligations under the Loan, and pursuant to which the additional Co-Lender accepts such assignment and assumes the assigned obligations.

From and after the effective date specified in the Assignment and Assumption (i) each Co-Lender shall be a party hereto and to each Loan Document to the extent of the applicable percentage or percentages set forth in the Assignment and Assumption and, except as specified otherwise herein, shall succeed to the rights and obligations of Lender and the Co-Lenders hereunder and thereunder in respect of the Loan, and (ii) Lender, as lender and each Co-Lender, as applicable, shall, to the extent such rights and obligations have been assigned by it pursuant to such Assignment and Assumption, relinquish its rights and be released from its obligations hereunder and under the Loan Documents.

(b)                                 The liabilities of Lender and each of the Co-Lenders shall be several and not joint. Neither Lender nor any Co-Lender shall be responsible for the obligations of any other Co-Lender. If for any reason any of the Co-Lenders shall fail or refuse to abide by their obligations under this Agreement, Lender and the other Co-Lenders shall not be relieved of their obligations, if any, hereunder.

(c)                                  Borrower agrees that it shall, in connection with any sale of all or any portion of the Loan, whether in whole or to an additional Co-Lender or Participant, within ten (10) Business Days after requested by Lender, furnish Lender with the certificates required under Sections 5.1.10 and 5.1.13 hereof and such other information as reasonably requested by any additional Co-Lender or Participant in performing its due diligence in connection with its purchase of an interest in the Loan.

(d)                                 Lender (or an Affiliate of Lender) shall act as administrative agent for itself and the Co-Lenders (together with any successor administrative agent, the “Agent”) pursuant to this Section 9.7. Borrower acknowledges that Lender, as Agent, shall have the sole and exclusive authority to execute and perform this Agreement and each Loan Document on behalf of itself, as Lender and as agent for itself and the Co-Lenders until replaced as Agent pursuant to the terms of the Co-Lending Agreement; provided, however, (i) so long as no Event of Default shall then exist or (ii) Agent shall not be in default under the Co-Lending Agreement (which would entitle the Co-Lenders to replace Agent), Borrower shall have the right to approve any replacement or successor Agent, which such approval shall not be unreasonably withheld or delayed. Lender acknowledges that Lender, as Agent, shall retain the exclusive right to grant all approvals and give consents with respect to the operating budgets required to be delivered hereunder and with respect to matters concerning the establishment and administration of the Accounts. Except as otherwise provided herein, Borrower shall have no obligation to recognize or deal directly with any Co-Lender, and no Co-Lender shall have any right to deal directly with Borrower with respect to the rights, benefits and obligations of Borrower under this Agreement, the Loan Documents or any one or more documents or instruments in respect thereof. Borrower may rely conclusively on the actions of Lender as Agent to bind Lender and the Co-Lenders, notwithstanding that the particular action in question may, pursuant to this Agreement or the Co-Lending Agreement be subject to the consent or direction of some or all of the Co-Lenders. Lender may resign as Agent of the Co-Lenders, in its sole discretion or if required to by the Co-Lenders in accordance with the term of the Co-Lending Agreement, in each case without the consent of Borrower. Upon any such resignation, a successor Agent shall be determined pursuant to the terms of the Co-Lending Agreement. The term Agent shall mean any successor Agent.

(e)                                  Notwithstanding any provision to the contrary in this Agreement, the Agent shall not have any duties or responsibilities except those expressly set forth herein (and in the Co-Lending Agreement) and no covenants, functions, responsibilities, duties, obligations or liabilities of Agent shall be implied by or inferred from this Agreement, the Co-Lending Agreement, or any other Loan Document, or otherwise exist against Agent.

(f)                                    Except to the extent its obligations hereunder and its interest in the Loan have been assigned pursuant to one or more Assignments and Assumption, Lender, as Agent, shall have the same rights and powers under this Agreement as any other Co-Lender and may exercise the same as though it were not Agent, respectively. The term “Co-Lender” or “Co-Lenders” shall, unless otherwise expressly indicated, include Lender in its individual capacity. Lender and the other Co-Lenders and their respective Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, Borrower, or any Affiliate of Borrower and any Person who may do business with or own securities of Borrower or any Affiliate of Borrower, all as if they were not serving in such capacities hereunder and without any duty to account therefor to each other.

(g)                                 If required by any Co-Lender, Borrower hereby agrees to execute supplemental notes in the principal amount of such Co-Lender’s pro rata share of the Loan in the same form of the Note (provided any such supplemental note or notes do not represent any new or additional indebtedness), and such supplemental note shall (i) be payable to order of such Co-Lender, (ii) be dated as of the Closing Date, and (iii) mature on the Maturity Date. Such supplemental note shall provide that it evidences a portion of the existing indebtedness hereunder and under the Note and not any new or additional indebtedness of Borrower (it being understood that the aggregate face amount and aggregate principal balance of such supplemental notes together with any other note evidencing the Loan shall not exceed the then-outstanding principal balance of the Loan at the time of the execution of such supplemental notes). Simultaneously with the execution of such supplemental note or notes, Lender shall return the original Note to Borrower. The term “Note” as used in this Agreement and in all the other Loan Documents shall include all such supplemental notes.

(h)                                 Lender, as Agent, shall maintain at its domestic lending office or at such other location as Lender, as Agent, shall designate in writing to each Co-Lender and Borrower a copy of each Assignment and Assumption delivered to and accepted by it and a register for the recordation of the names and addresses of the Co-Lenders, the amount of each Co-Lender’s proportionate share of the Loan and the name and address of each Co-Lender’s agent for service of process (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower, Lender, as Agent, and the Co-Lenders may treat each Person whose name is recorded in the Register as a Co-Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection and copying by Borrower or any Co-Lender during normal business hours upon reasonable prior notice to the Agent. A Co-Lender may change its address and its agent for service of process upon written notice to Lender, as Agent, which notice shall only be effective upon actual receipt by Lender, as Agent, which receipt will be acknowledged by Lender, as Agent, upon request.

(i)                                     Notwithstanding anything herein to the contrary, any financial institution or other entity may be sold a participation interest in the Loan by Lender or any Co-Lender without Borrower’s consent (such financial institution or entity, a “Participant”) (x) if such sale is without novation and (y) if the other conditions set forth in this paragraph are met. No Participant shall be considered a Co-Lender hereunder or under the Note or the Loan Documents. No Participant shall have any rights under this Agreement, the Note or any of the Loan Documents and the Participant’s rights in respect of such participation shall be solely against Lender or Co-Lender, as the case may be, as set forth in the participation agreement executed by and between Lender or Co-Lender, as the case may be, and such Participant. No participation shall relieve Lender or Co-Lender, as the case may be, from its obligations hereunder or under the Note or the Loan Documents and Lender or Co- Lender, as the case may be, shall remain solely responsible for the performance of its obligations hereunder.

(j)                                     Notwithstanding any other provision set forth in this Agreement, Lender or any Co-Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, amounts owing to it in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System), provided that no such security interest or the exercise by the secured party of any of its rights thereunder shall release Lender or Co-Lender from its funding obligations hereunder.

9.7.3                        Cooperation in Syndication.

(a)                                  Borrower agrees to use commercially reasonable efforts to assist Lender in completing Syndication satisfactory to Lender. Such assistance shall include (i) direct contact between senior management and advisors of Borrower and the proposed Co-Lenders, (ii) assistance in the preparation of a confidential information memorandum and other marketing materials to be used in connection with the Syndication, (iii) the hosting, with Lender, of one (1) or more meetings of prospective Co-Lenders or with the Rating Agencies, (iv) the delivery of appraisals reasonably satisfactory to Lender if required, and (v) working with Lender to procure a rating for the Loan by the Rating Agencies.

(b)                                 Lender shall manage all aspects of the Syndication of the Loan, including decisions as to the selection of institutions to be approached and when they will be approached, when their commitments will be accepted, which institutions will participate, the allocations of the commitments among the Co-Lenders and the amount and distribution of fees among the Co-Lenders. To assist Lender in its Syndication efforts, Borrower agrees promptly to prepare and provide to Lender all information with respect to Borrower, Manager, and the Properties contemplated hereby, including all financial information and projections (the “Projections”), as Lender may reasonably request in connection with the Syndication of the Loan. Borrower hereby represents and covenants that (i) all information other than the Projections (the “Information”) that has been or will be made available to Lender by Borrower or any of its representatives is or will be, to Borrower’s Actual Knowledge, when furnished, complete and correct in all material respects and does not or will not, to Borrower’s Actual Knowledge, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made and (ii) the Projections that have been or will be made available to Lender by Borrower or any of its representatives have been or will be prepared in good faith based upon reasonable assumptions. Borrower understands that in arranging and syndicating the Loan, Lender, the Co-Lenders and, if applicable, the Rating Agencies, may use and rely on the Information and Projections without independent verification thereof.

(c)                                  If required in connection with the Syndication, Borrower hereby agrees to:

(i)                             amend the Loan Documents to give Lender the right, at Lender’s sole cost and expense, to have the Properties reappraised on an annual basis;

(ii)                          deliver updated financial and operating statements (as may be required to be delivered pursuant to Section 5.1.10 hereof) and other information reasonably required by Lender (as may be required to be delivered pursuant to Section 5.1.10 hereof) to facilitate the Syndication;

(iii)                       use commercially reasonable efforts to deliver reliance letters reasonably satisfactory to Lender with respect to the environmental assessments and reports delivered to Lender prior to the Closing Date, at Lender’s sole cost and expense, which will run to Lender and its successors and assigns;

(iv)                      subject to the terms of Section 9.7.4, if Lender elects, in its sole discretion, prior to or upon a Syndication, to split the Loan into two (2) or more parts, or the Note into multiple component notes or tranches which may have different interest rate spreads, principal amounts, maturities, and priorities, Borrower agrees to reasonably cooperate with Lender in connection with the foregoing and, subject in all cases to the applicable provisions of Section 9.5 hereof, to execute the required modifications and amendments to the Note, this Agreement and the Loan Documents and to provide opinions necessary to effectuate the same. Such notes or components or tranches may be assigned different interest rate spreads, so long as the weighted average of such interest rate spreads does not exceed the Eurodollar Rate Margin (except for any deviation attributable to the imposition of any rate of interest at the Default Rate or prepayments pursuant to Section 2.3.2 or 2.3.3 hereof);

(v)                         Subject to the terms of Section 9.5 hereof, execute such other modifications to the Loan Documents reasonably required by the Co-Lenders; and

(vi)                      amend the Organizational Documents of Mezzanine A Borrower and Mezzanine A Principal to “opt into” Article 8 of the UCC and in connection therewith, certificate the interests comprising the Collateral, deliver such certificates to Lender in accordance with the Pledge Agreement and deliver to Lender “springing control” endorsements (or the equivalent thereof) to the UCC Title Insurance Policy.

9.7.4                        Payment of Agent’s, and Co-Lender’s Expenses.

All third party costs and expenses and out-of-pocket expenses incurred by Lender in connection with this Agreement and the Syndication shall be paid by Lender (except as otherwise expressly set forth herein). These shall include, but not be limited to, fees and disbursements of legal counsel, accountants, and other professionals retained by Lender and fees and expenses incurred for producing any offering documents or any other materials (including travel by Lender and its agents, design, printing, photograph and document production costs). Solely for the purposes of this Section 9.7, Lender shall reimburse Borrower for all of its actual out-of-pocket costs and expenses (other than the fees and expenses of Borrower’s counsel) that Borrower incurs in connection with complying with a request made by Lender under this Section 9.7 in connection with a Syndication. Notwithstanding the foregoing, the provisions of this paragraph shall in no way limit or affect any Borrower obligation to pay any costs expressly required to be paid by Borrower pursuant to any other Sections of this Agreement.

9.7.5                        Intentionally Omitted.

9.7.6                        No Joint Venture.

Notwithstanding anything to the contrary herein contained, neither Agent, nor any Co-Lender by entering into this Agreement or by taking any action pursuant hereto, will be deemed a partner or joint venturer with Borrower.

Section 9.8                                      Restructuring of Loan and/or Mezzanine A Loan; Creation of New Mezzanine Loan(s).

In the event that Mezzanine A Lender exercises its right to restructure the Loan and the Mezzanine A Loan (the “Restructuring Option”) pursuant to Section 9.8 of the Mezzanine A Loan Agreement, Lender shall cooperate with Mezzanine A Lender to divide the Loan and/or the Mezzanine A Loan into two (2) or more (but no more than five (5)) parts (the “New Mezzanine Loan(s)”) as required by Mezzanine A Lender. The principal amounts of the New Mezzanine Loan(s) shall equal the aggregate outstanding principal balance of the Loan and the Mezzanine A Loan immediately prior to the creation of the New Mezzanine Loan(s). In effectuating the foregoing, the lender under the New Mezzanine Loan (the “New Mezzanine Lender”) will make a loan to the direct equity owners of Borrower (the “New Mezzanine Borrower”); the New Mezzanine Borrower will contribute the amount of such New Mezzanine Loan to Borrower, and (i) Borrower will contribute the amount of such New Mezzanine Loan to Mezzanine A Borrower, and Mezzanine A Borrower will apply the contribution to pay down the Mezzanine A Loan and/or (ii) Borrower will apply such new loan to pay down the Loan. The New Mezzanine Loan(s) will be on substantially the same terms (including, without limitation, the same material economic terms) and subject to substantially the same conditions set forth in this Agreement, the Note, the Pledge Agreement and the other Loan Documents, and/or the Mezzanine A Loan Documents except as follows:

(a)                                  Mezzanine A Lender shall have the right to establish different interest rate spreads for the New Mezzanine Loan(s) and to require the payment of the New Mezzanine Loan(s) in such order of priority as may be designated by Mezzanine A Lender; provided, however, that (i) the total loan amounts for the New Mezzanine Loan(s) shall equal the aggregate outstanding principal amount of the Loan and the Mezzanine A Loan immediately prior to the creation of the New Mezzanine Loan(s); (ii) the weighted average interest rate spread of the New Mezzanine Loan(s) shall equal the weighted average interest rate spread which was applicable to the Loan and the Mezzanine A Loan prior to the creation of the New Mezzanine Loan(s) (except for any deviation attributable to the imposition of any rate of interest at the Default Rate or prepayments pursuant to Section 2.3.2 or 2.3.3 hereof); (iii) [intentionally omitted]; and (iv) no additional recording tax shall be payable as a result of the creation of the New Mezzanine Loan(s) (or, if such additional recording tax is payable, Mezzanine A Lender shall pay the same). The New Mezzanine Loan(s) will be governed by the terms of an intercreditor agreement between or among the respective holders of the New Mezzanine Loan(s).

(b)                                 Mezzanine A Borrower, Borrower and New Mezzanine Borrower shall be a special purpose, bankruptcy remote entity pursuant to applicable Rating Agency criteria and shall own directly or indirectly one hundred percent (100%) of Mortgage Borrower, Mezzanine A Borrower or Borrower, as applicable. The security for the New Mezzanine Loan(s) shall be a pledge of one hundred percent (100%) of the direct and indirect ownership interests held by such entity.

(c)                                  Mezzanine A Borrower, Borrower and New Mezzanine Borrower shall cooperate, in all commercially reasonable respects, with all reasonable requests of Mezzanine A Lender in order to divide the Loan and/or the Mezzanine A Loan into one or more New Mezzanine Loan(s) and shall execute and deliver such customary documents as shall reasonably be required by Mezzanine A Lender and any Rating Agency in connection therewith, including, without limitation, (i) the delivery of non-consolidation opinions, (ii) the modification of Loan Documents solely to reflect the existence of, and/or the terms and provisions of, the New Mezzanine Loan(s) and the modification of organizational documents, provided such amendments shall relate exclusively to the single purpose bankruptcy remote nature of Borrower, Mezzanine A Borrower or New Mezzanine Borrower, (iii) authorize Mezzanine A Lender to file any UCC-1 Financing Statements reasonably required by Mezzanine A Lender to perfect its security interest in the collateral pledged as security for the New Mezzanine Loan(s), (iv) subject in all cases to the applicable provisions of Section 9.5 hereof, execute such other documents reasonably required by Mezzanine A Lender in connection with the creation of the New Mezzanine Loan(s), including, without limitation, a guaranty substantially similar in form and substance to the Mezzanine A Guaranty delivered on the date hereof in connection with the Mezzanine A Loan, an environmental indemnity substantially similar in form and substance to the Mezzanine A Environmental Indemnity delivered on the date hereof in connection with the Mezzanine A Loan and an agreement regarding the management agreement substantially similar in form and substance to the Agreement Regarding Management Agreement, if any, delivered in connection with the Mezzanine A Loan, (v) deliver appropriate authorization, execution and enforceability opinions with respect to the New Mezzanine Loan(s) and amendments to the Loan solely to reflect the existence of, and/or the terms and provisions of, the New Mezzanine Loan(s), and (vi) deliver such title insurance policies, “Eagle 9” or equivalent UCC title insurance policies, satisfactory to Mezzanine A Lender, insuring the perfection and priority of the lien on the collateral pledged as security for the New Mezzanine Loan(s).

It shall be an Event of Default hereunder if Borrower, Mezzanine A Borrower or New Mezzanine Borrower fails to comply with any of the terms, covenants or conditions of this Section 9.8 and such failure shall continue for more than ten (10) Business Days after Borrower, Mezzanine A Borrower or New Mezzanine Borrower, as the case may be, shall have received written notice thereof.

Solely for the purposes of this Section 9.8, Lender shall reimburse Borrower for all of its reasonable out-of-pocket costs and expenses (including, any additional recording tax due and payable by Borrower in connection with such restructuring and any title or UCC insurance premiums, costs and expenses incurred in connection with the issuance of the insurance policies and endorsements required to be delivered by Borrower pursuant to Section 9.8(c)(vi) hereof, but excluding the fees and expenses of Borrower’s counsel) that Borrower incurs in connection with complying with a request made by Lender under this Section 9.8. Notwithstanding the foregoing, the provisions of this paragraph shall in no way limit or affect any obligation of Borrower to pay any costs expressly required to be paid by Borrower pursuant to any other Sections of this Agreement.

Section 9.9                                      Contributions and Waivers.

(i)                                     As a result of the transactions contemplated by this Agreement, each Borrower Entity will benefit, directly and indirectly, from each other Borrower Entity’s obligation to pay the Debt and perform its Obligations and in consideration thereof the Borrower Entities desire to enter into an allocation and contribution agreement among themselves as set forth in this Section 9.9 to allocate such benefits among themselves and to provide a fair and equitable agreement to make contributions among each of the Borrower Entities in the event any payment is made by any individual Borrower Entity hereunder to Lender (each such payment being referred to herein as a “Contribution,” which term shall, for purposes of this Section 9.9, include any exercise of recourse by Lender against any Collateral of a Borrower Entity and application of proceeds of such Collateral in satisfaction of such Borrower Entity’s obligations to Lender under the Loan Documents).

(ii)                                  Each Borrower Entity shall be liable hereunder with respect to the Obligations only for such total maximum amount (if any) as would not render its Obligations hereunder or under any of the Loan Documents subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provisions of any State law.

(iii)                               In order to provide for a fair and equitable contribution among the Borrower Entities in the event that any Contribution is made by an individual Borrower Entity (a “Funding Borrower”), such Funding Borrower shall be entitled to a Contribution to reimburse such Funding Borrower (a “Reimbursement Contribution”) from all of the other Borrower Entities for all payments, damages and expenses incurred by that Funding Borrower in discharging any of the Obligations, in the manner and to the extent set forth in this Section 9.9.

(iv)                              For purposes hereof, the “Benefit Amount” shall mean, with respect to any individual Borrower Entity as of any date of determination, the net value of the benefits to such Borrower Entity and its Affiliates from extensions of credit made by Lender to (a) such Borrower Entity and (b) to the other Borrower Entities hereunder and under the Loan Documents to the extent such other Borrower Entities have pledged their respective Pledged Interests (as defined in the Pledge Agreement) to secure the Obligations of such Borrower Entity to Lender.

(v)                                 Each Borrower Entity shall be liable to a Funding Borrower in an amount equal to the greater of (A) the (i) ratio of the Benefit Amount of such Borrower Entity to the total amount of Obligations, multiplied by (ii) the amount of Obligations paid by such Funding Borrower, and (B) ninety-five percent (95%) of the excess of the fair saleable value of the assets of such Borrower over the total liabilities of such Borrower Entity (including the maximum amount reasonably expected to become due in respect of contingent liabilities) determined as of the date on which the payment made by a Funding Borrower is deemed made for purposes hereof (giving effect to all payments made by other Funding Borrowers as of such date in a manner to maximize the amount of such Contributions).

(vi)                              In the event that at any time there exist two or more Funding Borrowers with respect to any Contribution (in any such case, the “Applicable Contribution”), then Reimbursement Contributions from the other Borrowers pursuant hereto shall be allocated among such Funding Borrowers in proportion to the respective amounts of the Contribution made for or on account of the other Borrowers by such Funding Borrowers pursuant to the Applicable Contribution. In the event that at any time any Borrower pays an amount hereunder in excess of the amount calculated pursuant to this Section 9.9, that Borrower Entity shall be deemed to be a Funding Borrower to the extent of such excess and shall be entitled to a Reimbursement Contribution from the other Borrowers in accordance with the provisions of this Section 9.9.

(vii)                           Each Borrower Entity acknowledges that the right to Reimbursement Contributions hereunder shall constitute an asset in favor of the Borrower Entity to which such Reimbursement Contribution is owing.

(viii)                        No Reimbursement Contribution payments payable by a Borrower pursuant to the terms of this Section 9.9 shall be paid until all amounts then due and payable by all of Borrowers to Lender, pursuant to the terms of the Loan

Documents, are paid in full in Cash. Nothing contained in this Section 9.9 shall limit or affect in any way the Obligations of any Borrower to Lender under this Note or any other Loan Documents.

(ix)                                Each Borrower Entity waives:

(A)                              any right to require Lender to proceed against any other Borrower Entity or any other person or to proceed against or exhaust any security held by Lender at any time or to pursue any other remedy in Lender’s power before proceeding against any Borrower Entity;

(B)                                the defense of the statute of limitations in any action against any other Borrower Entity or for the collection of any indebtedness or the performance of any obligation under the Loan;

(C)                                any defense based upon any legal disability or other defense of any other Borrower Entity, any guarantor of any other person or by reason of the cessation or limitation of the liability of any other Borrower Entity or any guarantor from any cause other than full payment of all sums payable under the Note, this Agreement and any of the other Loan Documents;

(D)                               any defense based upon any lack of authority of the officers, directors, partners or agents acting or purporting to act on behalf of any other Borrower Entity or any principal of any other Borrower or any defect in the formation of any other Borrower Entity or any principal of any other Borrower Entity;

(E)                                 any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal;

(F)                                 any defense based upon any failure by Lender to obtain collateral for the indebtedness of any other Borrower Entity or any failure by Lender to perfect a lien on any collateral of any other Borrower Entity;

(G)                                presentment, demand, protest and notice of any kind with respect to the indebtedness of any other Borrower Entity;

(H)                               any defense based upon any failure of Lender to give notice to such Borrower Entity of the sale or other disposition of any collateral of any other Borrower Entity or to any other person or entity or any defect in any notice that may be given in connection with any sale or disposition of any collateral;

(I)                                    any defense based upon any failure of Lender to comply with Applicable Laws in connection with the sale or other disposition of any collateral of any other Borrower Entity, including, without limitation, any failure of Lender to conduct a commercially reasonable sale or other disposition of any collateral;

(J)                                   any defense based upon any election by Lender, in any bankruptcy proceeding, of the application or non-application of Section 1111(6)(2) of the Bankruptcy Code or any successor statute;

(K)                               any defense based upon any use of cash collateral under Section 363 of the Bankruptcy Code;

(L)                                 any defense based upon any agreement or stipulation entered into by Lender with any other Borrower Entity with respect to the provision of adequate protection in any bankruptcy proceeding;

(M)                            any defense based upon any borrowing or any grant of a security interest under Section 364 of the Bankruptcy Code by any other Borrower Entity;

(N)                               any defense based upon the avoidance of any security interest granted by any other Borrower Entity in favor of Lender for any reason;

(O)                               any defense based upon any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding, including any discharge of, or bar or stay against collecting, all or any of the obligations evidenced by the Note or owing under any of the Loan Documents; and

(P)                                 any defense or benefit based upon any Borrower Entity’s, or any other party’s, resignation of the portion of any obligation secured by the Pledge Agreement to be satisfied by any payment from any other Borrower Entity or any such party.

(x)                                   Each Borrower Entity waives:

(A)                              all rights and defenses arising out of an election of remedies by Lender even though the election of remedies, such as nonjudicial foreclosure with respect to security for the Loan or any other amounts owing under the Loan Documents, may have destroyed such Borrower Entity’s rights of subrogation and reimbursement against any other Borrower Entity;

(B)                                intentionally omitted; and

(C)                                any claim or other right which any Borrower Entity might now have or hereafter acquire against any other Borrower Entity or any other person that arises from the existence or performance of any obligations under the Note, this Agreement, the Pledge Agreement or the other Loan Documents, including, without limitation, any of the following: (i) any right of subrogation, reimbursement, exoneration, contribution (other than the right to contribution provided for in this Section 9.9), or indemnification; or (ii) any right to participate in any claim or remedy of Lender against any other Borrower Entity or any collateral security therefor, whether or not such claim, remedy or right arises in equity or under contract, statute or common law.

Section 9.10                                Certain Additional Rights of Lender; VCOC.

Subject to the terms hereof, Lender shall have the right:

(a)                                  to routinely consult with Borrower’s management regarding the significant business activities and business and financial developments of Borrower; provided, however, that such consultations shall not include discussions of environmental compliance programs or disposal of hazardous substances. Routine consultation meetings may occur no more frequently than quarterly, with Lender having the right to call special meetings at any reasonable time (but not more frequently than once per quarter) and upon reasonable advance notice. Borrower shall have no obligation to adhere to any advice proposed by Lender, except where otherwise specifically required elsewhere in the Loan Documents;

(b)                                 in accordance with the terms of this Agreement, to examine the books and records of Borrower at any reasonable times upon reasonable notice;

(c)                                  in accordance with the terms of this Agreement, to receive financial reports and other statements as provided in Section 5.1.10 hereof;

(d)                                 in accordance with the terms of this Agreement, but without restricting any other rights of Lender under this Agreement (including any similar right), to approve any acquisition by Borrower of any other significant property;

(e)                                  in accordance with the terms of this Agreement, but without restricting any other rights of Lender under this Agreement (including any similar right), to restrict the transfer of interests in Borrower, except for any such transfer that is a permitted transfer, including, without limitation those transfers not deemed “Transfers” under Section 5.2.10(c) hereof;

(f)                                    in accordance with the terms of this Agreement, but without restricting any other rights of Lender under this Agreement (including any similar right), to restrict financing to be obtained in connection with future property transactions, refinancing of any acquisition financings, and unsecured debt;

(g)                                 in accordance with the terms of the Agreement Regarding Management Agreement, but without restricting any other right of Lender under this Agreement (including any similar right), to restrict, upon the occurrence of an Event of Default, Borrower’s payments of management fees to Manager; and

(h)                                 in accordance with the terms of this Agreement, but without restricting any other right of Lender under this Agreement (including any similar right), to exercise certain approval rights with respect to the proposed annual operating budgets as provided in Section 5.1.10(e) hereof.

The rights described above may be exercised by any entity which owns and controls, directly or indirectly, substantially all of the interests in Lender. Nothing contained in this Section 9.10 is intended (i) to confer upon Lender any rights or privileges greater than those inuring to Lender under the other provisions of this Agreement, (ii) to impose upon Borrower any duties, obligations or liabilities greater than or in addition to those owed by Borrower under the other provisions of this Agreement, or (iii) to constitute Lender a partner or member of Borrower or a third-party beneficiary of Borrower’s Organizational Documents.

Section 9.11                                Mortgage Loan Defaults.

(a)                                  Without limiting the generality of the other provisions of this Agreement, and without waiving or releasing Borrower from any of its obligations hereunder, if there shall occur any Mortgage Loan Event of Default, and without regard to any other defenses or offset rights Mortgage Borrower may have against Mortgage Lender, Borrower hereby expressly agrees that Lender shall have the immediate right, without notice to or demand on Borrower or Mortgage Borrower, but shall be under no obligation: (i) to pay all or any part of the Mortgage Loan, and any other sums, that are then due and payable and to perform any act or take any action on behalf of Mortgage Borrower, as may be appropriate, to cause all of the terms, covenants and conditions of the Mortgage Loan Documents on the part of Mortgage Borrower to be performed or observed thereunder to be timely performed or observed; and (ii) to pay any other amounts and take any other action as Lender shall reasonably determine to be necessary to protect or preserve the rights and interests of Lender in the Loan and/or the Collateral. Lender shall have no obligation to complete any cure or attempted cure undertaken or commenced by Lender. All sums so paid and the costs and expenses incurred by Lender in exercising rights under this Section (including, without limitation, reasonable attorneys’ and other professional fees), with interest at the Default Rate, for the period from the date of demand by Lender to Borrower for such payments to the date of payment to Lender, shall constitute a portion of the Debt, shall be secured by the Pledge Agreement and shall be due and payable to Lender within ten (10) days following demand therefor.

(b)                                 Subject to the rights of tenants, Borrower hereby grants, and shall cause Mortgage Borrower to grant, Lender and any Person designated by Lender the right to enter upon the Property at any time for the purpose of carrying out the rights granted to Lender under this Section 9.11.

(c)                                  Borrower shall indemnify and hold harmless Lender from and against all actual out-of-pocket liabilities, obligations, losses, damages, penalties, assessments, actions, or causes of action, judgments, suits, claims, demands, costs, expenses (including, without limitation, reasonable attorneys’ and other professional fees, whether or not suit is brought, and settlement costs), and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Lender as a result of the foregoing actions described in Section 9.11(a) other than liabilities, obligations, losses, damages, penalties, assessments, actions, or causes of action, judgments, suits, claims, demands, costs, expenses and disbursements arising out of the fraud, illegal acts, gross negligence or willful misconduct of Lender. Lender shall have no obligation to Borrower, Mortgage Borrower or any other party to make any such payment or performance. Borrower shall not impede, interfere with, hinder or delay, and shall cause Mortgage Borrower to not impede, interfere with, hinder or delay, any effort or action on the part of Lender to cure any default or asserted default under the Mortgage Loan, or to otherwise protect or preserve Lender’s interests in the Loan and the Collateral following a default or asserted default under the Mortgage Loan, in either case, in accordance with the provisions of this Agreement and the other Loan Documents.

(d)                                 If Lender shall receive a copy of any notice of a Mortgage Loan Event of Default sent by Mortgage Lender to Mortgage Borrower, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender, in good faith, in reliance thereon. As a material inducement to Lender’s making the Loan, Borrower hereby absolutely and unconditionally releases and waives all claims against Lender arising out of Lender’s exercise of its rights and remedies provided in this Section other than claims arising out of the fraud, illegal acts, gross negligence or willful misconduct of Lender. In the event that Lender makes any payment in respect of the Mortgage Loan, Lender shall be subrogated, to the extent of such payment, to all of the rights of Mortgage Lender under the Mortgage Loan Documents against the Property, in addition to all other rights it may have under the Loan Documents.

Section 9.12                                Mezzanine A Loan Defaults.

(a)                                  Without limiting the generality of the other provisions of this Agreement, and without waiving or releasing Borrower from any of its obligations hereunder, if there shall occur any Mezzanine A Event of Default, Borrower hereby expressly agrees that Lender shall have the immediate right, without notice to or demand on Borrower or Mezzanine A Borrower, but shall be under no obligation: (i) to pay all or any part of the Mezzanine A Loan, and any other sums, that are then due and payable and to perform any act or take any action on behalf of Mezzanine A Borrower, as may be appropriate, to cause all of the terms, covenants and conditions of the Mezzanine A Loan Documents on the part of Mezzanine A Borrower to be performed or observed thereunder to be timely performed or observed; and (ii) to pay any other amounts and take any other action as Lender shall reasonably determine to be necessary to protect or preserve the rights and interests of Lender in the Loan and/or the Collateral. Lender shall have no obligation to complete any cure or attempted cure undertaken or commenced by Lender. All sums so paid and the costs and expenses incurred by Lender in exercising rights under this Section (including, without limitation, reasonable attorneys’ and other professional fees), with interest at the Default Rate, for the period from the date of demand by Lender to Borrower for such payments to the date of payment to Lender, shall constitute a portion of the Debt, shall be secured by the Pledge Agreement and shall be due and payable to Lender within ten (10) days following demand therefor.

(b)                                 Subject to the rights of tenants, Borrower hereby grants, and shall cause Mezzanine A Borrower to grant, Lender and any Person designated by Lender the right to enter upon the Property at any time for the purpose of carrying out the rights granted to Lender under this Section 9.12.

(c)                                  Borrower shall indemnify and hold harmless Lender from and against all out-of-pocket liabilities, obligations, losses, damages, penalties, assessments, actions, or causes of action, judgments, suits, claims, demands, costs, expenses (including, without limitation, reasonable attorneys’ and other professional fees, whether or not suit is brought, and settlement costs), and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Lender as a result of the foregoing actions described in Section 9.12(a) other than liabilities, obligations, losses, damages, penalties, assessments, actions, or causes of action, judgments, suits, claims, demands, costs, expenses and disbursements arising out of the fraud, illegal acts, gross negligence or willful misconduct of Lender. Lender shall have no obligation to Borrower, Mezzanine A Borrower or any other party to make any such payment or performance. Borrower shall not impede, interfere with, hinder or delay, and shall cause Mezzanine A Borrower to not impede, interfere with, hinder or delay, any effort or action on the part of Lender to cure any default or asserted default under the Mezzanine A Loan, or to otherwise protect or preserve Lender’s interests in the Loan and the Collateral following a default or asserted default under the Mezzanine A Loan, in either case, in accordance with the provisions of this Agreement and the other Loan Documents.

(d)                                 If Lender shall receive a copy of any notice of a Mezzanine A Event of Default sent by Mezzanine A Lender to Mezzanine A Borrower, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender, in good faith, in reliance thereon. As a material inducement to Lender’s making the Loan, Borrower hereby absolutely and unconditionally releases and waives all claims against Lender arising out of Lender’s exercise of its rights and remedies provided in this Section other than claims arising out of the fraud, illegal acts, gross negligence or willful misconduct of Lender. In the event that Lender makes any payment in respect of the Mezzanine A Loan, Lender shall be subrogated, to the extent of such payment, to all of the rights of Mezzanine A Lender under the Mezzanine A Loan Documents against the Mezzanine A Collateral, in addition to all other rights it may have under the Loan Documents.

Section 9.13                                Intentionally Omitted.

Section 9.14                                Intercreditor Agreements.

(a)                                  Lender, Mortgage Lender, Mezzanine A Lender and Bank Loan Agent are parties to one or more intercreditor agreements dated as of the date hereof (collectively, the “Intercreditor Agreements”) memorializing their relative rights and obligations with respect to the Mortgage Loan, the Loan, the Mezzanine A Loan, the Bank Loan, Mortgage Borrower, Borrower, Mezzanine A Borrower, Bank Loan Borrower and the Properties. Borrower hereby acknowledges and agrees that (i) such Intercreditor Agreements are intended solely for the benefit of Lender, Mezzanine A Lender,

Mortgage Lender and Bank Loan Agent and (ii) Borrower, Mortgage Borrower, Mezzanine A Borrower and Bank Loan Borrower are not intended third-party beneficiaries of any of the provisions therein and shall not be entitled to rely on any of the provisions contained therein. Lender, Mortgage Lender, Mezzanine A Lender and Bank Loan Agent shall have no obligation to disclose to Borrower, Mortgage Borrower, Mezzanine A Borrower or Bank Loan Borrower the contents of the Intercreditor Agreements. Borrower’s obligations hereunder are independent of such Intercreditor Agreements and remain unmodified by the terms and provisions thereof.

(b)                                 In the event the Lender is required pursuant to the terms of the Intercreditor Agreements to pay over to Mortgage Lender or Mezzanine A Lender any payment or distribution of assets, whether in cash, property or securities which is applied to the Debt, including, without limitation, any proceeds of the Properties previously received by Lender on account of the Loan, then Borrower shall indemnify Lender for any amounts so paid, and any amount so paid shall continue to be owing pursuant to the Loan Documents as part of the Debt notwithstanding the prior receipt of such payment by Lender.

Section 9.15                                Discussions with Mortgage Lender and Mezzanine A Lender.

(a)                                  In connection with the exercise of its rights set forth in the Loan Documents, Lender shall have the right at any time to discuss the Properties, the Mortgage Loan, the Loan, the Mezzanine A Loan, or any other matter directly with Mortgage Lender or Mortgage Lender’s consultants, agents or representatives without notice to or permission from Borrower or any other Loan Party. Lender shall not have any obligation to disclose such discussions or the contents thereof with Borrower or any other Loan Party.

(b)                                 In connection with the exercise of its rights set forth in the Loan Documents, Lender shall have the right at any time to discuss the Properties, the Mortgage Loan, the Mezzanine A Loan, the Loan or any other matter directly with Mezzanine A Lender or Mezzanine A Lender’s consultants, agents or representatives without notice to or permission from Borrower or any other Loan Party. Lender shall not have any obligation to disclose such discussions or the contents thereof with Borrower or any other Loan Party.

Section 9.16                                Independent Approval Rights.

If any action, proposed action or other decision is consented to or approved by Mortgage Lender or Mezzanine A Lender, such consent or approval shall not, except as otherwise expressly provided in this Agreement or the other Loan Documents, be binding or controlling on Lender. Borrower hereby acknowledges and agrees that (i) the risks of Mortgage Lender in making the Mortgage Loan are different from the risks of Lender in making the Loan, (ii) the risks of Mezzanine A Lender in making the Mezzanine A Loan are different from the risks of Lender in making the Loan, (iii) [intentionally omitted], (iv) in determining whether to grant, deny, withhold or condition any requested consent or approval Mortgage Lender, Mezzanine A Lender and Lender may reasonably reach different conclusions, and (v) Lender has an independent right to grant, deny, withhold or condition any requested consent or approval based on its own point of view, subject, however, to any requirements of reasonableness or good faith expressly set forth in this Agreement or the other Loan Documents. Further, the denial by Lender of a requested consent or approval shall not, provided such denial shall not constitute a default by Lender under this Agreement, create any liability or other obligation of Lender if the denial of such consent or approval results directly or indirectly in a default under the Mortgage Loan or the Mezzanine A Loan and Borrower hereby waives any claim of liability against Lender arising from any such denial, provided such denial shall not constitute a default by Lender under this Agreement. Notwithstanding anything to the contrary contained in this Section 9.16, to the extent that Mortgage Lender requires Mortgage Borrower to perform, or refrain from performing, any action pursuant to the terms of the Mortgage Loan Documents, Lender shall not withhold its consent to the performance or, or the refraining from performing, such action only if such failure to act or refrain from acting by Mortgage Borrower (after the expiration of any applicable notice and cure periods) would be a Mortgage Loan Event of Default.

X.                                    MISCELLANEOUS

Section 10.1                                Survival.

This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Debt is outstanding and unpaid, unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

Section 10.2                                Lender’s Discretion.

Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive.

Section 10.3                                Governing Law.

(a)                                  THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT ENTERED INTO PURSUANT TO THE LAWS OF THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE GOVERNED, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS).

(b)                                 WITH RESPECT TO ANY CLAIM OR ACTION ARISING HEREUNDER OR UNDER THIS AGREEMENT, THE NOTE, OR THE OTHER LOAN DOCUMENTS, EACH OF BORROWER AND LENDER (A) IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK, NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF, AND (B) IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING ON VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTE, THE PLEDGE AGREEMENT OR THE OTHER LOAN DOCUMENTS BROUGHT IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING IN THIS AGREEMENT, THE NOTE OR THE OTHER LOAN DOCUMENTS INSTRUMENT WILL BE DEEMED TO PRECLUDE LENDER OR BORROWER FROM BRINGING AN ACTION OR PROCEEDING WITH RESPECT HERETO IN ANY OTHER JURISDICTION.

Section 10.4                                Modification, Waiver in Writing.

No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, the Note, or of any other Loan Document, nor consent to any departure by Borrower or Lender therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

Section 10.5                                Delay Not a Waiver.

Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

Section 10.6                                Notices.

All notices or other written communications hereunder shall be in writing and shall be deemed to have been properly given (i) upon delivery, if delivered in person or by facsimile transmission with receipt acknowledged by the recipient thereof and confirmed by telephone by sender, (ii) one (1) Business Day after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Borrower:	c/o Archstone-Smith Operating Trust
9200 E. Panorama Circle, Suite 400
Englewood, Colorado 80112
Attention: General Counsel
Facsimile No.: (303) 708-6954

with a copy to:	Tishman Speyer
45 Rockefeller Plaza
New York, New York 10111
Attention: Chief Legal Officer
Facsimile No.: (212) 895-0353

and to:	Tishman Speyer
45 Rockefeller Plaza
New York, New York 10111
Attention: Chief Financial Officer
Facsimile No.: (212) 895-0314

and to:	Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Attention: Andrew J. Dady, Esq.
Facsimile No.: (212) 593-5955

If to Lender:	Lehman Brothers Holdings Inc.
399 Park Avenue
New York, New York 10022
Attention: Charles Manna
Facsimile No.: (646) 758-5366

and to:	Bank of America, N.A.
Capital Markets Servicing Group
900 West Trade Street, Suite 650
Mail Code: NC1-026-06-01
Charlotte, North Carolina 28255

Attention: Dean B. Roberson
Facsimile No.: (704) 317-4501

and to:	Barclays Capital Real Estate Finance Inc.
200 Park Avenue, 4th Floor
New York, New York 10166
Attention: Lori Ann Rung
Facsimile No.: (212) 412-1664

with a copy to:	Thacher Proffitt & Wood LLP
Two World Financial Center
New York, New York 10281
Attention: Mitchell G. Williams, Esq.
Facsimile No.: (212) 912-7751

or addressed as such party may from time to time designate by written notice to the other parties.

Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

Section 10.7                                Trial by Jury.

EACH OF BORROWER AND LENDER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER PARTY.

Section 10.8                                Headings.

The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 10.9                                Severability.

Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement shall be prohibited by or invalid under Applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 10.10                          Preferences.

Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, State or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

Section 10.11                          Waiver of Notice.

Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or any of the other Loan Documents specifically and expressly provides for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or any of the other Loan Documents does not specifically and expressly provide for the giving of notice by Lender to Borrower.

Section 10.12                          Remedies of Borrower.

In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents shall be liable for any monetary damages, and Borrower’s sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

Section 10.13                          Expenses; Indemnity.

(a)                                  Except as otherwise expressly set forth in this Agreement, Borrower covenants and agrees to pay or, if Borrower fails to pay, to reimburse Lender within five (5) days of receipt of written notice from Lender, for all reasonable out-of-pocket costs and expenses (including reasonable out-of-pocket attorneys’ fees and disbursements) incurred by Lender in connection with (i) [intentionally omitted]; (ii) Borrower’s ongoing performance of and compliance with Borrower’s agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (iii) Lender’s ongoing performance and compliance with all agreements and conditions contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date; (iv) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters reasonably requested by Lender; (v) securing Borrower’s compliance with any requests made pursuant to the provisions of this Agreement; (vi) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents; (vii) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, the Collateral, the Mezzanine A Collateral, any Mortgage Principal’s general partner interest in the related Mortgage Borrower Entity, any Mezzanine A Principal’s general partner interest in the related Mezzanine A Borrower Entity, the Properties or any other security given for the Loan; and (viii) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or with respect to the Collateral or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “workout” or of any insolvency or bankruptcy proceedings; provided, however, that Borrower shall not be liable for the payment or reimbursement of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender.

(b)                                 Borrower shall indemnify, defend and hold harmless Lender from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable out-of-pocket fees and disbursements of counsel for Lender in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto), that may be imposed on, incurred by, or asserted against Lender in any manner relating to or arising out of (i) any breach by Borrower of its obligations under, or any material misrepresentation by Borrower contained in, this Agreement or the other Loan Documents, or (ii) the use or intended use of the proceeds of the Loan (collectively, the “Indemnified Liabilities”); provided, however, that Borrower shall not have any obligation to Lender hereunder to the extent that such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses or disbursements, as the case may be, arise from the gross negligence, illegal acts, fraud or willful misconduct of Lender. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that it is permitted to pay and satisfy under Applicable Law to the payment and satisfaction of all Indemnified Liabilities incurred by Lender.

(c)                                  Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless Lender and the Indemnified Parties from and against any and all losses (including, without limitation, reasonable attorneys’ fees and costs incurred in the investigation, defense, and settlement of losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA, the Code, any State statute or other similar law that may be required, in Lender’s sole discretion) that Lender may incur, directly or indirectly, as a result of a default under Sections 4.1.8 or 5.2.8 hereof.

(d)                                 Except as otherwise expressly provided for in this Agreement, Borrower covenants and agrees to pay for or, if Borrower fails to pay, to reimburse Lender for any customary fees or expenses payable to any Rating Agency in connection with any consent, approval, waiver or confirmation obtained from such Rating Agency pursuant to the terms and conditions of this Agreement or any other Loan Document and Lender shall be entitled to require payment of such fees and expenses as a condition precedent to the obtaining of any such consent, approval, waiver or confirmation.

Section 10.14                          Schedules and Exhibits Incorporated.

The Schedules and Exhibits annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

Section 10.15                          Offsets, Counterclaims and Defenses.

Any assignee of Lender’s interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to the Loan and the Loan Documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon the Loan or the Loan Documents, and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

Section 10.16                          No Joint Venture or Partnership; No Third Party Beneficiaries.

(a)                                  Borrower and Lender intend that the relationship created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy in common, or joint tenancy relationship between Borrower and Lender.

(b)                                 This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrower, and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender’s sole discretion, Lender deems it advisable or desirable to do so.

Section 10.17                          Counterparts.

This Agreement may be executed in multiple counterparts, each of which, for all purposes, shall be deemed an original, and all of which together shall constitute one and the same agreement.

Section 10.18                          Waiver of Marshalling of Assets; Cross-Default; Cross Collateralization.

(a)                                  To the fullest extent permitted by Applicable Law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower’s partners and others with interests in Borrower, and of the Collateral, or to a sale in inverse order of alienation in the event of foreclosure of the Pledge Agreement, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Properties for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Properties in preference to every other claimant whatsoever. In addition, Borrower, for itself and its successors and assigns, waives in the event of foreclosure of any portion of the Collateral, any equitable right otherwise available to Borrower which would require the separate sale of any portion of the Collateral or require Lender to exhaust its remedies against any portion of the Collateral or any combination of portions of the Collateral before proceeding against any other portion of the Collateral or combination of portions of the Collateral; and Borrower hereby expressly consents to and authorizes, at the option of Lender in the event of such foreclosure, the foreclosure and sale either separately or together of any portion of the Collateral or combination of portions of the Collateral.

(b)                                 Borrower acknowledges that Lender has made the Loan to Borrower upon the security of its collective interest in the Collateral and in reliance upon the aggregate of the Collateral taken together being of greater value as collateral security than the sum of any portion of the Collateral taken separately.

Section 10.19                          Waiver of Counterclaim.

Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents.

Section 10.20                          Conflict; Construction of Documents; Reliance.

In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that the Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any direct or indirect equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender’s exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

Section 10.21                          Brokers and Financial Advisors.

Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Borrower hereby agrees to indemnify, defend and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind (including Lender’s reasonable out-of-pocket attorneys’ fees and expenses) in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower or Lender in connection with the transactions contemplated herein. The provisions of this Section 10.21 shall survive the expiration and termination of this Agreement and the payment of the Debt.

Section 10.22                          Prior Agreements.

This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, between Borrower and/or its Affiliates and Lender are superseded by the terms of this Agreement and the other Loan Documents.

Section 10.23                          Joint and Several Liability.

If Borrower consists of more than one Person, the obligations and liabilities of each such Person hereunder (as the same may be limited by any applicable provisions of Section 9.4 hereof) are joint and several.

Section 10.24                          USA Patriot Act.

Each Lender hereby notifies each Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of each Borrower and other information that will allow such Lender to identify each Borrower in accordance with such Act.

[NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Mezzanine B Loan Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

BORROWER:

[BORROWER]

LENDER:

LEHMAN BROTHERS HOLDINGS INC., a Delaware corporation

By:
Name:
Title:

BANK OF AMERICA, N.A., a national banking association

By:
Name:
Title:

BARCLAYS CAPITAL REAL ESTATE FINANCE INC., a Delaware corporation

By:
Name:
Title:

EXHIBIT A

(Borrower Entities)

Borrower Entity	Organizational Identification Number	Tax Identification No.
Tishman Speyer Archstone-Smith City Place Mezzanine II, L.L.C.	4431673	90-0042860

Tishman Speyer Archstone-Smith Harbour Pointe Mezzanine II, L.L.C.	4431675	90-0042860

Tishman Speyer Archstone-Smith Northcreek Mezzanine II, L.L.C.	4431676	90-0042860

Tishman Speyer Archstone-Smith Redmond Campus Mezzanine II, L.L.C.	4431679	90-0042860

Tishman Speyer Archstone-Smith Redmond Park Mezzanine II, L.L.C.	4431687	90-0042860

Tishman Speyer Archstone-Smith Warner Center Mezzanine II, L.L.C.	4431691	90-0042860

Tishman Speyer Archstone-Smith Wall Street Towers Mezzanine II, L.L.C.	4431696	90-0042860

Tishman Speyer Archstone-Smith Redmond Court Mezzanine II, L.L.C.	4431700	90-0042860

Tishman Speyer Archstone-Smith Vanoni Ranch Mezzanine II, L.L.C.	4431702	90-0042860

Tishman Speyer Archstone-Smith Vanoni Ranch Mezzanine Lessee II, L.L.C.	4432700	90-0042860

Tishman Speyer Archstone-Smith Fox Plaza Mezzanine II, L.L.C.	4431703	90-0042860

Tishman Speyer Archstone-Smith Boston Common Mezzanine II, L.L.C.	4431704	90-0042860

Tishman Speyer Archstone-Smith Thousand Oaks Crest Mezzanine II, L.L.C.	4432674	90-0042860

EXHIBIT B

(Lender Approved Standard Form of Lease)

None

EXHIBIT C

(Allocated Loan Amounts)

Property Name	Amount

Archstone Boston Common	$15,587,637.60
Archstone City Place	$0.00
Archstone Vanoni Ranch	$6,330,034.97
Archstone Warner Center	$11,198,986.09
Archstone Fox Plaza	$6,907,673.79
Archstone Harbour Pointe	$0.00
Archstone Northcreek	$6,034,220.74
Archstone Redmond Campus	$6,556,893.70
Oakwood Village	$0.00
Archstone Redmond Park	$3,667,803.20
The Flats at Dupont Circle	$0.00
Stone Creek at Bellevue	$2,228,604.24
Wall Street Tower	$4,989,874.83

EXHIBIT D

(Ground Leases)

1.                                       Archstone Vanoni Ranch, 10676 Veronica Lane, Ventura, California

SCHEDULE 4.1.1

(Organizational Chart)

SCHEDULE 4.1.4

(Litigation)

1.                                       Equal Rights Center v. Archstone litigation (Civil Action No. 04-03975 (AMD), U.S. Dist. Ct., D. Md.), with respect to various properties (which properties may include one or more Properties), owned by Mortgage Borrower or other entities affiliated with Archstone-Smith Operating Trust, as having potential construction/design violations under the Fair Housing Act and the Americans with Disabilities Act.

SCHEDULE 4.1.9

(Exceptions to Compliance with Legal Requirements)

1.                                       Certain Individual Properties, owned by Mortgage Borrower or other entities affiliated with Archstone-Smith Operating Trust, are identified in the Equal Rights Center v. Archstone litigation (Civil Action No. 04-03975 (AMD), U.S. Dist. Ct., D. Md.) as having potential construction/design violations under the Fair Housing Act and the Americans with Disabilities Act.

SCHEDULE 4.1.10

(Financial Information Exceptions)

None

SCHEDULE 4.1.13

(Utilities and Public Access Exceptions)

None

SCHEDULE 4.1.21

(Certificate of Occupancy and Licenses Exceptions)

None

SCHEDULE 4.1.23

(Physical Condition Exceptions)

None

SCHEDULE 4.1.25

(Lease Representation Exceptions)

None

SCHEDULE 4.1.32

(Changes in Facts or Circumstances)

None

SCHEDULE 4.1.47

(List of Mortgage Loan Documents)

Archstone Vanoni Ranch

1. Promissory Note made by ASN Vanoni Ranch LLC and Tishman Speyer Archstone-Smith Vanoni Ranch Lessee, L.L.C. (together, the “Vanoni Borrower”), as borrower in favor of Lehman Brothers Holdings Inc.; Bank of America, N.A.; Barclays Capital Real Estate Inc. (together, the “Lender”), as lender, in the original principal amount of $69,149,000.00

2. Loan Agreement between Vanoni Borrower and Lender

3. Deed of Trust between Vanoni Borrower and Lender

4. Replacement Reserve Agreement between Vanoni Borrower and Lender

5. Guaranty executed by Archstone-Smith Operating Trust (“Guarantor”)

6. Cross Collateralization Agreement between Vanoni Borrower and Lender

7. Post Closing Letter executed by Vanoni Borrower

8. Escrow Agreement executed by Vanoni Borrower and Lender

9. Hedge Agreement between Vanoni Borrower and Lender

10. ADA Agreement between Vanoni Borrower and Lender

11. California Guaranty executed by Guarantor

Archstone Warner Center

1. Promissory Note made by ASN Warner Center LLC (“Warner Borrower”), as borrower in favor of Lehman Brothers Holdings Inc.; Bank of America, N.A.; Barclays Capital Real Estate Finance Inc. (together, the “Lender”), as lender, in the original principal amount of $110,405,000.00

2. Loan Agreement between Warner Borrower and Lender

3. Deed of Trust between Warner Borrower and Lender

4. Replacement Reserve Agreement between Warner Borrower and Lender

5. Guaranty executed by Guarantor

6. Cross Collateralization Agreement between Warner Borrower and Lender

7. Post Closing Letter executed by Warner Borrower

8. Escrow Agreement executed by Warner Borrower and Lender

9. Hedge Agreement between Warner Borrower and Lender

10. Debt Service Escrow Agreement between Warner Borrower and Lender

11. California Guaranty executed by Guarantor

Archstone City Place

1. Promissory Note made by ASN City Place LLC (“City Place Borrower”), as borrower in favor of Lehman Brothers Holdings Inc.; Bank of America, N.A.; Barclays Capital Real Estate Finance Inc. (together, the “Lender”), as lender, in the original principal amount of $48,428,000.00

2. Loan Agreement between City Place Borrower and Lender

3. Deed of Trust between City Place Borrower and Lender

4. Replacement Reserve Agreement between City Place Borrower and Lender

5. Guaranty executed by Guarantor

6. Cross Collateralization Agreement between City Place Borrower and Lender

7. Post Closing Letter executed by City Place Borrower

8. Escrow Agreement executed by City Place Borrower and Lender

9. Hedge Agreement between City Place Borrower and Lender

10. California Guaranty executed by Guarantor

Archstone Fox Plaza

1. Promissory Note made by ASN Fox Plaza LLC (“Fox Borrower”), as borrower in favor of Lehman Brothers Holdings Inc.; Bank of America, N.A.; Barclays Capital Real Estate Finance Inc. (together, the “Lender”), as lender, in the original principal amount of $61,634,500.00

2. Loan Agreement between Fox Borrower and Lender

3. Deed of Trust between Fox Borrower and Lender

4. Replacement Reserve Agreement between Fox Borrower and Lender

5. Guaranty executed by Guarantor

6. Cross Collateralization Agreement between Fox Borrower and Lender

7. Post Closing Letter executed by Fox Borrower

8. Escrow Agreement executed by Fox Borrower and Lender

9. Hedge Agreement between Fox Borrower and Lender

10. Repair Agreement between Fox Borrower and Lender

11. California Guaranty executed by Guarantor

Archstone Boston Common

1. Promissory Note made by ASN Park Essex LLC (“Boston Borrower”), as borrower in favor of Lehman Brothers Holdings Inc.; Bank of America, N.A.; Barclays Capital Real Estate Finance Inc. (together, the “Lender”), as lender, in the original principal amount of $152,926,000.00

2. Loan Agreement between Boston Borrower and Lender

3. Mortgage between Boston Borrower and Lender

4. Replacement Reserve Agreement between Boston Borrower and Lender

5. Guaranty executed by Guarantor

6. Cross Collateralization Agreement between Boston Borrower and Lender

7. Post Closing Letter executed by Boston Borrower

8. Escrow Agreement executed by Boston Borrower and Lender

9. Debt Service Escrow Agreement between Boston Borrower and Lender

10. Hedge Agreement between Boston Borrower and Lender

Archstone Redmond Campus

1. Promissory Note made by Tishman Speyer Archstone-Smith Redmond Campus, L.L.C. (“Redmond Campus Borrower”), as borrower in favor of Lehman Brothers Holdings Inc.; Bank of America, N.A.; Barclays Capital Real Estate Finance Inc. (together, the “Lender”), as lender, in the original principal amount of $72,358,000.00

2. Loan Agreement between Redmond Campus Borrower and Lender

3. Mortgage between Redmond Campus Borrower and Lender

4. Replacement Reserve Agreement between Redmond Campus Borrower and Lender

5. Guaranty executed by Guarantor

6. Cross Collateralization Agreement between Redmond Campus Borrower and Lender

7. Post Closing Letter executed by Redmond Campus Borrower

8. Escrow Agreement executed by Redmond Campus Borrower and Lender

9. Hedge Agreement between Redmond Campus Borrower and Lender

Archstone Harbour Pointe

1. Promissory Note made by Tishman Speyer Archstone-Smith Harbour Pointe, L.L.C. (“Harbour Pointe Borrower”), as borrower in favor of Lehman Brothers Holdings Inc.; Bank of America, N.A.; Barclays Capital Real Estate Finance Inc. (together, the “Lender”), as lender, in the original principal amount of $27,625,000.00

2. Loan Agreement between Harbour Pointe Borrower and Lender

3. Mortgage between Harbour Pointe Borrower and Lender

4. Replacement Reserve Agreement between Harbour Pointe Borrower and Lender

5. Guaranty executed by Guarantor

6. Cross Collateralization Agreement between Harbour Pointe Borrower and Lender

7. Post Closing Letter executed by Harbour Pointe Borrower

8. Escrow Agreement executed by Harbour Pointe Borrower and Lender

9. Hedge Agreement between Harbour Pointe Borrower and Lender

Archstone Northcreek

1. Promissory Note made by Tishman Speyer Archstone-Smith Northcreek, L.L.C. (“Northcreek Borrower”), as borrower in favor of Lehman Brothers Holdings Inc.; Bank of America, N.A.; Barclays Capital Real Estate Finance Inc. (together, the “Lender”), as lender, in the original principal amount of $603,000.00

2. Loan Agreement between Northcreek Borrower and Lender

3. Mortgage between Northcreek Borrower and Lender

4. Replacement Reserve Agreement between Northcreek Borrower and Lender

5. Guaranty executed by Guarantor

6. Cross Collateralization Agreement between Northcreek Borrower and Lender

7. Post Closing Letter executed by Northcreek Borrower

8. Escrow Agreement executed by Northcreek Borrower and Lender

9. Hedge Agreement between Northcreek Borrower and Lender

10. ADA Agreement between Borrower and Lender

Archstone Redmond Park

1. Promissory Note made by ASN Redmond Park LLC (“Redmond Park Borrower”), as borrower in favor of Lehman Brothers Holdings Inc.; Bank of America, N.A.; Barclays Capital Real Estate Finance Inc. (together, the “Lender”), as lender, in the original principal amount of $41,063,000.00

2. Loan Agreement between Redmond Park Borrower and Lender

3. Mortgage between Redmond Park Borrower and Lender

4. Replacement Reserve Agreement between Redmond Park Borrower and Lender

5. Guaranty executed by Guarantor

6. Cross Collateralization Agreement between Redmond Park Borrower and Lender

7. Post Closing Letter executed by Redmond Park Borrower

8. Escrow Agreement executed by Redmond Park Borrower and Lender

9. Hedge Agreement between Redmond Park Borrower and Lender

Stone Creek at Bellevue (Redmond Court)

1. Promissory Note made by Tishman Speyer Archstone-Smith Redmond Court, L.L.C. (“Stone Creek Borrower”), as borrower in favor of Lehman Brothers Holdings Inc.; Bank of America, N.A.; Barclays Capital Real Estate Finance Inc. (together, the “Lender”), as lender, in the original principal amount of $23,100,000.00

2. Loan Agreement between Stone Creek Borrower and Lender

3. Mortgage between Stone Creek Borrower and Lender

4. Replacement Reserve Agreement between Stone Creek Borrower and Lender

5. Guaranty executed by Guarantor

6. Cross Collateralization Agreement between Stone Creek Borrower and Lender

7. Post Closing Letter executed by Stone Creek Borrower

8. Escrow Agreement executed by Stone Creek Borrower and Lender

9. Hedge Agreement between Stone Creek Borrower and Lender

Wall Street Tower

1. Promissory Note made by ASN Belltown LLC (“Wall Street Borrower”), as borrower in favor of Lehman Brothers Holdings Inc.; Bank of America, N.A.; Barclays Capital Real Estate Finance Inc. (together, the “Lender”), as lender, in the original principal amount of $54,410,000.00

2. Loan Agreement between Wall Street Borrower and Lender

3. Mortgage between Wall Street Borrower and Lender

4. Replacement Reserve Agreement between Wall Street Borrower and Lender

5. Guaranty executed by Guarantor

6. Cross Collateralization Agreement between Wall Street Borrower and Lender

7. Post Closing Letter executed by Wall Street Borrower

8. Escrow Agreement executed by Wall Street Borrower and Lender

9. Hedge Agreement between Wall Street Borrower and Lender

Archstone Thousand Oaks Crest (aka Oakwood Village)

1. Promissory Note made by ASN Thousand Oaks Crest LLC (“Oakwood Borrower”), as borrower in favor of Lehman Brothers Holdings Inc.; Bank of America, N.A.; Barclays Capital Real Estate Finance Inc. (together, the “Lender”), as lender, in the original principal amount of $46,000,000.00

2. Loan Agreement between Oakwood Borrower and Lender

3. Deed of Trust between Oakwood Borrower and Lender

4. Replacement Reserve Agreement between Oakwood Borrower and Lender

5. Guaranty executed by Guarantor

6. Cross Collateralization Agreement between Oakwood Borrower and Lender

7. Post Closing Letter executed by Oakwood Borrower

8. Escrow Agreement executed by Oakwood Borrower and Lender

9. Hedge Agreement between Oakwood Borrower and Lender

10. Repair Agreement between Oakwood Borrower and Lender

11. Completion Guaranty executed by Guarantor

12. California Guaranty executed by Guarantor

The Flats at Dupont Circle

1. Promissory Note made by ASN Dupont Circle LLC (“Dupont Borrower”), as borrower in favor of Lehman Brothers Holdings Inc.; Bank of America, N.A.; Barclays Capital Real Estate Finance Inc. (together, the “Lender”), as lender, in the original principal amount of $90,066,000.00

2. Loan Agreement between Dupont Borrower and Lender

3. Deed of Trust between Dupont Borrower and Lender

4. Replacement Reserve Agreement between Dupont Borrower and Lender

5. Guaranty executed by Guarantor

6. Cross Collateralization Agreement between Dupont Borrower and Lender

7. Post Closing Letter executed by Dupont Borrower

8. Escrow Agreement executed by Dupont Borrower and Lender

9. Hedge Agreement between Dupont Borrower and Lender

SCHEDULE 4.1.48

(Condominium Properties)

1.                                       Archstone Fox Plaza, 1390 Market Street, San Francisco, California

SCHEDULE 4.1.49

(List of Mezzanine A Loan Documents)

1. Mezzanine A Promissory Note made by the entities set forth on Schedule 2 (together, the “Borrower”), as borrower in favor of Lehman Brothers Holdings Inc.; Bank of America, N.A.; Barclays Capital Real Estate Finance Inc. (together, the “Lender”), as lender, in the original principal amount of $71,939,553.23

2. Mezzanine A Loan Agreement between Borrower and Lender

3. Mezzanine A Pledge and Security Agreement between Borrower and Lender

4. Mezzanine A Guaranty of Recourse Obligations executed by Tishman Speyer Archstone-Smith Multifamily Holdings I, L.P. (“Guarantor”)

5. Mezzanine A Environmental Indemnity Agreement executed by Borrower

6. Mezzanine A Assignment of Interest Rate Cap Agreement and Security Agreement between Borrower and Lender

SCHEDULE 5.1.20

(Capital Improvements)

None

SCHEDULE 5.2.10(c)(vii)

Bank Loan Pledged Interests

All entities that have pledged their assets as collateral for the Bank Loan pursuant to the Bank Loan Documents.